As filed with the Securities and Exchange Commission on April 21, 2022.
Registration No. 333-262283

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.
2
TO
FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CIPHER MINING INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	7374	85-1614529
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1 Vanderbilt Avenue, Floor 54, Suite C
New York, New York 10017
Tel.: (332) 262-2300
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

William Iwaschuk
Chief Legal Officer
Cipher Mining Inc.
1 Vanderbilt Avenue, Floor 54, Suite C
New York, New York 10017
United States of America
Tel.: (332) 262-2300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
David Stewart
Ryan Maierson
Latham & Watkins LLP
99 Bishopsgate
London EC2M 3XF
United Kingdom
+44-20-7710-3098

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule
12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

	☐	Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
The original registration statement (the “Existing Registration Statement”) of Cipher Mining Inc. on Form S-1 (File No. 333-262283), initially filed on January 21, 2022 and declared effective by the Securities and Exchange Commission (the “SEC”) on January 28, 2022, to which this Registration Statement is a Post-Effective Amendment No. 2 (this “Registration Statement”), covered (A) the offer and sale from time to time of up to 26,825,705 shares of common stock, par value $0.001 per share (“common stock”) by certain of the selling securityholders named in the prospectus (the “Selling Securityholders”), consisting of (i) up to 17,075,205 shares of common stock (the “PIPE Shares”) issued in a private placement in connection with the consummation of the Business Combination (as defined below) pursuant to subscription agreements entered into on March 4, 2021; (ii) up to 1,525,000 shares of common stock (the “Initial Stockholder Shares”) issued in connection with the consummation of the Business Combination, in exchange for shares of GWAC common stock, par value $0.001 per share (the “GWAC common stock”) originally issued in a private placement to certain Initial Stockholders (as defined below); (iii) up to 757,500 shares of common stock issued in connection with the Business Combination, in exchange for GWAC common stock issued in a private placement to I-B Good Works, LLC (the “Sponsor”); (iv) up to 562,500 shares of common stock issued in connection with the consummation of the Business Combination, in exchange for GWAC common stock issued in a private placement to GW Sponsor 2, LLC; (v) up to 563,500 shares of common stock issued in connection with the consummation of the Business Combination, in exchange for GWAC common stock issued in a private placement to the Anchor Investors (as defined below); (vi) 6,000,000 shares of common stock issued to Bitfury Holding B.V. as an affiliate of Bitfury Top HoldCo pursuant to the Bitfury Private Placement (as defined below); (vii) up to 228,000 shares of common stock issued in connection with the consummation of the Business Combination, in exchange for GWAC common stock originally issued upon separation of the GWAC Private Placement Units issued in a private placement simultaneously with the closing of GWAC’s public offering (the “Private Placement Shares”) and (viii) up to 114,000 shares of common stock issuable upon the exercise of Private Placement Warrants (as defined below); and (B) the offer and sale from time to time by the Selling Securityholders of an aggregate of up to 114,000 private placement warrants (the “Private Placement Warrants”) originally issued in a private placement in connection with the GWAC IPO (as defined below) at an exercise price of $11.50 per share of common stock. In addition, the Existing Registration Statement covered the offer and sale of (i) up to 8,500,000 shares of common stock that are issuable by us upon the exercise of 8,500,000 Public Warrants that were previously registered and (ii) up to 114,000 shares of common stock that are issuable by us upon the exercise of 114,000 Private Placement Warrants.
This Post-Effective Amendment No. 2 to the Existing Registration Statement contains an updated prospectus relating to the offering and sale of (i) the shares of outstanding common stock covered by the Existing Registration Statement, (ii) the shares of common stock remaining available for issuance under the Existing Registration Statement (including upon exercise of the Public Warrants and/or Private Placement Warrants) and (iii) the Private Placement Warrants. This Registration Statement amends and restates the information contained in the Existing Registration Statement (and all amendments thereto) under the headings contained herein.
All filing fees payable in connection with the registration of the shares of common stock and the Private Placement Warrants covered by this Registration Statement were paid by the Registrant at the time of the initial filing of the Existing Registration Statement. No additional securities are registered hereby.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED APRIL 21, 2022
PROSPECTUS

Cipher Mining Inc.
13,742,842 Shares of Common Stock
8,614,000 Shares of Common Stock Underlying Warrants
85,500 Private Placement Warrants to Purchase Shares of Common Stock

This prospectus relates to (A) the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to 13,742,842 shares of common stock, par value $0.001 per share (“common stock”), consisting of (i) up to 4,106,342 shares of common stock (the “PIPE Shares”) issued in a private placement in connection with the consummation of the Business Combination pursuant to subscription agreements entered into on March 4, 2021 (the “PIPE Financing”); (ii) up to 1,525,000 shares of common stock (the “Initial Stockholder Shares”) issued in connection with the consummation of the Business Combination, in exchange for shares of GWAC common stock, par value $0.001 per share (the “GWAC common stock”) originally issued in a private placement to certain Initial Stockholders (as defined below); (iii) up to 757,500 shares of common stock issued in connection with the Business Combination, in exchange for GWAC common stock issued in a private placement to
I-B
Good Works, LLC (the “Sponsor”); (iv) up to 562,500 shares of common stock issued in connection with the consummation of the Business Combination, in exchange for GWAC common stock issued in a private placement to GW Sponsor 2, LLC; (v) up to 563,500 shares of common stock issued in connection with the consummation of the Business Combination, in exchange for GWAC common stock issued in a private placement to the Anchor Investors (as defined below); (vi) 6,000,000 shares of common stock issued to Bitfury Holding B.V. as an affiliate of Bitfury Top HoldCo pursuant to the Bitfury Private Placement (as defined below); and (vii) up to 228,000 shares of common stock issued in connection with the consummation of the Business Combination, in exchange for GWAC common stock originally issued upon separation of the GWAC Private Placement Units issued in a private placement simultaneously with the closing of GWAC’s public offering (the “Private Placement Shares”); (B) the offer and sale from time to time by the Selling Securityholders of an aggregate of up to 85,500 private placement warrants (the “Private Placement Warrants”) originally issued in a private placement in connection with the GWAC IPO (as defined below) at an exercise price of $11.50 per share of common stock.
In addition, this prospectus relates to the offer and sale of (i) up to 8,500,000 shares of common stock that are issuable by us upon the exercise of 8,500,000 Public Warrants that were previously registered and (ii) up to 114,000 shares of common stock that are issuable by us upon the exercise of 114,000 Private Placement Warrants.
On August 27, 2021, we consummated the merger contemplated by that certain Agreement and Plan of Merger, dated as of March 4, 2021 (the “Merger Agreement”), by and among Good Works Acquisition Corp., a Delaware corporation (“GWAC” or “Good Works” and, upon consummation of the Business Combination described below, “Cipher Mining Inc.”), Currency Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of GWAC (“Merger Sub”), and Cipher Mining Technologies Inc., a Delaware corporation (“Cipher”), whereby Merger Sub merged with and into Cipher, the separate corporate existence of Merger Sub ceasing and Cipher being the surviving corporation and a wholly owned subsidiary of Cipher Mining Inc. (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”).

The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of our common stock or warrants, except with respect to amounts received by us upon the exercise of the warrants for cash. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our common stock or warrants. See “
Plan of Distribution
” beginning on page 120 of this prospectus.
Our common stock and public warrants are listed on the Nasdaq Global Select Market (the “Nasdaq”) under the symbols “CIFR” and “CIFRW,” respectively. On April 20, 2022, the last reported sales price of our common stock was $3.33 per share and the last reported sales price of our public warrants was $0.67 per warrant.
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and, as such, have elected to comply with certain reduced disclosure and regulatory requirements.

Investing in our securities involves risks. See the section entitled “
Risk Factors
” beginning on page 12 of this prospectus to read about factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 21, 2022

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form
S-1
that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell or otherwise distribute the securities offered by them as described in the section titled “
Plan of Distribution
” in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of common stock issuable upon the exercise of any warrants. We will receive proceeds from any exercise of the warrants for cash.
Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “
Where You Can Find More Information
.”
Unless the context otherwise requires, references in this prospectus to the “Company,” “Cipher,” “we,” “us” or “our” refers to Cipher Mining Technologies, Inc., prior to the consummation of the Business Combination (the “Closing” and, such date of the consummation of the Business Combination, the “Closing Date”) and to Cipher Mining Inc. and its consolidated subsidiaries following the Business Combination. References to “GWAC” or “Good Works” refer to our predecessor company prior to the consummation of the Business Combination.

SELECTED DEFINITIONS
Unless otherwise stated in this prospectus or the context otherwise requires, references to:

•
“Alborz LLC Agreement” are to the amended and restated limited liability company agreement of Alborz LLC, dated January 28, 2022, by and among Cipher Mining Technologies Inc. and Alborz Interests DC LLC (a subsidiary of WindHQ LLC);

•
“Amended and Restated Bitfury Subscription Agreement” are to that certain subscription agreement, dated as of March 4, 2021, as amended and restated in its entirety on July 8, 2021 and as subsequently amended and restated in its entirety on August 27, 2021, by and among Bitfury Top HoldCo and GWAC;

•	“Anchor Investors” are to certain funds and accounts managed by Magnetar Financial LLC, Mint Tower Capital Management B.V., Peridian Fund, L.P., and Polar Multi-Strategy Master Fund;

•	“Bitfury Group” are to Bitfury Top HoldCo and its subsidiaries;

•	“Bitfury Holding” are to Bitfury Holding B.V., a subsidiary of Bitfury Top HoldCo;

•
“Bitfury Private Placement” are to the private placement pursuant to which GWAC entered into the Amended and Restated Bitfury Subscription Agreement with Bitfury Top HoldCo pursuant to which Bitfury Top HoldCo agreed to subscribe for and purchase, and Good Works agreed to issue and sell to Bitfury Top HoldCo (or an affiliate of Bitfury Top HoldCo), an aggregate of 6,000,000 shares of our common stock at a purchase price of $10.00 per share for an aggregate of cash and/or forgiveness of outstanding indebtedness owed by Cipher to Bitfury Top HoldCo (or an affiliate of Bitfury Top HoldCo) of $60,000,000;

•	“Bitfury Top HoldCo” are to Bitfury Top HoldCo B.V., the holder of 100% of the shares of Cipher Common Stock prior to the Business Combination;

•	“Board” are to our board of directors;

•	“Business Combination” are to the Merger and other transactions contemplated by the Merger Agreement, collectively, including the PIPE Financing and the Bitfury Private Placement;

•	“Bylaws” are to the Amended and Restated Bylaws of Cipher Mining Inc., adopted on August 27, 2021;

•	“Certificate of Incorporation” are to the Second Amended and Restated Certificate of Incorporation of Cipher Mining Inc., as filed with the Delaware Secretary of State on August 27, 2021;

•
“Cipher” are to the Cipher Mining Technologies Inc, a Delaware corporation, prior to the consummation of the Business Combination and to Cipher Mining Inc. and its consolidated subsidiaries following the Business Combination;

•	“Cipher Common Stock” are to the shares of common stock, par value $0.001 per share, of Cipher;

•	“Closing” are to the closing of the Business Combination;

•	“Closing Date” are to August 27, 2021;

•	“Code” are to the Internal Revenue Code of 1986, as amended;

•	“Company Support Agreement” are to that certain support agreement, dated as of March 4, 2021, by and among GWAC, Cipher and Bitfury Top HoldCo;

•	“COVID-19” are to the novel coronavirus, SARS-CoV-2 or COVID-19 or any mutation of the same, including any resulting epidemics, pandemics, disease outbreaks or public health emergencies;

•	“DGCL” are to the Delaware General Corporation Law, as amended; “Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•	“Exchange Ratio” are to the ratio of 400,000 shares of our common stock for each 1 share of Cipher Common Stock;

•	“Effective Time” are to the effective time of the Merger;

•	“Governing Documents” are to the Certificate of Incorporation and the Bylaws;

•	“GWAC” are to Good Works Acquisition Corp., a Delaware corporation;

•	“GWAC common stock” are to GWAC’s common stock, par value $0.001 per share prior to consummation of the Transactions;

•
“GWAC Founder Shares” are to the 4,478,000 shares of GWAC common stock held by the Sponsor, GWAC Sponsor 2, LLC, the Anchor Investors, GWAC’s officers and directors, and certain other GWAC stockholders (collectively, the “Founders”);

•	“GWAC’s IPO” are to the initial public offering by GWAC which closed on October 19, 2020;

•	“GWAC Private Placement Shares” are to the 228,000 private placement shares of GWAC underlying 228,000 of GWAC Private Placement Units;

•
“GWAC Private Placement Units” are to the 228,000 units that were issued in a private placement at a price of $10.00 per unit to certain funds and accounts managed by the Anchor Investors, simultaneously with the closing of the GWAC’s IPO; each unit consists of one GWAC Private Placement Share and one-half
of one Warrant;

•
“GWAC Support Agreement” are to that certain support agreement, entered into on March 4, 2021, as amended and restated in its entirety on May 12, 2021, by and among GWAC, the Sponsor, GW Sponsor 2, LLC, Magnetar Financial LLC, Mint Tower Capital Management B.V., Peridian Fund, L.P., Polar Multi-Strategy Master Fund, and Cipher;

•	“Incentive Award Plan” are to the Cipher Mining Inc. 2021 Incentive Award Plan;

•
“Initial Stockholder Shares” are to 775,000 shares of our common stock owned by the Initial Stockholders and 800,000 shares of our common stock, which certain Initial Stockholders donated to non-profit
organizations listed as the Selling Securityholders in this prospectus;

•	“Initial Stockholders” are to GWAC’s former officers and directors, namely Cary Grossman, Fred Zeidman, Douglas Wurth, David Pauker, John J. Lendrum III, Paul Fratamico and Tahira Rehmatullah;

•	“Master Services and Supply Agreement” or the “MSSA” are to the master services and supply agreement to entered into at Closing by Cipher and Bitfury Top HoldCo;

•
“Merger” are to the merger of Merger Sub with and into Cipher pursuant to the Merger Agreement, with Cipher as the surviving company in the Merger and, after giving effect to such Merger, Cipher becoming a wholly-owned subsidiary of GWAC;

•	“Merger Agreement” are to that certain Agreement and Plan of Merger, dated as of March 4, 2021, by and among GWAC, Cipher and Merger Sub;

•	“Merger Sub” are to Currency Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of GWAC;

•
“PIPE Financing” are to the private placement pursuant to which GWAC entered into the PIPE Subscription Agreements (containing commitments to funding that are subject only to conditions that generally align with the conditions set forth in the Merger Agreement) with certain investors whereby such investors purchased an aggregate of 32,235,000 shares of our common stock at a purchase price of $10.00 per share for an aggregate commitment of $322,350,000;

•	“PIPE Investors” are to the investors who participated in the PIPE Financing and entered into the PIPE Subscription Agreements;

•	“PIPE Subscription Agreements” are to the subscription agreements entered into by and between GWAC and each of the PIPE Investors in connection with the PIPE Financing;

•	“Private Placement Shareholders” are to the holders of the GWAC Private Placement Shares;

•
“Private Placement Warrants” means the currently outstanding 114,000 private placement warrants to purchase our common stock that were issued to the Anchor Investors as part of GWAC’s IPO, which are substantially identical to the Public Warrants, subject to certain limited exceptions;

•	“Public Warrants” are to the currently outstanding 8,500,000 redeemable warrants to purchase our common stock that were issued in GWAC’s IPO;

•
“Registration Rights Agreement” are to that certain registration rights agreement, dated as of August 26, 2021, by and among GWAC, Cipher, the Sponsor, Bitfury Top HoldCo and the other parties thereto;

•	“SEC” are to the United States Securities and Exchange Commission;

•	“Sponsor” are to I-B Good Works LLC, a Delaware limited liability company;

•	“Stockholder Restrictive Covenant Agreement” are to that certain restrictive covenant agreement, dated as of March 4, 2021, by and among Bitfury Top HoldCo and GWAC;

•
“Transaction Agreements” are to the Merger Agreement, the GWAC Support Agreement, the Company Support Agreement, the Registration Rights Agreement, the PIPE Subscription Agreements, each Letter of Transmittal, the Proposed Certificate of Incorporation, the Proposed Bylaws, and all the other agreements, documents, instruments and certificates entered into in connection herewith and/or therewith and any and all exhibits and schedules thereto;

•	“Transactions” are to, collectively, the Business Combination and the other transactions contemplated by the Merger Agreement;

•	“transfer agent” are to Continental Stock Transfer & Trust Company;

•	“Trust Account” are to the trust account of GWAC that holds the proceeds from the GWAC’s IPO, governed by the Trust Agreement;

•
“Trust Agreement” are to the investment management trust agreement, dated October 19, 2020, by and between GWAC and Continental Stock Transfer & Trust Company, as trustee, entered into in connection with the GWAC’s IPO;

•	“warrants” are to the Public Warrants and the Private Placement Warrants; and

•
“Warrant Agreement” means the warrant agreement, dated October 19, 2020, between GWAC and Continental Stock Transfer & Trust Company, as warrant agent, which sets forth the expiration and exercise price of and procedure for exercising the Warrants.

MARKET AND INDUSTRY DATA
This prospectus includes estimates regarding market and industry data and forecasts, which are based on publicly available information, industry publications and surveys, reports from government agencies, reports by market research firms or other independent sources and our own estimates based on our management’s knowledge of, and experience in, the market sectors in which we compete.
Certain monetary amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables or charts may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our planned buildout of cryptocurrency mining sites;

•	our ability to raise financing in the future;

•	our financial and business performance following the Business Combination;

•	our commercial partnerships and supply agreements;

•	the ability to maintain the listing of our common stock and warrants on Nasdaq, and the potential liquidity and trading of such securities;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	the effects of competition and regulation on our business;

•	the effects of price fluctuations in the wholesale and retail power markets;

•	the effects of global economic, business or political conditions, such as the global coronavirus (“COVID-19”) pandemic and the disruption caused by various countermeasures to reduce its spread;

•	the value and volatility of Bitcoin and other cryptocurrencies; and

•	other factors detailed under the section entitled “ Risk Factors .”
The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “
Risk Factors
.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

PROSPECTUS SUMMARY
The following summary highlights information contained in greater details elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our common stock or warrants. You should carefully consider, among other things, our financial statements and related notes and the sections titled “
Risk Factors
” and “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
” included elsewhere in this prospectus.
Company Overview
We are an emerging technology company that operates in the Bitcoin mining ecosystem in the United States. Specifically, we are developing and growing a cryptocurrency mining business, specializing in Bitcoin. Our key mission is to become a leading Bitcoin mining company in the United States.
We were established by the Bitfury Group, a global full-service blockchain and technology specialist and one of the leading private infrastructure providers in the blockchain ecosystem. On August 27, 2021, we consummated the Business Combination with Good Works. As a stand-alone, U.S.-based cryptocurrency mining business, specializing in Bitcoin, we have begun our buildout of cryptocurrency mining sites the United States. We began deployment of capacity in the first quarter of 2022, with mining operations beginning at one site in February 2022.
In connection with our planned buildout, we entered into the Standard Power Hosting Agreement, the WindHQ Joint Venture Agreement and the Luminant Power Agreement, all of which, together, are expected to cover at least four sites where we expect to begin our buildout, see “
Business—Material Agreements
” and “
Business—Our Planned Cryptocurrency Operations—Operational Buildout Plan
.” Pursuant to these agreements, we expect to have access, for at least five years, to an average cost of electricity of approximately 2.7 c/kWh. We expect that this will help competitively position us to achieve our goal of becoming a leading Bitcoin mining operator in the United States.
We expect that in the near-term the substantial majority of our capital expenditures will be devoted to the buildout of our mining sites and the acquisition of mining hardware. In August 2021, we entered into an agreement with Bitmain to purchase 27,000 Antminer S19j Pro (100 TH/s) miners, which are expected to be delivered in nine batches on a monthly basis between January 2022 and September 2022. In September 2021, we also entered into a framework agreement with SuperAcme to purchase 60,000 MicroBT M30S, M30S+ and M30S++ miners, which are expected to be delivered in six batches on a monthly basis between July 2022 and year-end 2022. For further details on these and other agreements, see “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
—
Contractual Obligations and Other Commitments
.”
We aim to deploy the computing power that we will create to mine Bitcoin and validate transactions on the Bitcoin network. We believe that Cipher will become an important player in the Bitcoin network due to our planned large-scale operations, best-in-class technology, market-leading power and hosting arrangements and a seasoned, dedicated senior management team.
As of April 15, 2022, Bitfury Top HoldCo (together with Bitfury Holding) beneficially owned approximately 82.1% of our common stock with sole voting and sole dispositive power over those shares and, as a result, Bitfury Top HoldCo has the power to elect all of our directors and we are a “controlled company” under the Nasdaq Stock Exchange (“Nasdaq”) corporate governance standards. For additional information, see “
Risk Factors—Risks Related to our Common Stock and Warrants—We are a ‘controlled company’ within the meaning of Nasdaq listing rules and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies
.”

Corporate Information
We were incorporated on June 24, 2020 as a special purpose acquisition company and a Delaware corporation under the name Good Works Acquisition Corp. On October 22, 2020, GWAC completed its initial public offering. On August 27, 2021, GWAC consummated the Business Combination with Cipher pursuant to the Merger Agreement. In connection with the Business Combination, GWAC changed its name to Cipher Mining Inc. Our address is 1 Vanderbilt Avenue, Floor 54, Suite C, New York, New York 10017. Our telephone number is (332) 262-2300. Our website address is
https://investors.ciphermining.com
. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.
Recent Developments
On April 8, 2022, we entered into a waiver agreement with Bitfury Top HoldCo (the “Waiver Agreement”), pursuant to which we waived certain restrictions on transfer of our common stock under (a) that certain Lock-up Agreement, dated as of August 26, 2021, by and between GWAC and Bitfury Top HoldCo and (b) those certain Lock-up Agreements, dated as of August 26, 2021, by and between GWAC and each of (i) I-B Goodworks, LLC, (ii) Magnetar Financial LLC, (iii) Mint Tower Capital Management B.V., (iv) Periscope Capital, Inc. and (v) Polar Asset Management Partners Inc., respectively (the stockholders contemplated by clauses (a)-(b), the “Stockholders”) imposing similar restrictions on the Stockholders (collectively, the “Lock-up Agreements” and each a “Lock-up Agreement”).
The Waiver Agreement was negotiated and approved by an independent committee of our Board. The Waiver Agreement permits each Stockholder to pledge or otherwise hypothecate the Lock-up Shares (as defined in the Lock-Up Agreements) held by such Stockholder as of the date of the Waiver Agreement (the shares that are actually pledged or otherwise hypothecated, the “Pledged Shares”) as collateral or security in connection with any loan meeting certain criteria set forth in the Waiver Agreement and (ii) transfer the Pledged Shares upon foreclosure by such pledgee in accordance with the terms of the applicable pledge or hypothecation; provided that such waiver will only apply and be effective if certain conditions specified in the Waiver Agreement are satisfied or waived. Additionally, effective as of the date of consummation of any pledge or hypothecation, and solely in regard to any pledged shares, the Lock-Up Period, as defined in the applicable Lock-up Agreement, shall be extended an additional three months to November 26, 2023. Furthermore, the Waiver Agreement provides for a cancellation of 2,890,173 shares of our common stock held by Bitfury Top HoldCo and subject to the Lock-up Agreements as consideration for the $10,000,000 deposit paid by the Company for Bitfury Top HoldCo mining rigs under our agreement dated October 11, 2021, for which no order confirmation was made, as further discussed in “
Management’s Discussion and Analysis of Financial Condition and Results of Operation —Contractual Obligations and Other Commitments
.”
On April 8, 2022, we also entered into an Observer Agreement (the “Board Observer Agreement”) with Bitfury Holding and Bitfury Top HoldCo (together with Bitfury Holding, the “Investors”), which provides that the Investors have the right to designate a representative to serve as an observer of our Board and any committees thereof (subject to exceptions and limitations specified in the Board Observer Agreement). The Board Observer Agreement was negotiated and approved by an independent committee of our Board.

Summary Risk Factors
Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “
Risk Factors
” immediately following this prospectus summary, that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business. In particular, the following considerations, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of shares of our common stock or warrants and result in a loss of all or a portion of your investment:

•	Our business and the markets in which we plan to operate are new and rapidly evolving, which makes it difficult to evaluate our future prospects and the risks and challenges we may encounter.

•	We will need to raise additional capital, which may not be available on terms acceptable to us, or at all.

•	Our operating results may fluctuate due to the highly volatile nature of cryptocurrencies in general and, specifically, Bitcoin.

•	If we fail to timely complete the planned construction of our sites and commence operations, it could have a material adverse effect on our business.

•
If we are unable to successfully maintain our power and hosting arrangements or secure the sites for our data centers, on acceptable terms or at all, or if we must otherwise relocate to replacement sites, our operations may be disrupted, and our business results may suffer.

•
We depend on third parties to provide us with certain critical equipment and may rely on components and raw materials that may be subject to price fluctuations or shortages, including ASIC chips that have been subject to an ongoing significant shortage and high innovation pace.

•	We are exposed to risks related to disruptions or other failures in the supply chain for cryptocurrency hardware and difficulties in obtaining new hardware.

•
Bitcoin mining activities are energy-intensive, which may restrict the geographic locations of miners and may have a negative environmental impact. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations, such as ours, or even fully or partially ban mining operations.

•
We operate in a highly competitive industry and we compete against companies that operate in less regulated environments as well as companies with greater financial and other resources, and our business, operating results, and financial condition may be adversely affected if we are unable to respond to our competitors effectively.

•
Our business is subject to the impact of global market, economic and political conditions that are beyond our control and that could significantly impact our business and make our financial results more volatile.

•
We are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine. Our business, financial condition and results of operations may be materially adversely affected by any negative impact on the global economy and capital markets resulting from the conflict in Ukraine or any other geopolitical tensions.

•	The global COVID-19 pandemic and the disruption caused by various countermeasures to reduce its spread, could adversely affect our business, prospects, financial condition, and operating results.

•	We may be affected by price fluctuations in the wholesale and retail power markets.

•
We will be vulnerable to severe weather conditions and natural disasters, including severe heat, winter weather events, earthquakes, fires, floods, hurricanes, as well as power outages and other industrial incidents, which could severely disrupt the normal operation of our business and adversely affect our results of operations.

•	The properties in our mining network may experience damages, including damages that are not covered by insurance.
Emerging Growth Company
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding
advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) December 31, 2025, the last day of the fiscal year following the fifth anniversary of the date of the first sale of the initial public offering by GWAC, which closed on October 19, 2020 (“GWAC’s IPO”), (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates
exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible
debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

THE OFFERING
This prospectus relates to the resale of up to 13,742,842 shares of common stock, par value $0.001 per share (“common stock”) by certain of the selling securityholders named in this prospectus, consisting of (i) up to 4,106,342 shares of common stock (the “PIPE Shares”) issued in a private placement in connection with the consummation of the Business Combination pursuant to subscription agreements entered into on March 4, 2021 (the “PIPE Financing”); (ii) up to 1,525,000 shares of common stock (the “Initial Stockholder Shares”) issued in connection with the consummation of the Business Combination, in exchange for shares of GWAC common stock, par value $0.001 per share (the “GWAC common stock”) originally issued in a private placement to certain Initial Stockholders (as defined below); (iii) up to 757,500 shares of common stock issued in connection with the Business Combination, in exchange for GWAC common stock issued in a private placement to I-B Good Works, LLC (the “Sponsor”); (iv) up to 562,500 shares of common stock issued in connection with the consummation of the Business Combination, in exchange for GWAC common stock issued in a private placement to GW Sponsor 2, LLC; (v) up to 563,500 shares of common stock issued in connection with the consummation of the Business Combination, in exchange for GWAC common stock issued in a private placement to the Anchor Investors (as defined below); (vi) 6,000,000 shares of common stock issued to Bitfury Holding B.V. as an affiliate of Bitfury Top HoldCo pursuant to the Bitfury Private Placement (as defined below) and (vii) up to 228,000 shares of common stock issued in connection with the consummation of the Business Combination, in exchange for GWAC common stock originally issued upon separation of the GWAC Private Placement Units issued in a private placement simultaneously with the closing of GWAC’s public offering (the “Private Placement Shares”), (B) the resale by certain of the selling securityholders of an aggregate of up to 85,500 private placement warrants (the “Private Placement Warrants”) originally issued in a private placement in connection with the GWAC IPO (as defined below) at an exercise price of $11.50 per share of common stock, and (C) the issuance by us and resale of (i) up to 8,500,000 shares of common stock upon the exercise of 8,500,000 Public Warrants that were previously registered and (ii) up to 114,000 shares of common stock upon the exercise of 114,000 Private Placement Warrants.

RISK FACTORS
Investing in our securities involves risks. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes, before deciding whether to purchase any of our securities. Our business, results of operations, financial condition, and prospects could also be harmed by risks and uncertainties that are not presently known to us or that we currently believe are not material. If any of these risks actually occur, our business, results of operations, financial condition, and prospects could be materially and adversely affected.
Unless the context otherwise requires, references in this prospectus to the “Company,” “Cipher,” “we,” “us” or “our” refers to Cipher Mining Technologies, Inc., prior to the consummation of the Business Combination and to Cipher Mining Inc. and its consolidated subsidiaries following the Business Combination.
Risks Related to Our Business, Industry and Operations
Our business and the markets in which we plan to operate are new and rapidly evolving, which makes it difficult to evaluate our future prospects and the risks and challenges we may encounter.
Our business and the markets in which we plan to operate are new and rapidly evolving, which makes it difficult to evaluate and assess our future prospects and the risks and challenges that we may encounter. These risks and challenges include, among others, our ability to:

•	implement our business model in a timely manner, in particular our ability to set up our planned cryptocurrency mining facilities in Texas;

•	establish and maintain our commercial and supply partnerships, including our power and hosting arrangements as well as our arrangements for the supply of mining equipment;

•	react to challenges from existing and new competitors;

•	comply with existing and new laws and regulations applicable to our business and in our industry; and

•	anticipate and respond to macroeconomic changes, and industry benchmarks and changes in the markets in which we plan to operate.
Our strategy may not be successful, and we may never become profitable. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. If the risks and uncertainties that we plan for when building out and operating our business are incorrect or change, or if we fail to manage these risks successfully, our results of operations could differ materially from our expectations and our business, prospects, financial condition and operating results could be adversely affected.
We will need to raise additional capital, which may not be available on terms acceptable to us, or at all.
We are in the process of an active operational buildout and anticipate that we will need additional capital to implement our planned operational buildout, potentially including the planned buildout of our mining sites in 2022. During the eleven months ended December 31, 2021, we paid approximately $114.9 million as deposits on equipment, primarily for miners, and have significant future commitments related to these deposits, for which we will need additional capital in order to meet these commitments in accordance with the existing contractual terms. For further details, see “
Business—Our Planned Cryptocurrency Operations—Operational Buildout Plan
” and “
Management’s Discussion and Analysis of Financial Condition and Results of Operations —Liquidity and Capital Resources
.”
If we are unable to obtain adequate debt or equity financing for our planned buildout, we may be required to delay or change our buildout plan, which may adversely affect our business. From time to time, we may also require additional capital to respond to technological advancements, competitive dynamics or technologies, customer demands, business opportunities, challenges, acquisitions or unforeseen circumstances. Accordingly, we may determine to engage in equity or debt financings or enter into credit facilities for the above-mentioned or other reasons. We may not be able to timely secure additional debt or equity financing on favorable terms, or at all. Our ability to obtain additional funds may also be affected by economic uncertainly and any disruptions in credit or capital markets as a result of geopolitical instability, see “
—We are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine. Our business, financial condition and results of operations may be materially adversely affected by any negative impact on the global economy and capital markets resulting from the conflict in Ukraine or any other geopolitical tensions
.”
Furthermore, if we raise additional funds through equity financing, our existing stockholders could experience significant dilution. Any debt financing obtained by us in the future could also involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities.
If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to grow or support our business and to respond to business challenges could be significantly limited and it could have a material adverse effect on our business, prospects, financial condition, and operating results.
Our operating results may fluctuate due to the highly volatile nature of cryptocurrencies in general and, specifically, Bitcoin.
All of our sources of revenue will be dependent on cryptocurrencies and, specifically, Bitcoin and the broader blockchain and Bitcoin mining ecosystem. Bitcoin prices depend on numerous market factors beyond our control and, accordingly, some underlying Bitcoin price assumptions relied on by us may materially change and actual Bitcoin prices may differ materially from those expected. For instance, the introduction of cryptocurrencies backed by central banks, known as “CBDCs,” could significantly reduce the demand for Bitcoin. Due to the highly volatile nature of the price of Bitcoin, our operating results may fluctuate significantly from period to period in accordance with market sentiments and movements in the broader cryptocurrency ecosystem. In particular, our operating results may fluctuate as a result of a variety of factors, many of which are unpredictable and in certain instances are outside of our control, including:

•	market conditions across the broader blockchain ecosystem;

•	investment and trading activities of highly active retail and institutional investors, cryptocurrency users, speculators and miners;

•	financial strength of market participants;

•	developments and innovations in cryptocurrency mining equipment, including ASIC chip designs;

•	changes in consumer preferences and perceived value of digital assets, including due to evolving cryptographic algorithms and emerging trends in the technology securing blockchains;

•	publicity and events relating to the blockchain ecosystem, including public perception of the impact of the blockchain ecosystem on the environment and geopolitical developments;

•
the correlation between the prices of digital assets, including the potential that a crash in one digital asset or widespread defaults on one digital asset exchange or trading venue may cause a crash in the price of other digital assets, or a series of defaults by counterparties on digital asset exchanges or trading venues;

•	fees and speed associated with processing Bitcoin transactions;

•	level of interest rates and inflation;

•
changes in the legislative or regulatory environment, or actions by governments or regulators that impact monetary policies, fiat currency devaluations, trade restrictions, the digital assets industry generally, or mining operations specifically;

•	difficulty obtaining hardware and related installation costs;

•	access to cost-effective sources of electrical power;

•	adverse legal proceedings or regulatory enforcement actions, judgments, settlements, or other legal proceeding and enforcement-related costs;

•	increases in operating expenses that we expect to incur to build-up and expand our operations and to remain competitive;

•	system failure or outages, including with respect to our mining hardware, power supply and third-party networks;

•	breaches of security or data privacy;

•	loss of trust in the network due to a latent fault in the Bitcoin network;

•	our ability to attract and retain talent;

•	our ability to hedge risks related to our ownership of digital assets;

•	the introduction of new digital assets, leading to a decreased adoption of Bitcoin; and

•	our ability to compete with our existing and new competitors.
As a result of these factors, it may be difficult for us to forecast growth trends accurately and our business and future prospects are difficult to evaluate, particularly in the short term. In view of the rapidly evolving nature of our business and the Bitcoin mining ecosystem, period-to-period
comparisons of our operating results may not be meaningful, and you should not rely upon them as an indication of future performance. Quarterly and annual expenses reflected in our financial statements may be significantly different from historical or projected rates, and our operating results in one or more future quarters may fall below the expectations of securities analysts and investors.
If we are unable to successfully maintain our power and hosting arrangements or secure the sites for our data centers, on acceptable terms or at all, or if we must otherwise relocate to replacement sites, our operations may be disrupted, and our business results may suffer.
As part of our strategy, we plan to set up and begin operations at several sites in the United States. We began deployment of capacity in the first quarter of 2022, with mining operations beginning at one site in February 2022. For further details on our planned buildout, see “
Business—Our Planned Cryptocurrency Operations—Operational Buildout Plan
.” We entered into definitive power and hosting arrangements with Standard Power, WindHQ and Luminant, which intend to cover our sites referenced above. For further details, see “
Business—Material Agreements—Power Arrangements and Hosting Arrangements
.” Furthermore, although these definitive agreements include provisions allowing us to secure the sites for our data centers, actually securing these sites on terms acceptable to us may not occur within our timing expectations or at all. Securing the sites for our data centers may also be subject to various governmental approvals and require entry into ancillary agreements. Our inability to secure the sites for our data centers could adversely impact the anticipated timing of our buildout. Additionally, we may need to secure interconnection agreements as part of securing the sites for our data centers. Even if we are successful in negotiating and maintaining interconnection agreements for the relevant data centers, our operations still remain subject to risks related to the availability of electricity and deployment of the required electrical infrastructure as per these interconnection agreements. For further details, see “
—
Bitcoin mining activities are energy-intensive, which may restrict the geographic locations of miners and have a negative environmental impact. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations, such as ours, or even fully or partially ban mining operations
.”

If we are forced to locate alternative sites, we may not be successful in identifying adequate replacement sites to house our miners. Even if we identify such sites, we may not be successful in leasing the necessary facilities at rates that are economically viable to support our mining activities.
Even if we successfully secure the sites for our data centers, in the future, we may not be able to renew those on acceptable terms, in which case we would need to relocate our established mining operations. Relocating any mining operation may force us to incur the costs to transition to a new facility including, but not limited to, transportation expenses and insurance, downtime while we are unable to mine, legal fees to negotiate the new lease, de-installation
at our current facility and, ultimately, installation at any new facility we identify. These costs may be substantial, and we cannot guarantee that we will be successful in transitioning our miners to a new facility. Such circumstances could have a material adverse effect on our business, prospects, financial condition, and operating results.
We depend on third parties to provide us with certain critical equipment and rely on components and raw materials that may be subject to price fluctuations or shortages, including ASIC chips that have been subject to an ongoing significant shortage and high innovation pace.
In order to build and sustain our operations we will depend on third parties to provide us with ASIC chips and other critical components for our mining equipment, which may be subject to price fluctuations or shortages. For example, the ASIC chip is the key component of a mining machine as it determines the efficiency of the device. The production of ASIC chips typically requires highly sophisticated silicon wafers, which currently only a small number of fabrication facilities, or wafer foundries, in the world are capable of producing. We believe that the current microchip and semiconductor shortage that the entire industry is experiencing leads to price fluctuations and disruption in the supply of key miner components. Specifically, the ASIC chips have been subject to a significant price increases and shortages.
We have limited operating history and cannot order ASIC chips or other equipment or services without advance payments because ASIC chip manufacturers and suppliers typically do not guarantee reserve foundry capacity or supplies without substantial order deposits. While, as part of our buildout, we have already entered into certain arrangements for supply of miners and other equipment and services (for further details, see “
Management’s Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations and Other Commitments
”), we cannot guarantee that we or our counterparties, under these or any other future arrangements, will be able to timely place or fulfill our purchase orders to ensure sufficient supply of the required equipment at prices acceptable to us or at all. Additionally, the market for ASIC chip production is continuously undergoing active developments and high pace of innovation. For example, in February 2022, it was reported that Intel is developing a new ASIC chip designed for ultra-low-voltage and energy-efficient Bitcoin mining. Some of our competitors may enter into supply arrangements for mining equipment, which may have greater capabilities or lower costs compared to ours, which could substantially harm our competitive position and results of operations.
Furthermore, while we generally expect to fund our buildout, including our purchases of ASIC chips and other equipment and services, with the funds received in connection with the Business Combination, we anticipate that we will need additional capital to implement our buildout, see “
—We will need to raise additional capital, which may not be available on terms acceptable to us, or at all.
”
Thus, there is a risk that we will not be able to progress our buildout as planned.
Our ability to source ASIC chips and other critical components in a timely matter and at an acceptable price and quality level is critical to our operational buildout timeline and the development under our current business model. We will be exposed to the risk of disruptions or other failures in the overall global supply chain for cryptocurrency hardware. This is particularly relevant to the ASIC chip production since there is only a small number of fabrication facilities capable of such production, which increases our risk exposure to manufacturing disruptions or other supply chain failures. For further details see “
—We are exposed to risks related to disruptions or other failures in the supply chain for cryptocurrency hardware and difficulties in obtaining new hardware.
”

There is also a risk that a manufacturer or seller of ASIC chips or other necessary mining equipment may adjust the prices according to Bitcoin, other cryptocurrency prices or otherwise, so the cost of new machines could become unpredictable and extremely high. As a result, at times, we may be forced to obtain miners and other hardware at premium prices, to the extent they are even available. Such events could have a material adverse effect on our business, prospects, financial condition, and operating results.
If we fail to timely complete the planned construction of our sites and commence operations, it could have a material adverse effect on our business.
We began deployment of capacity, with mining operations beginning at one site in February 2022. For further details, see “
Business—Our Planned Cryptocurrency Operations—
Operational Buildout Plan
”. We cannot give assurances that the construction at any of our planned sites will be completed as scheduled, without cost overrun or at all. Given current lead times for new mining hardware and certain equipment, we need to commit to purchasing mining machines and equipment in advance of a site becoming fully operational, and we may not have the power capacity or finalized infrastructure to support these mining machines. A failure or material delay in our ability to develop and operate the sites in accordance with, or in excess of, expectations could have a material adverse effect on our business, prospects, financial condition and operating results. Even if the construction is completed on a timely basis, we cannot give assurances that the full commercial operations will begin as we expected due to delays in receipt and installation of mining machines or otherwise.
Delays or disruptions in the development or operation of our Texas sites could also materially and adversely affect our business, results of operations and financial condition.
We currently expect to have a concentration of sites in Texas and, consequently, expect to be particularly exposed to changes in market conditions and natural disasters in this state. Texas, through its regulatory and economic incentives, has encouraged cryptocurrency mining companies, like ours, to locate their operations in the state. As such, we may face increased competition in Texas for suitable mining sites and skilled workers. If we experience delays in construction or commencement of mining operations, supply chain disruptions (such as the global microchip and semiconductor shortage), increased costs of component parts or raw materials, increased costs or lack of skilled labor or disputes with our third party contractors or service providers, or if other unforeseen events occur, our business, financial condition and results of operations could be adversely impacted.
Bitcoin mining activities are energy-intensive, which may restrict the geographic locations of miners and have a negative environmental impact. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations, such as ours, or even fully or partially ban mining operations.
Mining Bitcoin requires large amounts of electrical power, and electricity costs are expected to account for a significant portion of our overall costs. The availability and cost of electricity will restrict the geographic locations of our mining activities. Any shortage of electricity supply or increase in electricity costs in any location where we plan to operate may negatively impact the viability and the expected economic return for Bitcoin mining activities in that location.
Further, our business model can only be successful and our mining operations can only be profitable if the costs, including electrical power costs, associated with Bitcoin mining are lower than the price of Bitcoin itself. As a result, any mining operation we establish can only be successful if we can obtain sufficient electrical power for that site on a cost-effective basis, and our establishment of new mining data centers requires us to find sites where that is the case. Even if our electrical power costs do not increase, significant fluctuations in, and any prolonged periods of, low Bitcoin prices may also cause our electrical supply to no longer be cost-effective.
We entered into separate definitive power and hosting arrangements with Standard Power, WindHQ and Luminant, which intend to cover at least four sites where we expect to begin our buildout. For further details, see “
Business—Material Agreements—Power Arrangements and Hosting Arrangements
”. If our counterparties fail to perform their obligations under these agreements, we may be forced to look for alternative power providers. There is no assurance that we will be able to find such alternative suppliers on acceptable terms in a timely manner or at all. See also “
—We are exposed to risk of nonperformance by counterparties, including our counterparties under our power and hosting arrangements.
”
Furthermore, there may be significant competition for suitable cryptocurrency mining sites. Government regulators, including local permitting officials, may also potentially restrict our ability to set up cryptocurrency mining operations in certain locations. They can also restrict the ability of electricity suppliers to provide electricity to mining operations in times of electricity shortage, or may otherwise potentially restrict or prohibit the provision of electricity to mining operations. For example, in 2018, the board of commissioners of Chelan County Public Utility District in Washington voted to stop reviewing applications for mining facilities following a review of the impact of existing operations. While we are not aware of the existence of any such restrictions in our planned mining locations, new ordinances and other regulations at the federal, state and local levels can be introduced at any time. Specifically, those can be triggered by certain adverse weather conditions or natural disasters, see “
—We will be vulnerable to severe weather conditions and natural disasters, including severe heat, winter weather events, earthquakes, fires, floods, hurricanes, as well as power outages and other industrial incidents, which could severely disrupt the normal operation of our business and adversely affect our results of operations.
”
Furthermore, as cryptocurrency mining becomes more widespread, government scrutiny related to restrictions on cryptocurrency mining facilities and their energy consumption significantly increases. The consumption of electricity by mining operators may also have a negative environmental impact, including contribution to climate change, which could set the public opinion against allowing the use of electricity for Bitcoin mining activities or create a negative consumer sentiment and perception of Bitcoin, specifically, or cryptocurrencies, generally. This, in turn, could lead to governmental measures restricting or prohibiting cryptocurrency mining or the use of electricity for Bitcoin mining activities. Any such development in the jurisdictions where we plan to operate could increase our compliance burdens and have a material adverse effect on our business, prospects, financial condition, and operating results. Government regulators in other countries may also ban or substantially limit their local cryptocurrency mining activities, which could have a material effect on our supply chains for mining equipment or services and the price of Bitcoin. For example, on September 24, 2021, the Chinese government declared that all digital currency-related business activities are illegal, effectively banning mining and trading in cryptocurrencies, such as Bitcoin. We believe that this development increases our domestic competition as many of those cryptocurrency miners or new entrants in this market are moving, or consider moving, their cryptocurrency mining operations or establishing new operations in the United States. For further details on our competition, see “
—We operate in a highly competitive industry and we compete against unregulated or less regulated companies and companies with greater financial and other resources, and our business, operating results, and financial condition may be adversely affected if we are unable to respond to our competitors effectively.
”
Additionally, our mining operations could be materially adversely affected by power outages and similar disruptions. Given the power requirements for our mining equipment, it would not be feasible to run this equipment on back-up
power generators in the event of a government restriction on electricity or a power outage. Under some of our power arrangements, our power supply could be automatically reduced or curtailed by the market regulators or grid operators in cases of certain system disruptions or emergencies. If we are unable to receive adequate power supply and are forced to reduce or shut down our operations due to the availability or cost of electrical power, it would have a material adverse effect on our business, prospects, financial condition, and operating results.
We may be affected by price fluctuations in the wholesale and retail power markets.
While the majority our power and hosting arrangements contain fixed power prices, some also contain certain price adjustment mechanisms in case of certain events. Furthermore, a portion of our power and hosting arrangements includes merchant power prices, or power prices reflecting market movements. Market prices for power, generation capacity and ancillary services, are unpredictable. Over the past year, the market prices for power have generally been increasing, driven in part by the price increases in various commodities, including natural gas. Depending upon the effectiveness of any price risk management activity undertaken by us, an increase in market prices for power, generation capacity, and ancillary services may adversely affect our business, prospects, financial condition, and operating results. Long- and short-term power prices may fluctuate substantially due to a variety of factors outside of our control, including, but not limited to:

•	increases and decreases in generation capacity;

•	changes in power transmission or fuel transportation capacity constraints or inefficiencies;

•	volatile weather conditions, particularly unusually hot or mild summers or unusually cold or warm winters;

•
technological shifts resulting in changes in the demand for power or in patterns of power usage, including the potential development of demand-side management tools, expansion and technological advancements in power storage capability and the development of new fuels or new technologies for the production or storage of power;

•	federal and state power, market and environmental regulation and legislation; and

•	changes in capacity prices and capacity markets.
If we are unable to secure power supply at prices or on terms acceptable to us, it would have a material adverse effect on our business, prospects, financial condition, and operating results.
We will be vulnerable to severe weather conditions and natural disasters, including severe heat, winter weather events, earthquakes, fires, floods, hurricanes, as well as power outages and other industrial incidents, which could severely disrupt the normal operation of our business and adversely affect our results of operations.
Our business will be subject to the risks of severe weather conditions and natural disasters, including severe heat, winter weather events, earthquakes, fires, floods, hurricanes, as well as power outages and other industrial incidents, any of which could result in system failures, power supply disruptions and other interruptions that could harm our business. We expect that a substantial portion of our business and operations will be located in Texas, thus we will be particularly vulnerable to disruptions affecting that state.
For example, in February 2021, Texas was hit with a major winter storm, which triggered power outages across the state for several days and left millions of homes, offices and factories without power. Future power outages may disrupt our business operations and adversely affect our results of operations. Furthermore, the grid damages that occurred or may occur in Texas could potentially lead to delays and increased prices in our procurement of certain equipment essential to our operations, such as switch gears, cables and transformers. This could adversely impact our anticipated buildout timing.
While the majority of our power and hosting arrangements contain fixed power prices, some portion of our power arrangements have merchant power prices, or power prices reflecting the market movements. In an event of a major power outage, such as the abovementioned power outage in Texas, the merchant power prices could be too high to make Bitcoin mining profitable. Furthermore, even the fixed-price power arrangements would still depend upon prevailing market prices to some degree. To extent the power prices increase significantly as result of severe weather conditions, natural disasters or any other causes, resulting in contract prices for power being significantly lower than current market prices, the counterparties under our power and hosting arrangements may refuse to supply power to us during that period of fluctuating prices, see “
—We are exposed to risk of nonperformance by counterparties, including our counterparties under our power and hosting arrangements
.”

From time to time, we may consider protecting against power price movements by adopting a more risk averse power procurement strategy and hedging our power purchase prices, which would translate into additional hedging costs for us.
Furthermore, events such as the aforementioned outage in Texas may lead federal, state or regional government officials to introduce new legislation and requirements on power providers that may result in, among other things, restrictions on cryptocurrency mining operations in general.
We do not plan to carry business interruption insurance sufficient to compensate us for the losses that may result from interruptions in our operations as a result of system failures. A system outage or data loss, caused by it, could have a material adverse effect on our business, prospects, financial condition, and operating results.
We are exposed to risk of nonperformance by counterparties, including our counterparties under our power and hosting arrangements.
We are exposed to risk of nonperformance by counterparties, whether contractual or otherwise. Risk of nonperformance includes inability or refusal of a counterparty to perform because of a counterparty’s financial condition and liquidity or for any other reason. For example, our counterparties under our power and hosting arrangements may be unable to deliver the required amount of power at the required time for a variety of technical or economic reasons. For example, in the past, we have experienced certain power availability postponements due to infrastructure supply delays. Furthermore, there is a risk that during a period of power price fluctuations or prolonged or sharp power price increases on the market, our counterparties may find it economically preferable to refuse to supply power to us, despite the contractual arrangements. Any significant nonperformance by counterparties, could have a material adverse effect on our business, prospects, financial condition, and operating results.
We are exposed to risks related to disruptions or other failures in the supply chain for cryptocurrency hardware and difficulties in obtaining new hardware.
Manufacture, assembly and delivery of certain components and products for mining operations could be complex and long processes, in the course of which various problems could arise, including disruptions or delays in the supply chain, product quality control issues, as well other external factors, over which we have no control.
Our mining operations can only be successful and ultimately profitable if the costs associated with Bitcoin mining, including hardware costs, are lower than the price of Bitcoin itself. In the course of the normal operation of our cryptocurrency mining facilities, our miners and other critical equipment and materials related to data center construction and maintenance, such as containers, switch gears, transformers and cables, will experience ordinary wear and tear and may also face more significant malfunctions caused by a number of extraneous factors beyond our control. Declines in the condition of our miners and other hardware will require us, over time, to repair or replace those miners. Additionally, as the technology evolves, we may be required to acquire newer models of miners to remain competitive in the market. Any upgrading process may require substantial capital investment, and we may face challenges in doing so on a timely and cost-effective basis.
Our business will be subject to limitations inherent within the supply chain of certain of our components, including competitive, governmental, and legal limitations, and other events. For example, we expect that we will significantly rely on foreign imports to obtain certain equipment and materials. We anticipate that a large part of cryptocurrency miners for our operations will be imported from Malaysia and other parts of equipment and materials, including ASIC chips, will be manufactured in, and imported from, South Korea or Taiwan. Any global trade disruption, introductions of tariffs, trade barriers and bilateral trade frictions, together with any potential downturns in the global economy resulting therefrom, could adversely affect our necessary supply chains. See also “—
We are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine. Our business, financial condition and results of operations may be materially adversely affected by any negative impact on the global economy and capital markets resulting from the conflict in Ukraine or any other geopolitical tensions.
” Our third-party manufacturers, suppliers and subcontractors may also experience disruptions by worker absenteeism, quarantines, restrictions on employees’ ability to work, office and factory closures, disruptions to ports and other shipping infrastructure, border closures, or other travel or health-related restrictions, such as those that were triggered by the
COVID-19
pandemic, for example. Depending on the magnitude of such effects on our supply chain, shipments of parts for our miners, or any new miners that we order, may be delayed or costs could increase.
Furthermore, the global supply chain for cryptocurrency miners is presently heavily dependent on China, where numerous cryptocurrency mining equipment suppliers are located. In the wake of the
COVID-19
pandemic, the industry experienced some significant supply disruptions from China. In the recent years, the Chinese government has also been actively advancing a crackdown on Bitcoin mining and trading in China. Specifically, in September 2021, the Chinese government declared that all digital currency-related business activities are illegal, effectively banning mining and trading in cryptocurrencies, such as Bitcoin. Most Bitcoin miners in China were taken offline. While the supply of cryptocurrency hardware from China has not yet been banned, China has in the past limited the shipment of products in and out of its borders and there is a risk that further regulation or government action, on the national or local level in China, could lead to significant disruptions in the supply chain for cryptocurrency hardware. Overall, we cannot anticipate all the ways in which this regulatory action and any additional restrictions could adversely impact our industry and business. If further regulation or government action follows, for example, in the form of prohibition on production or exports of the mining equipment, it is possible that our industry may be severely affected. Should any disruptions to the China-based global supply chain for cryptocurrency hardware occur, such as, for example, as result of worsening of the U.S. trade relations with China, including imposition of new tariffs, trade barriers and bilateral trade frictions, we may not be able to obtain adequate equipment from the manufacturer on a timely basis. Such events could have a material adverse effect on our business, prospects, financial condition, and operating results.
The properties in our mining network may experience damages, including damages that are not covered by insurance.
Our planned mining operations in Texas, and any other future sites we establish, will be subject to a variety of risks relating to physical condition and operation, including:

•	the presence of construction or repair defects or other structural or building damage;

•	any noncompliance with, or liabilities under, applicable environmental, health or safety regulations or requirements or building permit requirements;

•	any damage resulting from extreme weather conditions or natural disasters, such as hurricanes, earthquakes, fires, floods and snow or windstorms; and

•	claims by employees and others for injuries sustained at our properties.
For example, our cryptocurrency mining facilities could be rendered inoperable, temporarily or permanently, as a result of, among others, a fire or other natural disasters. The security and other measures we anticipate to take to protect against these risks may not be sufficient.
Additionally, our mining operations could be materially adversely affected by a power outage or loss of access to the electrical grid or loss by the grid of cost-effective sources of electrical power generating capacity. For further details on our reliance on the power generating capacity, see “
—Bitcoin mining activities are energy intensive, which may restrict the geographic locations of miners and have a negative environmental impact. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations, such as ours.
” Our insurance is anticipated to cover the replacement costs of any lost or damaged miners, but will not cover any interruption of our mining activities. Our insurance therefore may not be adequate to cover the losses we suffer as a result of any of these events. In the event of an uninsured loss, including a loss in excess of insured limits, at any of the mines in our network, such mines may not be adequately repaired in a timely manner or at all and we may lose some or all of the future revenues anticipated to be derived from such mines.
We are recently formed and our success and future growth will, to a significant degree, depend on the skills and services of our management. Our loss of any of our management team, our inability to execute an effective succession plan, or our inability to attract and retain qualified personnel, could adversely affect our business.
We have a limited operating history, and our success and future growth will to a significant degree depend on the skills and services of our management, including our Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, Chief Operating Officer, Chief Construction Officer and our Deputy General Counsel / Corporate Secretary. We will need to continue to grow our management in order to alleviate pressure on our existing team and in order to set up and develop our business. If our management, including any new hires that we may make, fails to work together effectively and to execute our plans and strategies on a timely basis, our business could be significantly harmed. Furthermore, if we fail to execute an effective contingency or succession plan with the loss of any member of management, the loss of such management personnel may significantly disrupt our business.
Furthermore, the loss of key members of our management could inhibit our growth prospects. Our future success depends, in large part, on our ability to attract, retain and motivate key management and operating personnel. As we continue to develop and expand our operations, we may require personnel with different skills and experiences, who have a sound understanding of our business and the cryptocurrency industry, for example, specialists in power contract negotiations and management, as well as data center specialists. As cryptocurrency, and specifically Bitcoin, mining, is a new and developing field, the market for highly qualified personnel in this industry is particularly competitive and we may be unable to attract such personnel. If we are unable to attract such personnel, it could have a material adverse effect on our business, prospects, financial condition, and operating results.
We have an evolving business model.
As digital assets and blockchain technologies become more widely available, we expect the services and products associated with them to evolve, including as part of evolution in their regulatory treatment on the international and the U.S. federal, state and local levels. For more detail about the potential regulatory risks, see “
Risks Related to Regulatory Framework—There is no one unifying principle governing the regulatory status of cryptocurrency nor whether cryptocurrency is a security in each context in which it is viewed. Regulatory changes or actions in one or more countries may alter the nature of an investment in us or restrict the use of digital assets, such as cryptocurrencies, in a manner that adversely affects our business, prospects or operations
”. As a result, our business model may need to evolve in order for us to stay current with the industry and to fully comply with the federal, as well as the applicable, state securities laws.
Furthermore, from time to time, we may modify aspects of our business model or engage in various strategic initiatives, which may be complimentary to our mining operations in the United States. For further information on our strategy, see “
Business—Our Strategy—Retain flexibility in considering strategically adjacent opportunities complimentary to our business model
.” We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to the business, damage our reputation and limit our growth. Additionally, any such changes to our business model or strategy could cause us to become subject to additional regulatory scrutiny and a number of additional requirements, including licensing and permit requirements. All of the abovementioned factors may impose additional compliance costs on our business and higher expectations from regulators regarding risk management, planning, governance and other aspects of our operations.
Further, we cannot provide any assurance that we will successfully identify all emerging trends and growth opportunities in this business sector and we may fail to capitalize on certain important business and market opportunities. Such circumstances could have a material adverse effect on our business, prospects, financial condition, and operating results.
We may experience difficulties in effectively managing our buildout and, subsequently, managing our growth and expanding our operations.
We expect to experience significant growth in the scope of our operations. Our ability to manage our buildout will require us to build upon and to continue to improve our operational, financial and management controls, compliance programs and reporting systems. We may not be able to implement improvements in an efficient or timely manner and may discover deficiencies in existing controls, programs, systems and procedures, which could have a material adverse effect on our business, prospects, financial condition, and operating results.
Additionally, rapid growth in our business may place a strain on our managerial, operational and financial resources and systems. We may not grow as we expect, if we fail to manage our growth effectively or to develop and expand our managerial, operational and financial resources and systems, our business, prospects, financial condition and operating results could be adversely affected.
Our business is subject to the impact of global market, economic and political conditions that are beyond our control and that could significantly impact our business and make our financial results more volatile.
We plan to source our mining equipment and the components for its production primarily from Asia, particularly Malaysia, South Korea and Taiwan. Our third-party manufacturers, suppliers and contractors, on the other hand, may rely on supplies of raw materials for the production of such components and equipment from various other markets, including Eastern Europe and other markets. Accordingly, our business and results of operations are subject to risks associated with instability in a specific country’s or region’s political or economic conditions, including:

•	economic conditions in Europe and Asia, and political conditions in Eastern Europe, Asia, the Trans-Pacific region and other emerging markets;

•	trade protection measures, such as tariff increases, and import and export licensing and control requirements;

•
political, financial market or economic instability relating to epidemics or pandemics, including the ongoing COVID-19 pandemic (for further discussion of the risks presented by the ongoing COVID-19 pandemic, see “—
The global COVID-19 pandemic and the disruption caused by various countermeasures to reduce its spread, could adversely affect our business, prospects, financial condition, and operating results.
”);

•	uncertainties related to any geopolitical, economic and regulatory effects or changes due to recent or upcoming domestic and international elections;

•	the imposition of governmental economic sanctions on countries;

•	potentially negative consequences from changes in tax laws or tax examinations;

•	potential difficulty of enforcing agreements through some foreign legal systems;

•	differing and, in some cases, more stringent labor regulations;

•	potentially negative consequences from fluctuations in foreign currency exchange rates;

•	partial or total expropriation; and

•	differing protection of intellectual property.
Our failure to successfully manage our geographically diverse supply chain could impair our ability to react quickly to changing business and market conditions. Our future success will depend, in large part, on our ability to anticipate and effectively manage these and other risks. Any of these factors could, however, could have a material adverse effect on our business, prospects, financial condition, and operating results.

We are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine. Our business, financial condition and results of operations may be materially adversely affected by any negative impact on the global economy and capital markets resulting from the conflict in Ukraine or any other geopolitical tensions.
U.S. and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and the start of the military conflict between Russia and Ukraine. On February 24, 2022, a full-scale military invasion of Ukraine by Russian troops was reported. Although the length and impact of the ongoing military conflict is highly unpredictable, the conflict in Ukraine could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions for some of our mining equipment components. Our operations would be particularly vulnerable to potential interruptions in the supply of certain critical materials and metals, such as neon gas and palladium, which are used in semiconductor manufacturing. Any interruption to semiconductor chip supply could significantly impact our ability to receive the mining equipment and timely roll-out of our operations. Furthermore, any potential increase in geopolitical tensions in Asia, particularly in the Taiwan Strait, could also significantly disrupt existing semiconductor chip manufacturing and increase the prospect of an interruption to the semiconductor chip supply across the world. The world’s largest semiconductor chip manufacturer is located in Taiwan and a large part of equipment and materials for our cryptocurrency miners, including ASIC chips, is manufactured in, and imported from, Taiwan. A setback to the current state of relative peace and stability in the region could compromise existing semiconductor chip production and have downstream implications for our company. We are continuing to monitor the situation in Ukraine and globally and assessing its potential impact on our business.
Additionally, Russia’s prior annexation of Crimea, recent recognition of two separatist republics in the Donetsk and Luhansk regions of Ukraine and subsequent military interventions in Ukraine have led to sanctions and other penalties being levied by the United States, European Union and other countries against Russia, Belarus, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic, including agreement to remove certain Russian financial institutions from the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) payment system. Additional potential sanctions and penalties have also been proposed and/or threatened. Russian military actions and the resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets, potentially making it more difficult for us to obtain additional funds.
Any of the abovementioned factors could affect our business, prospects, financial condition, and operating results. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions may also magnify the impact of other risks described in this prospectus.
The global
COVID-19
pandemic and the disruption caused by various countermeasures to reduce its spread, could adversely affect our business, prospects, financial condition, and operating results.
Our results of operations could be adversely affected by general conditions in the global economy and in the global financial markets, including conditions that are outside of our control, such as the outbreak and global spread of the novel coronavirus disease
(“COVID-19”).
The
COVID-19
pandemic that was declared on March 11, 2020 has caused significant economic dislocation in the United States and globally as governments of more than 80 countries across the world, including the United States, introduced measures aimed at preventing the spread of
COVID-19,
including, amongst others, travel restrictions, closed international borders, enhanced health screenings at ports of entry and elsewhere, quarantines and the imposition of both local and more widespread “work from home” measures. The spread of
COVID-19
and the imposition of related public health measures have resulted in, and are expected to continue to result in, increased volatility and uncertainty in the cryptocurrency space. Any severe or prolonged economic downturn, as result of the
COVID-19
pandemic or otherwise, could result in a variety of risks to our business and we cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact our business.

We may experience disruptions to our business operations resulting from supply interruptions, quarantines, self- isolations, or other movement and restrictions on the ability of our employees or our counterparties to perform their jobs. We may also experience delays in construction and obtaining necessary equipment in a timely fashion. For example, in early January 2022, we had to temporarily shut down the construction at our Alborz site in response to employees being impacted by
COVID-19.
The temporary shut down was less than a week, and we resumed the construction at the site immediately after. If we are unable to effectively set up and service our miners, our ability to mine Bitcoin will be adversely affected. The future impact of the
COVID-19
pandemic is still highly uncertain and there is no assurance that the
COVID-19
pandemic or any other pandemic, or other unfavorable global economic, business or political conditions, will not materially and adversely affect our business, prospects, financial condition, and operating results.
We operate in a highly competitive industry and we compete against companies that operate in less regulated environments as well as companies with greater financial and other resources, and our business, operating results, and financial condition may be adversely affected if we are unable to respond to our competitors effectively.
The cryptocurrency ecosystem is highly innovative, rapidly evolving, and characterized by competition, experimentation, changing customer needs, frequent introductions of new products and services, and subject to uncertain and evolving industry and regulatory requirements. In the future, we expect competition to further intensify with existing and new competitors, within and outside the United States, which may have various advantages over us, such as:

•	greater mining capabilities;

•	more timely introduction or adoption of new technologies;

•	preferred relationships with suppliers of mining machines and other equipment;

•	access to more competitively priced power;

•	greater financial resources to make acquisitions;

•	lower labor, compliance, risk mitigation and research and development costs;

•	larger and more mature intellectual property portfolios;

•	greater number of applicable licenses or similar authorizations;

•	established core business models outside of the mining or trading of digital assets, allowing them to operate on lesser margins or at a loss;

•	operations in certain jurisdictions with lower compliance costs and greater flexibility to explore new product offerings; and

•	substantially greater financial, technical and other resources.
Furthermore, regulatory actions, as well as any other political developments in the regions with active cryptocurrency trading or mining, may increase our domestic competition as some of those cryptocurrency miners or new entrants in this market may move their cryptocurrency mining operations or establishing new operations in the United States. See also “
—The impact of geopolitical and economic events on the supply and demand for cryptocurrencies is uncertain
.” We may not be able to compete successfully against present or future competitors. We may not have the resources to compete with larger providers of similar services and, consequently, may experience great difficulties in expanding and improving our operations to remain competitive. For details on our current competitive landscape, see “
Business—Competition
.”
Competition from existing and future competitors could result in our inability to secure acquisitions and partnerships that we may need to build-up
or expand our business in the future. This competition from other entities with greater resources, experience and reputations may result in our failure to maintain or expand our business, as we may never be able to successfully execute our business model. Furthermore, we anticipate encountering new competition if we expand our operations to new locations geographically and into wider applications of blockchain, cryptocurrency mining and mining farm operations. If we are unable to expand and remain competitive, our business, prospects, financial condition and operating results could be adversely affected.
The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of Bitcoin and adversely affect our business.
Our business strategy is substantially dependent on the market price of Bitcoin. As of the date of this prospectus, Bitcoin was the largest digital asset by market capitalization and had the largest user base and largest combined mining power. Despite this first to market advantage, there are more than 13,400 alternative digital assets tracked by CoinMarketCap.com.
Many entities, including consortiums and financial institutions are also researching and investing resources into private or permissioned blockchain platforms or digital currencies that do not use proof-of-work mining like the Bitcoin network. Additionally, central banks in some countries have started to introduce digital forms of legal tender. For example, China’s CBDC project was made available to consumers in January 2022, and governments from Russia to the European Union have been discussing potential creation of new digital currencies. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replacing, Bitcoin and other cryptocurrencies as a medium of exchange or store of value. As a result, the value of Bitcoin could decrease, which could have a material adverse effect on our business, prospects, financial condition, and operating results.
We may acquire other businesses, form joint ventures or make other investments that could negatively affect our operating results, dilute our stockholders’ ownership, increase our debt or cause us to incur significant expenses.
From time to time, we may consider potential acquisitions, joint venture or other investment opportunities. We cannot offer any assurance that acquisitions of businesses, assets and/or entering into strategic alliances or joint ventures will be successful. We may not be able to find suitable partners or acquisition candidates and may not be able to complete such transactions on favorable terms, if at all. If we make any acquisitions, we may not be able to integrate these acquisitions successfully into the existing business and could assume unknown or contingent liabilities.
Any future acquisitions also could result in the issuance of stock, incurrence of debt, contingent liabilities or future write-offs of intangible assets or goodwill, any of which could have a negative impact on our cash flows, financial condition and results of operations. Integration of an acquired company may also disrupt ongoing operations and require management resources that otherwise would be focused on developing and expanding our existing business. We may experience losses related to potential investments in other companies, which could harm our financial condition and results of operations. Further, we may not realize the anticipated benefits of any acquisition, strategic alliance or joint venture if such investments do not materialize. To finance any acquisitions or joint ventures, we may choose to issue shares of common stock, preferred stock, debt or a combination of debt and equity as consideration, which could significantly dilute the ownership of our existing stockholders or provide rights to such preferred stock holders in priority over our common stock holders. Additional funds may not be available on terms that are favorable to us, or at all. If the price of our common stock is low or volatile, we may not be able to acquire other companies or fund a joint venture project using stock as consideration.
If we fail to develop, maintain, and enhance our brand and reputation, our business, operating results and financial condition may be adversely affected.
We anticipate that our brand and reputation, particularly in the cryptocurrency ecosystem, will be an important factor in success and development of our business. As part of our strategy, we will seek to structure our relationships with equipment and service providers, our power suppliers and other potential partners as long-term partnerships, see “
Business—Our Strategy—Position ourselves as a leader on the global cost curve and maintain strong relationships with our industry partners
.” Thus, maintaining, protecting, and enhancing our reputation is also important to our development plans and relationships with our power suppliers, equipment and service providers and other counterparties.
Furthermore, we believe that the importance of our brand and reputation may increase as competition further intensifies. Our brand and reputation could be harmed if we fail to perform under our agreements or if our public image were to be tarnished by negative publicity, unexpected events or actions by third parties. Furthermore, Bitfury Top HoldCo is our controlling shareholder, if any member of the Bitfury Group is subject to negative news or extensive publicity, this, even if untrue, may cause our counterparties to lose confidence in us. Any unfavorable publicity about us, including our technology, our personnel, our controlling shareholder or Bitcoin and cryptoassets generally could have an adverse effect on the engagement of our partners and suppliers and may result in our failure to maintain or expand our business and successfully execute our business model.
Failure to keep up with evolving trends and shareholder expectations relating to ESG businesses or reporting could adversely impact our reputation, share price and access to and cost of capital.
Certain institutional investors, investor advocacy groups, investment funds, creditors and other influential financial markets participants have become increasingly focused on companies’ ESG practices in evaluating their investments and business relationships, including the impact of Bitcoin mining operations on the environment. Certain organizations also provide ESG ratings, scores and benchmarking studies that assess companies’ ESG practices. Although there are currently no universal standards for such ratings, scores or benchmarking studies, they are used by some investors to inform their investment and voting decisions. It is possible that our shareholders or organizations that report on, rate or score ESG practices will not be satisfied with our ESG strategy or performance. Unfavorable press about, or ratings or assessments of, our ESG strategies or practices, regardless of whether or not we comply with applicable legal requirements, may lead to negative investor sentiment toward us, which could have a negative impact on our stock price and our access to and cost of capital.
Our compliance and risk management methods might not be effective and may result in outcomes that could adversely affect our reputation, operating results, and financial condition.
Our ability to comply with applicable complex and evolving laws, regulations, and rules is largely dependent on the establishment and maintenance of our compliance, audit, and reporting systems, as well as our ability to attract and retain qualified compliance and other risk management personnel. While we plan to devote significant resources to develop policies and procedures to identify, monitor and manage our risks, we cannot assure you that our policies and procedures will always be effective against all types of risks, including unidentified or unanticipated risks, or that we will always be successful in monitoring or evaluating the risks to which we are or may be exposed in all market environments.
If we are unable to protect the confidentiality of our trade secrets or other intellectual property rights, our business and competitive position could be harmed.
Our ability to conduct our business in a profitable manner relies in part on our proprietary methods and designs, which we primarily protect as trade secrets. We rely upon trade secret and other intellectual property laws, physical and technological security measures and contractual commitments to protect our trade secrets and other intellectual property rights, including entering into non-disclosure agreements with employees, consultants and third parties with access to our trade secrets. However, such measures may not provide adequate protection and the value of our trade secrets could be lost through misappropriation or breach of our confidentiality agreements. For example, an employee with authorized access may misappropriate our trade secrets and provide them to a competitor, and the recourse we take against such misconduct may not provide an adequate remedy to protect our interests fully, because enforcing a claim that a party illegally disclosed or misappropriated a trade secret can be difficult, expensive and time consuming, and the outcome is unpredictable. Thus, if any of our trade secrets were to be disclosed or misappropriated, our competitive position could be harmed. In addition to the risk of misappropriation and unauthorized disclosure, our competitors may develop similar or better methods independently in a manner that could prevent legal recourse by us, which could result in costly process redesign efforts or other competitive harm. Furthermore, any of our intellectual property rights could be challenged, invalidated, circumvented, infringed, diluted, disclosed or misappropriated and adequate legal recourse may be unavailable. Thus, there can be no assurance that our trade secrets or other intellectual property rights will be sufficient to protect against competitors operating their business in a manner that is substantially similar to us.
Third parties may claim that we are infringing upon, misappropriating or otherwise violating their intellectual property rights, which may prevent or inhibit our operations and cause us to suffer significant litigation expense even if these claims have no merit.
Our commercial success depends on our ability to operate without undue cost and distraction of claims that we are infringing the intellectual property rights of third parties. However, third parties may own patents (or have pending patent applications that later result in patents) that our operations may infringe. In addition, third parties may purchase patents for the purpose of asserting claims of infringement and attempting to extract license fees via settlements from us. There also could be patents that we believe we do not infringe, but that we may ultimately be found to infringe. Further, because patents can take many years to issue, there may be currently pending applications of which we are unaware that may later result in issued patents that its operations infringe.
Finally, third parties could accuse us of misappropriating their trade secrets. Any claims of patent infringement or trade secret misappropriation, even claims without merit, could be costly and time-consuming to defend and could require us to divert resources away from operations. In addition, if any third party has a meritorious or successful claim that we are infringing their intellectual property, we may be forced to redesign our operations or secure a license from such third parties, which may be costly or impractical. We also may be subject to significant damages or injunctions that may cause a material adverse effect to our business and operations, if we cannot license or develop an alternative for any infringing aspect of its business, and may result in a material loss in revenue, which could adversely affect the trading price of our shares and harm our investors.
We and our third-party service providers, including mining pool service providers, may fail to adequately secure or maintain the confidentiality, integrity or availability of the data we hold or detect any related threats, which could disrupt our normal business operations and our financial performance and adversely affect our business.
Our business operations and reputation depend on our ability to maintain the confidentiality, integrity and availability of data, digital assets and systems related to our business, customers, proprietary technologies, processes and intellectual property. We and our business and commercial partners, such as mining pools and other third parties with which we interact, rely extensively on third-party service providers’ information technology (“IT”) systems, including renewable energy infrastructure, cloud-based systems and on-premises servers (i.e., data centers), to record and process transactions and manage our operations, among other matters.
We and our third-party service providers, partners and collaborators, may in the future experience failures of, or disruptions to, IT systems and may be subject to attempted and successful security breaches or data security incidents. Security breaches or data security incidents experienced by us or our third-party service providers, manufacturers, joint collaborators, or other business or commercial partners, can vary in scope and intent from economically-driven attacks to malicious attacks targeting our key operating systems with the intent to disrupt, disable or otherwise cripple our operations. This can include any combination of phishing attacks, malware, ransomware attacks, insider threats or viruses targeted at our key systems and IT systems as well as those of our third-party service providers. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target, and we may not be able to implement adequate preventative measures. Unauthorized parties have attempted, and we expect that they will continue to attempt, to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means. A successful security breach or security incident may target us directly, or indirectly target or impact us through our third-party service providers, manufacturers, joint collaborators, or other business or commercial partners. A security breach or other security incident at a third-party service provider’s location or ours, or within a third-party service provider’s systems or ours, could affect our control over personal or confidential information or negatively impact our operations and ability to earn revenue.
The inadvertent disclosure of or unauthorized access to IT systems, networks and data, including personal information, confidential information and proprietary information, may adversely affect our business or our reputation and could have a material adverse effect on our financial condition. In addition, undiscovered vulnerabilities in our equipment or services could expose us to hackers or other unscrupulous third parties who develop and deploy viruses and other malicious software programs that could attack our equipment services and business. In the case of such a security breach, security incident or other IT failure, we may suffer damage to our key systems and experience (i) interruption in our services, (ii) loss of ability to control or operate our equipment; (iii) misappropriation of personal data and (iv) loss of critical data that could interrupt our operations, which may adversely impact our reputation and brand and expose us to increased risks of governmental and regulatory investigation and enforcement actions, private litigation and other liability, any of which could adversely affect our business. A security breach may also trigger mandatory data breach notification obligations under applicable privacy and data protection laws, which, if applicable, could lead to widespread negative publicity and a loss in confidence regarding the effectiveness of our data security measures. Furthermore, mitigating the risk of future attacks or IT systems failures have resulted, and could in the future result, in additional operating and capital costs in systems technology, personnel, monitoring and other investments. In addition, insurers are currently reluctant to provide cybersecurity insurance for digital assets and cryptocurrency assets and we do not currently hold cybersecurity insurance, therefore, in the event of any such actual or potential incidents, our costs and resources devoted and any impacted assets may not be partially or fully recoverable. Most of our sensitive and valuable data, including digital assets, are stored with third-party custodians and service providers. Therefore, we rely on the digital asset community to optimize and protect sensitive and valuable data, confidential information and identify vulnerabilities. There can be no guarantee that these measures and the work of the digital asset developer community will identify all vulnerabilities, errors and defects, or will identify and resolve all vulnerabilities, errors and defects, prior to a malicious actor being able to utilize them. Any actual or perceived data security breach at any of those third-party custodians and service providers could lead to theft or irretrievable loss of our fiat currencies or digital assets, which may or may not be covered by insurance maintained by us or our third-party custodians or service providers.
Risks Related to Regulatory Framework
Regulatory changes or actions may restrict the use of Bitcoin in a manner that adversely affects our business, prospects or operations.
Bitcoin and other forms of digital assets have been the source of much regulatory consternation, resulting in differing definitional outcomes without a single unifying statement. Bitcoin and other digital assets are viewed differently by different regulatory and standards setting organizations globally as well as in the United States on the federal and state levels. For example, the Financial Action Task Force (“FATF”) and the U.S. Internal Revenue Service (“IRS”) consider a digital asset as currency or an asset or property. Further, the IRS applies general tax principles that apply to property transactions to transactions involving virtual currency. The U.S. Commodity Futures Trading Commission (“CTFC”) classifies Bitcoin as a commodity. The SEC has also publicly stated that it considers Bitcoin to be a commodity, but that some digital assets should be categorized as securities. How a digital asset is characterized by a regulator impacts the rules that apply to activities related to that digital asset.
As digital assets have grown in both popularity and market size, governments around the world have reacted differently. Certain governments have deemed digital assets illegal or have severely curtailed the use of digital assets by prohibiting the acceptance of payment in Bitcoin and other digital assets for consumer transactions and barring banking institutions from accepting deposits of digital assets. Other nations, however, allow digital assets to be used and traded without restriction. In some jurisdictions, such as in the U.S., digital assets are subject to extensive, and in some cases overlapping, unclear and evolving regulatory requirements. There is a risk that relevant authorities in any jurisdiction may impose more onerous regulation on Bitcoin, for example banning its use, regulating its operation, or otherwise changing its regulatory treatment. Such changes may introduce a cost of compliance, or have a material impact on our business model, and therefore our financial performance and shareholder returns. If the use of Bitcoin is made illegal in jurisdictions where Bitcoin is currently traded in heavy volumes, the available market for Bitcoin may contract. For example, on September 24, 2021, the People’s Bank of China announced that all activities involving digital assets in mainland China are illegal, which corresponded with a significant decrease in the price of Bitcoin. If another government with considerable economic power were to ban digital assets or related activities, this could have further impact on the price of Bitcoin. As a result, the markets and opportunities discussed in this prospectus may not reflect the markets and opportunities available to us in the future.
Digital asset trading platforms may also be subject to increased regulation and there is a risk that increased compliance costs are passed through to users, including us, as we exchange Bitcoin earned through our mining activities. There is a risk that a lack of stability in the Bitcoin exchange market and the closure or temporary shutdown of Bitcoin exchanges due to fraud, business failure, hackers or malware, or government-mandated restrictions may reduce confidence in the Bitcoin network and result in greater volatility in or suppression of Bitcoin’s value and consequently have an adverse impact on our operations and financial performance.
In the U.S., the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the CTFC, the SEC, the Financial Crimes Enforcement Network of the U.S. Treasury Department (“FinCEN”) and the Federal Bureau of Investigation) have begun to examine the operations of the Bitcoin network, Bitcoin users and the Bitcoin exchange market. Increasing regulation and regulatory scrutiny may result in new costs for us and our management may have to devote increased time and attention to regulatory matters or change aspects of our business. Increased regulation may also result in limitations on the use cases of Bitcoin. In addition, regulatory developments may require us to comply with certain regulatory regimes. For example, to the extent that our activities cause us to be deemed a “money service business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act (“BSA”), we may be required to comply with FinCEN regulations, including those that would mandate us to implement certain anti-money laundering programs, make certain reports to FinCEN and maintain certain records. See also “—
If regulatory changes or interpretations of our activities require our registration as a money services business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, or otherwise under state laws, we may incur significant compliance costs, which could be substantial or cost- prohibitive. If we become subject to these regulations, our costs in complying with them may have a material negative effect on our business and the results of our operations
.”
Furthermore, in the future, foreign governments may decide to subsidize or in some other way support certain large-scale Bitcoin mining projects, thus adding hashrate to the overall network. Such circumstances could have a material adverse effect on the amount of Bitcoin that we may be able to mine as well as the value of Bitcoin and, consequently, our business, prospects, financial condition and operating results.
We cannot be certain as to how future regulatory developments will impact the treatment of Bitcoin under the law, and ongoing and future regulation and regulatory actions could significantly restrict or eliminate the market for or uses of Bitcoin and materially and adversely impact our business. If we fail to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations or be subjected to fines, penalties and other governmental action. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our business model at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any digital assets we plan to hold or expect to acquire for our own account.

If we were deemed an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.
An issuer will generally be deemed to be an “investment company” for purposes of the 1940 Act if:

•
it is an “orthodox” investment company because it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•
it is an inadvertent investment company because, absent an applicable exemption, it owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

We believe that we are not and will not be primarily engaged in the business of investing, reinvesting or trading in securities, and we do not hold ourselves out as being engaged in those activities. We intend to hold ourselves out as a cryptocurrency mining business, specializing in Bitcoin. Accordingly, we do not believe that we are an “orthodox” investment company as described in the first bullet point above.
While certain cryptocurrencies may be deemed to be securities, we do not believe that certain other cryptocurrencies, in particular Bitcoin, are securities. Our cryptocurrency mining activities focus on Bitcoin; therefore, we believe that less than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis will comprise cryptocurrencies or assets that could be considered investment securities. Accordingly, we do not believe that we are an inadvertent investment company by virtue of the 40% inadvertent investment company test as described in the second bullet point above. Although we do not believe any of the cryptocurrencies we may own, acquire or mine are securities, there is still some regulatory uncertainty on the subject, see
“—There is no one unifying principle governing the regulatory status of cryptocurrency nor whether cryptocurrency is a security in each context in which it is viewed. Regulatory changes or actions in one or more countries may alter the nature of an investment in us or restrict the use of digital assets, such as cryptocurrencies, in a manner that adversely affects our business, prospects or operations.
” If certain cryptocurrencies, including Bitcoin, were to be deemed securities, and consequently, investment securities by the SEC, we could be deemed an inadvertent investment company.
If we were to be deemed an inadvertent investment company, we may seek to rely on Rule
3a-2
under the 1940 Act, which allows an inadvertent investment company a grace period of one year from the earlier of (a) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis or (b) the date on which the issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We are putting in place policies that we expect will work to keep the investment securities held by us at less than 40% of our total assets, which may include acquiring assets with our cash, liquidating our investment securities or seeking no-action
relief or exemptive relief from the SEC if we are unable to acquire sufficient assets or liquidate sufficient investment securities in a timely manner. As Rule
3a-2
is available to an issuer no more than once every three years, and assuming no other exclusion were available to us, we would have to keep within the 40% limit for at least three years after we cease being an inadvertent investment company. This may limit our ability to make certain investments or enter into joint ventures that could otherwise have a positive impact on our earnings. In any event, we do not intend to become an investment company engaged in the business of investing and trading securities.
Finally, we believe we are not an investment company under Section 3(b)(1) of the 1940 Act because we are primarily engaged in a non-investment
company business.
The 1940 Act and the rules thereunder contain detailed parameters for the organization and operations of investment companies. Among other things, the 1940 Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, prohibit the issuance of stock options, and impose certain governance requirements. We intend to continue to conduct our operations so that we will not be deemed to be an investment company under the 1940 Act. However, if anything were to happen that would cause us to be deemed to be an investment company under the 1940 Act, requirements imposed by the 1940 Act, including limitations on our capital structure, ability to transact business with affiliates and ability to compensate key employees, could make it impractical for us to continue our business as currently conducted, impair the agreements and arrangements between and among us and our senior management team and materially and adversely affect our business, financial condition and results of operations.
If regulatory changes or interpretations of our activities require our registration as a money services business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, or otherwise under state laws, we may incur significant compliance costs, which could be substantial or cost-prohibitive. If we become subject to these regulations, our costs in complying with them may have a material negative effect on our business and results of operations.
Cryptocurrencies are treated as “money” by FinCEN, and businesses engaged in the transfer of money or other payments services are subject to registration and licensure requirements at the U.S. federal level and also under U.S. state laws. While FinCEN has issued guidance that cryptocurrency mining, without engagement in other activities, does not require registration and licensure with FinCEN, this could be subject to change as FinCEN and other regulatory agencies continue their scrutiny of the Bitcoin network and digital assets generally. To the extent that our business activities cause us to be deemed a “money service business” under the regulations promulgated by FinCEN under the authority of the BSA, we may be required to comply with FinCEN regulations, including those that would mandate us to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records.
To the extent that our activities would cause us to be deemed a “money transmitter” or equivalent designation, under state law in any state in which we may operate, we may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may include the implementation of anti-money laundering programs, including implementing a know-your-counterparty program and transaction monitoring, maintenance of certain records and other operational requirements.
Such additional federal or state regulatory obligations may cause us to incur extraordinary expenses. Furthermore, we may not be capable of complying with certain federal or state regulatory obligations applicable to “money services business” and “money transmitters,” such as monitoring transactions and blocking transactions, because of the nature of the Bitcoin blockchain. If it is deemed to be subject to and determine not to comply with such additional regulatory and registration requirements, we may act to dissolve and liquidate.
The application of the Commodity Exchange Act and the regulations promulgated thereunder by the U.S. Commodity Futures Trading Commission to our business is unclear and is subject to change in a manner that is difficult to predict. To the extent we are deemed to be or subsequently become subject to regulation by the U.S. Commodity Futures Trading Commission in connection with our business activities, we may incur additional regulatory obligations and compliance costs, which may be significant.
The CFTC has stated, and judicial decisions involving CFTC enforcement actions have confirmed, that Bitcoin and other digital assets fall within the definition of a “commodity” under the U.S. Commodities Exchange Act of 1936, as amended (the “CEA”), and the regulations promulgated by the CFTC thereunder (“CFTC Rules”). As a result, the CFTC has general enforcement authority to police against manipulation and fraud in the spot markets for Bitcoin and other digital assets. From time to time, manipulation, fraud and other forms of improper trading by other participants involved in the markets for Bitcoin and other digital assets have resulted in, and may in the future result in, CFTC investigations, inquiries, enforcement action, and similar actions by other regulators, government agencies and civil litigation. Such investigations, inquiries, enforcement actions and litigation may cause negative publicity for Bitcoin and other digital assets, which could adversely impact mining profitability.

In addition to the CFTC’s general enforcement authority to police against manipulation and fraud in spot markets for Bitcoin and other digital assets, the CFTC has regulatory and supervisory authority with respect to commodity futures, options, and/or swaps (“Commodity Interests”) and certain transactions in commodities offered to retail purchasers on a leveraged, margined, or financed basis. Although we do not currently engage in such transactions, changes in our activities, the CEA, CFTC Rules, or the interpretations and guidance of the CFTC may subject us to additional regulatory requirements, licenses and approvals which could result in significant increased compliance and operational costs.
Furthermore, trusts, syndicates and other collective investment vehicles operated for the purpose of trading in Commodity Interests may be subject to regulation and oversight by the CFTC and the National Futures Association as “commodity pools”. If our mining activities or transactions in Bitcoin and other digital assets were deemed by the CFTC to involve Commodity Interests and the operation of a commodity pool for the Company’s shareholders, we could be subject to regulation as a commodity pool operator and required to register as such. Such additional registrations may result in increased expenses, thereby materially and adversely impacting an investment in our ordinary shares. If we determine it is not practicable to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in our business.
While we are not aware of any provision of the CEA or CFTC rules currently applicable to the mining of Bitcoin and other digital assets, this is subject to change. We cannot be certain how future changes in legislation, regulatory developments, or changes in CFTC interpretations and policy may impact the treatment of digital assets and the mining of digital assets. Any resulting requirements that apply to or relate to our mining activities or our transactions in Bitcoin and digital assets may cause us to incur additional extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in our ordinary shares.
Bitcoin’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and if we are unable to properly characterize Bitcoin, we may be subject to regulatory scrutiny, investigations, fines and other penalties, which may adversely affect our business, operating results and financial condition. Furthermore, a determination that Bitcoin is a “security” may adversely affect the value of Bitcoin and our business.
The SEC and its staff have taken the position that certain digital assets fall within the definition of a “security” under the U.S. federal securities laws. The legal test for determining whether any given digital asset is a security is a highly complex, fact-driven analysis that may evolve over time, and the outcome is difficult to predict. The SEC generally does not provide advance guidance or confirmation on the status of any particular digital asset as a security. Furthermore, the SEC’s views in this area have evolved over time and it is difficult to predict the direction or timing of any continuing evolution. It is also possible that a change in the governing administration or the appointment of new SEC commissioners could substantially impact the views of the SEC and its staff.
Public statements made by senior officials at the SEC indicate that the SEC does not intend to take the position that Bitcoin and Ethereum (as currently offered and sold) are securities under the federal securities laws. However, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other digital asset. As of the date of this prospectus, with the exception of certain centrally issued digital assets that have received “no-action” letters from the SEC staff, Bitcoin and Ethereum are the only digital assets which senior officials at the SEC have publicly stated are unlikely to be considered securities. With respect to all other digital assets, there is no certainty under the applicable legal test that such assets are not securities, notwithstanding the conclusions we may draw based on our risk-based assessment regarding the likelihood that a particular digital asset could be deemed a security under applicable laws.
Any enforcement action by the SEC or any international or state securities regulator asserting that Bitcoin is a security, or a court decision to that effect, would be expected to have an immediate material adverse impact on the trading value of Bitcoin, as well as our business. This is because the business models behind most digital assets are incompatible with regulations applying to transactions in securities. If a digital asset is determined or asserted to be a security, it is likely to become difficult or impossible for the digital asset to be traded, cleared or custodied in the United States and elsewhere through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars and other currencies.
The regulatory and legislative developments related to climate change may materially adversely affect our brand, reputation, business, results of operations and financial position.
A number of governments or governmental bodies have introduced or are contemplating legislative and regulatory changes in response to the increasing focus on climate change and its potential impact, including from governmental bodies, interest groups and stakeholders. For example, the Paris Agreement became effective in November 2016, and signatories are required to submit their most recent emissions goals in the form of nationally determined contributions.
Despite our sustainability objectives, including our target of carbon neutrality in mining operations by 2023, given the very significant amount of electrical power required to operate Bitcoin mining machines, as well as the environmental impact of mining for the rare earth metals used in the production of mining servers, the Bitcoin mining industry may become a target for future environmental and energy regulations.
Legislation and increased regulation regarding climate change could impose significant costs on us and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting, costs to purchase renewable energy credits or allowances, and other costs to comply with such regulations. Specifically, imposition of a tax or other regulatory fee in a jurisdiction where we operate or on electricity that we purchase could result in substantially higher energy costs, and due to the significant amount of electrical power required to operate Bitcoin mining machines, could in turn put our facilities at a competitive disadvantage. Any future climate change regulations could also negatively affect our ability to compete with companies situated in areas not subject to such limitations.
Given the political significance and uncertainty around the impact of climate change and how it should be addressed, we cannot predict how legislation and regulation will affect our financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increasing awareness of climate change and any negative publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation. Any of the foregoing could have a material adverse effect on our financial position, prospects, results of operations and cash flows.
Our interactions with a blockchain may expose us to SDN or blocked persons or cause us to violate provisions of law that did not contemplate distribute ledger technology.
The Office of Financial Assets Control of the U.S. Department of Treasury (“OFAC”) requires us to comply with its sanction program and not conduct business with persons named on its specially designated nationals (“SDN”) list. However, because of the pseudonymous nature of blockchain transactions, we may inadvertently and without our knowledge engage in transactions with persons named on OFAC’s SDN list. Our internal policies prohibit any transactions with such SDN individuals, but we may not be adequately capable of determining the ultimate identity of the individual with whom we transact with respect to selling digital assets. In addition, in the future, OFAC or another regulator, may require us to screen transactions for OFAC addresses or other bad actors before including such transactions in a block, which may increase our compliance costs, decrease our anticipated transaction fees and lead to decreased traffic on our network. Any of these factors, consequently, could have a material adverse effect on our business, prospects, financial condition, and operating results.
Moreover, federal law prohibits any U.S. person from knowingly or unknowingly possessing any visual depiction commonly known as child pornography. Some media reports have suggested that persons have, in the past, imbedded such depictions on one or more blockchains. Because our business requires us to download and retain one or more blockchains to effectuate our ongoing business, it is possible that such digital ledgers contain prohibited depictions without our knowledge or consent. To the extent government enforcement authorities literally enforce these and other laws and regulations that are impacted by decentralized distributed ledger technology, we may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm our reputation and could have a material adverse effect on our business, prospects, financial condition, and operating results.
Regulatory actions in one or more countries could severely affect the right to acquire, own, hold, sell or use certain cryptocurrencies or to exchange them for fiat currency.
In 2021, the Chinese government declared that all digital currency-related business activities are illegal, effectively banning mining and trading in cryptocurrencies, such as Bitcoin. One or more countries, such as India or Russia, may take similar regulatory actions in the future that could severely restrict the right to acquire, own, hold, sell or use cryptocurrencies or to exchange them for fiat currency. In some nations, it is illegal to accept payment in Bitcoin and other cryptocurrencies for consumer transactions and banking institutions are barred from accepting deposits of cryptocurrencies. Such restrictions may adversely affect us as the large-scale use of cryptocurrencies as a means of exchange is presently confined to certain regions.
Furthermore, in the future, foreign governments may decide to subsidize or in some other way support certain large-scale cryptocurrency mining projects, thus adding hashrate to the overall network. Such circumstances could have a material adverse effect on the amount of Bitcoin we may be able to mine, the value of Bitcoin and any other cryptocurrencies we may potentially acquire or hold in the future and, consequently, our business, prospects, financial condition and operating results.
Competition from central bank digital currencies (“CBDCs”) could adversely affect the value of Bitcoin and other digital assets.
Central banks in some countries have started to introduce digital forms of legal tender. For example, China’s CBDC project was made available to consumers in January 2022, and governments from Russia to the European Union have been discussing potential creation of new digital currencies. A 2021 survey of central banks by the Bank for International Settlements found that 86% are actively researching the potential for CBDCs, 60% were experimenting with the technology and 14% were deploying pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, Bitcoin and other cryptocurrencies as a medium of exchange or store of value. As a result, the value of Bitcoin could decrease, which could have a material adverse effect on our business, prospects, financial condition, and operating results.
Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.
We are subject to income taxes in the United States, and our tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings;

•	changes in tax laws, regulations or interpretations thereof; or

•	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.
In addition, we may be subject to audits of our income, sales and other transaction taxes by taxing authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.
Risks Related to Cryptocurrency
We may lose our private key to our digital wallet, causing a loss of all of our digital assets.
Digital assets, such as cryptocurrencies, are stored in a
so-called
“digital wallet”, which may be accessed to exchange a holder’s digital assets, and is controllable by the processor of both the public key and the private key relating to this digital wallet in which the digital assets are held, both of which are unique. We will publish the public key relating to digital wallets in use when we verify the receipt of transfers and disseminate such information into the network, but we will need to safeguard the private keys relating to such digital wallets. If the private key is lost, destroyed, or otherwise compromised, we may be unable to access our cryptocurrencies held in the related digital wallet which will essentially be lost. If the private key is acquired by a third party, then this third party may be able to gain access to our cryptocurrencies. Any loss of private keys relating to digital wallets used to store our cryptocurrencies could have a material adverse effect on our ability to continue as a going concern or could have a material adverse effect on our business, prospects, financial condition, and operating results.
The storage and custody of our Bitcoin assets and any other cryptocurrencies that we may potentially acquire or hold in the future are subject to cybersecurity breaches and adverse software events.
In addition to the risk of a private key loss to our digital wallet, see “
—We may lose our private key to our digital wallet, destroying all of our digital assets
”, the storage and custody of our digital assets could also be subject to cybersecurity breaches and adverse software events. In order to minimize risk, we are establishing processes to manage wallets, or software programs where assets are held, that are associated with our cryptocurrency holdings.
A “hot wallet” refers to any cryptocurrency wallet that is connected to the Internet. Generally, hot wallets are easier to set up and access than wallets in “cold” storage, but they are also more susceptible to hackers and other technical vulnerabilities. “Cold storage” refers to any cryptocurrency wallet that is not connected to the Internet. Cold storage is generally more secure than hot storage, but is not ideal for quick or regular transactions and we may experience lag time in our ability to respond to market fluctuations in the price of our digital assets.
We generally plan to hold the majority of our cryptocurrencies in cold storage to reduce the risk of malfeasance; however we may also use third-party custodial wallets and, from time to time, we may use hot wallets or rely on other options that may develop in the future. If we use a custodial wallet, there can be no assurance that such services will be more secure than cold storage or other alternatives. Human error and the constantly evolving state of cybercrime and hacking techniques may render present security protocols and procedures ineffective in ways which we cannot predict.
Regardless of the storage method, the risk of damage to or loss of our digital assets cannot be wholly eliminated. If our security procedures and protocols are ineffective and our cryptocurrency assets are compromised by cybercriminals, we may not have adequate recourse to recover our losses stemming from such compromise. A security breach could also harm our reputation. A resulting perception that our measures do not adequately protect our digital assets could have a material adverse effect on our business, prospects, financial condition, and operating results.

Our Bitcoin assets and any other cryptocurrencies we may potentially acquire or hold in the future may be subject to loss, theft, hacking, fraud risks and restriction on access.
Even if we retain our own Bitcoin, the price of Bitcoin can be adversely affected by hacking incidents. There is a risk that some or all of our Bitcoin assets and any other cryptocurrencies we may potentially acquire or hold in the future could be lost or stolen. Hackers or malicious actors may launch attacks to steal or compromise cryptocurrencies, such as by attacking the cryptocurrency network source code, exchange miners, third-party platforms, cold and hot storage locations or software, or by other means. Cryptocurrency transactions and accounts are not insured by any type of government program and cryptocurrency transactions generally are permanent by design of the networks. Certain features of cryptocurrency networks, such as decentralization, the open source protocols, and the reliance on peer-to-peer
connectivity, may increase the risk of fraud or cyber-attack by potentially reducing the likelihood of a coordinated response.
Cryptocurrencies have suffered from a number of recent hacking incidents and several cryptocurrency exchanges and miners have reported large cryptocurrency losses, which highlight concerns over the security of cryptocurrencies and in turn affect the demand and the market price of cryptocurrencies.
We may be in control and possession of one of the more substantial holdings of cryptocurrency. As we increase in size, we may become a more appealing target of hackers, malware, cyber-attacks or other security threats. Cyber-attacks may also target our miners or third-parties and other services on which we depend. Any potential security breaches, cyber-attacks on our operations and any other loss or theft of our cryptocurrency assets, which could expose us to liability and reputational harm and could seriously curtail the utilization of our services.
Incorrect or fraudulent cryptocurrency transactions may be irreversible.
Cryptocurrency transactions are irrevocable and stolen or incorrectly transferred cryptocurrencies may be irretrievable. As a result, any incorrectly executed or fraudulent cryptocurrency transactions could adversely affect our investments and assets.
Cryptocurrency transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the cryptocurrencies from the transaction. While theoretically cryptocurrency transactions may be reversible with the control or consent of a majority of processing power on the network, we do not now, nor is it feasible that we could in the future, possess sufficient processing power to effect this reversal.
Once a transaction has been verified and recorded in a block that is added to a blockchain, an incorrect transfer of a cryptocurrency or a theft thereof generally will not be reversible and we may not have sufficient recourse to recover our losses from any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, our cryptocurrency rewards could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts.
Further, according to the SEC, at this time, there is no specifically enumerated U.S. or foreign governmental, regulatory, investigative or prosecutorial authority or mechanism through which to bring an action or complaint regarding missing or stolen cryptocurrency. The market participants, therefore, are presently reliant on existing private investigative entities to investigate any potential loss of our digital assets. These third-party service providers rely on data analysis and compliance of internet service providers with traditional court orders to reveal information, such as the IP addresses of any attackers. To the extent that we are unable to recover our losses from such action, error or theft, such events could have a material adverse effect on our business, prospects, financial condition and operating results, including our ability to continue as a going concern.
Acceptance and widespread use of cryptocurrency, in general, and Bitcoin, specifically, is uncertain.
Currently, there is a relatively limited use of any cryptocurrency in the retail and commercial marketplace, contributing to price volatility of cryptocurrencies. Price volatility undermines any cryptocurrency’s role as a medium of exchange, as retailers are much less likely to accept it as a form of payment. Banks and other established financial institutions may refuse to process funds for cryptocurrency transactions, process wire transfers to or from cryptocurrency exchanges, cryptocurrency-related companies or service providers, or maintain accounts for persons or entities transacting in cryptocurrency. Furthermore, a significant portion of cryptocurrency demand, including demand for Bitcoin, is generated by investors seeking a long-term store of value or speculators seeking to profit from the short- or long-term holding of the asset.
The relative lack of acceptance of cryptocurrencies in the retail and commercial marketplace, or a reduction of such use, limits the ability of end users to use them to pay for goods and services. Such lack of acceptance or decline in acceptances could have a material adverse effect on the value of Bitcoin or any other cryptocurrencies, and consequently our business, prospects, financial condition and operating results.
Ownership of Bitcoin is pseudonymous, and the supply of accessible Bitcoin is unknown. Individuals or entities with substantial holdings in Bitcoin may engage in large-scale sales or distributions, either on non-
market terms or in the ordinary course, which could disproportionately and negatively affect the cryptocurrency market, result in a reduction in the price of Bitcoin and materially and adversely affect the price of our common stock.
There is no registry showing which individuals or entities own Bitcoin or the quantity of Bitcoin that is owned by any particular person or entity. It is possible, and in fact, reasonably likely, that a small group of early Bitcoin adopters hold a significant proportion of the Bitcoin that has been created to date. There are no regulations in place that would prevent a large holder of Bitcoin from selling the Bitcoin it holds. To the extent such large holders of Bitcoin engage in large-scale sales or distributions, either on non-market
terms or in the ordinary course, it could negatively affect the cryptocurrency market and result in a reduction in the price of Bitcoin. This, in turn, could materially and adversely affect the price of our stock, our business, prospects, financial condition, and operating results.
The open-source structure of the Bitcoin network protocol means that the contributors to the protocol are generally not directly compensated for their contributions in maintaining and developing the protocol.
The Bitcoin network operates based on an open-source protocol, not represented by an official organization or authority. Instead it is maintained by a small group of core contributors, largely on the Bitcoin Core project on GitHub.com. These individuals can propose refinements or improvements to the Bitcoin network’s source code through one or more software upgrades that alter the protocols and software that govern the Bitcoin network and the properties of Bitcoin, including the irreversibility of transactions and limitations on the mining of new Bitcoin. Proposals for upgrades and discussions relating thereto take place on online forums. As the Bitcoin network protocol is not sold and its use does not generate revenues for contributors, contributors are generally not compensated for maintaining and updating the Bitcoin network protocol. Although the MIT Media Lab’s Digital Currency Initiative funds the current lead maintainer Wladimir J. van der Laan, among others, this type of financial incentive is not typical. The lack of guaranteed financial incentive for contributors to maintain or develop the Bitcoin network and the lack of guaranteed resources to adequately address emerging issues with the Bitcoin network may reduce incentives to address the issues adequately or in a timely manner.
There can be no guarantee that developer support will continue or be sufficient in the future. Additionally, some development and developers are funded by companies whose interests may be at odds with other participants in the network or with investors’ interests. To the extent that material issues arise with the Bitcoin network protocol and the core developers and open-source contributors are unable or unwilling to address the issues adequately or in a timely manner, the Bitcoin network and consequently our business, prospects, financial condition and operating results could be adversely affected.

Significant contributors to all or a network for any particular digital asset, such as Bitcoin, could propose amendments to the respective network’s protocols and software that, if accepted and authorized by such network, could adversely affect our business.
If a developer or group of developers proposes a modification to the Bitcoin network that is not accepted by a majority of miners and users, but that is nonetheless accepted by a substantial plurality of miners and users, two or more competing and incompatible blockchain implementations could result, with one running the pre-modification
software program and the other running the modified version (i.e., a second “Bitcoin network”).
This is known as a “hard fork”. Such a hard fork in the blockchain typically would be addressed by community-led
efforts to reunite the forked blockchains, and several prior forks have been resolved successfully. However, a “hard fork” in the blockchain could materially and adversely affect the perceived value of Bitcoin as reflected on one or both incompatible blockchains. Additionally, a “hard fork” will decrease the number of users and miners available to each fork of the blockchain as the users and miners on each fork blockchain will not be accessible to the other blockchain and, consequently, there will be fewer block rewards and transaction fees may decline in value. Any of the above could have a material adverse effect on our business, prospects, financial condition, and operating results.
A temporary or permanent blockchain “fork” could have a negative effect on digital assets’ value.
In August 2017, Bitcoin “forked” into Bitcoin and a new digital asset, Bitcoin Cash, as a result of a several-year dispute over how to increase the rate of transactions that the Bitcoin network can process. Since then, Bitcoin has been forked numerous times to launch new digital assets, such as Bitcoin Gold, Bitcoin Silver and Bitcoin Diamond. These forks effectively result in a new blockchain being created with a shared history, and new path forward, and they have a different “proof of work” algorithm and other technical changes.
The value of the newly created Bitcoin Cash and the other similar digital assets may or may not have value in the long run and may affect the price of Bitcoin if interest is shifted away from Bitcoin to these newly created digital assets. The value of Bitcoin after the creation of a fork is subject to many factors including the value of the fork product, market reaction to the creation of the fork product, and the occurrence of forks in the future.
Furthermore, a hard fork can introduce new security risks. For example, when Ethereum and Ethereum Classic split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued trading venues through at least October 2016. An exchange announced in July 2016 that it had lost 40,000 Ether from the Ethereum Classic network, which was worth about $100,000 at that time, as a result of replay attacks. Another possible result of a hard fork is an inherent decrease in the level of security.
After a hard fork, it may become easier for an individual miner or mining pool’s hashing power to exceed 50% of the processing power of the Bitcoin network, thereby making the network more susceptible to attack.
A fork could also be introduced by an unintentional, unanticipated software flaw in the multiple versions of otherwise compatible software that users run. It is possible, however, that a substantial number of users and miners could adopt an incompatible version of Bitcoin while resisting community-led
efforts to merge the two chains. This would result in a permanent fork, as in the case of Ethereum and Ethereum Classic, as detailed above.
If a fork occurs on a digital asset network which we hold or are mining, such as Bitcoin, it may have a negative effect on the value of the digital asset and could have a material adverse effect on our business, prospects, financial condition, and operating results.

The development and acceptance of cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies is subject to a variety of factors that are difficult to evaluate.
Digital assets, such as Bitcoin, that may be used, among other things, to buy and sell goods and services are a new and rapidly evolving industry of which the digital asset networks are prominent, but not unique, parts. The growth of the digital asset industry, in general, and the digital asset networks, in particular, are subject to a high degree of uncertainty. The factors affecting the further development of the digital asset industry, as well as the digital asset networks, include:

•	continued worldwide growth in the adoption and use of Bitcoin and other digital assets;

•
government and quasi-government regulation of Bitcoin and other digital assets and their use, or restrictions on or regulation of access to and operation of the digital asset network or similar digital assets systems;

•	the maintenance and development of the open-source software protocol of the Bitcoin network and other digital asset block-chains;

•	changes in consumer demographics and public tastes and preferences;

•	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

•	general economic conditions and the regulatory environment relating to digital assets; and

•	the impact of regulators focusing on digital assets and digital securities and the costs associated with such regulatory oversight.
The outcome of these factors could have negative effects on our ability to pursue our business strategy, which could have a material adverse effect on our business, prospects, financial condition, and operating results as well as potentially negative effect on the value of Bitcoin or any other cryptocurrencies we may potentially acquire or hold in the future.
Banks and financial institutions may not provide banking services, or may cut off services, to businesses that provide cryptocurrency-related services or that accept cryptocurrencies as payment.
A number of companies that provide Bitcoin or other cryptocurrency-related services have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions. We also may be unable to maintain these services for our business.
The difficulty that many businesses that provide Bitcoin or other cryptocurrency-related services have and may continue to have in finding banks and financial institutions willing to provide them services may decrease the usefulness of cryptocurrencies as a payment system and harm public perception of cryptocurrencies. Similarly, the usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks or financial institutions were to close the accounts of businesses providing Bitcoin or other cryptocurrency-related services. This could occur as a result of compliance risk, cost, government regulation or public pressure. The risk applies to securities firms, clearance and settlement firms, national stock and commodities exchanges, the over the counter market and the Depository Trust Company. Such factors would have a material adverse effect on our business, prospects, financial condition, and operating results.
Cryptocurrencies, including Bitcoin, face significant scaling obstacles that can lead to high fees or slow transaction settlement times and any mechanisms of increasing the scale of cryptocurrency settlement may significantly alter the competitive dynamics in the market.
Cryptocurrencies face significant scaling obstacles that can lead to high fees or slow transaction settlement times, and attempts to increase the volume of transactions may not be effective. Scaling cryptocurrencies, and particularly Bitcoin, is essential to the widespread acceptance of cryptocurrencies as a means of payment, which is necessary to the growth and development of our business.
Many cryptocurrency networks face significant scaling challenges. For example, cryptocurrencies are limited with respect to how many transactions can occur per second. In this respect, Bitcoin may be particularly affected as it relies on the “proof of work” validation, which due to its inherent characteristics may be particularly hard to scale to allow simultaneous processing of multiple daily transactions by users. Participants in the cryptocurrency ecosystem debate potential approaches to increasing the average number of transactions per second that the network can handle and have implemented mechanisms or are researching ways to increase scale, such as “sharding”, which is a term for a horizontal partition of data in a database or search engine, which would not require every single transaction to be included in every single miner’s or validator’s block. For example, the Ethereum network is in the process of implementing software upgrades and other changes to its protocol, which are intended to create a new iteration of the Ethereum network that changes its consensus mechanism from
“proof-of-work”
to
“proof-of-stake”
and incorporate the use of “sharding”. This version aims to address: a clogged network that can only handle limited number of transactions per second and the large consumption of energy that comes with the
“proof-of-work”
mechanism. This new upgrade is envisioned to be more scalable, secure, and sustainable, although it remains unclear whether and how it may ultimately be implemented.
There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of cryptocurrency transactions will be effective, how long they will take to become effective or whether such mechanisms will be effective for all cryptocurrencies. If the Bitcoin network is unable to introduce similar changes to address scaling issues, the price of Bitcoin may decrease as users seek alternative networks. There is also a risk that any mechanisms of increasing the scale of cryptocurrency settlement, such as the ongoing upgrades as part of Ethereum 2.0, may significantly alter the competitive dynamics in the cryptocurrency market and may adversely affect the value of Bitcoin and the price of our common stock. Alternatively, if Bitcoin does make changes to its protocol to address scaling issues, these changes may render our business model obsolete. See “
—Risks Related to Cryptocurrency Mining-There is a possibility of cryptocurrency mining algorithms transitioning to ‘proof of stake’ validation and other mining related risks, which could make us less competitive and ultimately adversely affect our business
.” Any of the foregoing could have a material adverse effect on our business, prospects, financial condition, and operating results.
The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or other alternatives.
The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or an alternative to distributed ledgers altogether. Our business intends to rely on presently existent digital ledgers and blockchains and we could face difficulty adapting to emergent digital ledgers, blockchains, or alternatives thereto. This may adversely affect us and our exposure to various blockchain technologies and prevent us from realizing the anticipated profits from our investments. Such circumstances could have a material adverse effect on our business, prospects, financial condition, and operating results and potentially the value of any Bitcoin or other cryptocurrencies we may potentially acquire or hold in the future.
If a malicious actor or botnet obtains control in excess of 50% of the processing power active on any digital asset network, including the Bitcoin network, it is possible that such actor or botnet could manipulate the blockchain in a manner that may adversely affect our business, prospects, financial condition, and operating results.
If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining on any digital asset network (the so-called
“double-spend” or “51%” attacks), including the Bitcoin network, it may be able to alter the blockchain by constructing alternate blocks if it is able to solve for such blocks faster than the remainder of the miners on the blockchain can add valid blocks. In such alternate blocks, the malicious actor or botnet could control, exclude or modify the ordering of transactions, though it could not generate new digital assets or transactions using such control.
Using alternate blocks, the malicious actor could “double-spend” its own digital assets (i.e., spend the same digital assets in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintains control. To the extent that such malicious actor or botnet does not yield its majority control of the processing power or the digital asset community does not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible.
For example, in late May and early June 2014, a mining pool known as GHash.io approached and, during a
24-
to
48-hour
period in early June may have exceeded, the threshold of 50% of the processing power on the Bitcoin network. To the extent that GHash.io did exceed 50% of the processing power on the network, reports indicate that such threshold was surpassed for only a short period, and there are no reports of any malicious activity or control of the blockchain performed by GHash.io. Furthermore, the processing power in the mining pool appears to have been redirected to other pools on a voluntary basis by participants in the GHash.io pool, as had been done in prior instances when a mining pool exceeded 40% of the processing power on the Bitcoin network. In the recent years, there have been also a series of 51% attacks on a number of other cryptocurrencies, including Verge and Ethereum Classic, which suffered three consecutive attacks in August 2020.
The approach towards and possible crossing of the 50% threshold indicate a greater risk that a single mining pool could exert authority over the validation of digital asset transactions. To the extent that the cryptocurrency ecosystem does not act to ensure greater decentralization of cryptocurrency mining processing power, the feasibility of a malicious actor obtaining in excess of 50% of the processing power on any digital asset network (e.g., through control of a large mining pool or through hacking such a mining pool) will increase, which could have a material adverse effect on our business, prospects, financial condition, and operating results.
The price of cryptocurrencies may be affected by the sale of such cryptocurrencies by other vehicles investing in cryptocurrencies or tracking cryptocurrency markets.
The global market for cryptocurrency is characterized by supply constraints that differ from those present in the markets for commodities or other assets such as gold and silver. The mathematical protocols under which certain cryptocurrencies are mined permit the creation of a limited, predetermined amount of currency, while others have no limit established on total supply. To the extent that other vehicles investing in cryptocurrencies or tracking cryptocurrency markets form and come to represent a significant proportion of the demand for cryptocurrencies, large redemptions of the securities of those vehicles and the subsequent sale of cryptocurrencies by such vehicles could negatively affect cryptocurrency prices and therefore affect the value of the cryptocurrency inventory we plan to hold. Such events could have a material adverse effect on our business, prospects, financial condition, and operating results.

We may face risks of Internet disruptions, which could have a material adverse effect on the price of cryptocurrencies.
A disruption of the Internet may affect the use of cryptocurrencies and subsequently the value of our securities. Generally, cryptocurrencies and our business of mining cryptocurrencies is dependent upon the Internet. A significant disruption in Internet connectivity could disrupt a currency’s network operations until the disruption is resolved and have a material adverse effect on the price of cryptocurrencies and, consequently, our business, prospects, financial condition, and operating results.
The impact of geopolitical and economic events on the supply and demand for cryptocurrencies is uncertain.
Geopolitical crises may motivate large-scale purchases or sales of Bitcoin and other cryptocurrencies, which could increase the price of Bitcoin and other cryptocurrencies rapidly. Any significant sharp rise in demand for cryptocurrencies may increase the likelihood of a subsequent price decrease and fluctuations as crisis-driven purchasing behavior dissipates, adversely affecting the value of our inventory following such downward adjustment. Such risks are similar to the risks of purchasing commodities in general uncertain times, such as the risk of purchasing, holding or selling gold. Alternatively, as an emerging asset class with limited acceptance as a payment system or commodity, global crises and general economic downturn may discourage investment in cryptocurrencies as investors focus their investment on less volatile asset classes as a means of hedging their investment risk.
As an alternative to fiat currencies that are backed by central governments, cryptocurrencies, which are relatively new, are subject to supply and demand forces. How such supply and demand will be impacted by geopolitical events is largely uncertain but could be harmful to us and our investors.
Furthermore, any potential political, legal and economic instability in the regions with active cryptocurrency trading or mining, may lead to disruptions in cryptocurrency trading or mining activity and have a destabilizing effect on the prices of Bitcoin or other cryptocurrencies. For example, in early January 2022, amid political protests in Kazakhstan, the local government ordered a temporary shut down of internet service, which took an estimated 15% of the world’s Bitcoin miners offline. This, in turn, may have contributed to a decline in the price of the Bitcoin from USD46,055 on January 3, 2022 to USD41,908 on January 7, 2022. Any potential political, legal and economic instability could also increase our domestic competition. See “—
We operate in a highly
competitive industry and we compete against unregulated or less regulated companies and companies with greater financial and other resources, and our business, operating results, and financial condition may be adversely affected if we are unable to respond to our competitors effectively
.”
Risks Related to Cryptocurrency Mining
Bitcoin is the only cryptocurrency that we currently plan to mine and, thus, our future success will depend in large part upon the value of Bitcoin; the value of Bitcoin and other cryptocurrencies may be subject to pricing risk and has historically been subject to wide swings.
Our operating results will depend in large part upon the value of Bitcoin because it is the only cryptocurrency that we currently plan to mine. Specifically, our revenues from our cryptocurrency mining operations are expected to be based upon two factors: (1) the number of block rewards that we successfully mine and (2) the value of Bitcoin. For further details on how our operating results may be directly impacted by changes in the value of Bitcoin, see “
—Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to bitcoin holdings.
”
Furthermore, in our operations we intend to use application-specific integrated circuit (“ASIC”) chips and machines (which we refer to as “miners”), which are principally utilized for mining Bitcoin. Such miners cannot mine other cryptocurrencies, such as Ether, that are not mined utilizing the
“SHA-256
algorithm”.

If other cryptocurrencies were to achieve acceptance at the expense of Bitcoin, causing the value of Bitcoin to decline, or if Bitcoin were to switch its “proof of work” algorithm from
SHA-256
to another algorithm for which the miners we plan to use are not specialized (see “
—There is a possibility of cryptocurrency mining algorithms transitioning to “proof of stake” validation and other mining related risks, which could make us less competitive and ultimately adversely affect our business
”), or the value of Bitcoin were to decline for other reasons, particularly if such decline were significant or over an extended period of time, our business, prospects, financial condition, and operating results would be adversely affected.
Bitcoin and other cryptocurrency market prices have historically been volatile. Our business may be adversely affected if the markets for Bitcoin deteriorate or if its prices decline, including as a result of the following factors:

•	the reduction in mining rewards of Bitcoin, including block reward halving events, which are events that occur after a specific period of time which reduces the block reward earned by miners;

•	disruptions, hacks, “forks”, 51% attacks, or other similar incidents affecting the Bitcoin blockchain network;

•	hard “forks” resulting in the creation of and divergence into multiple separate networks;

•
informal governance led by Bitcoin’s core developers that lead to revisions to the underlying source code or inactions that prevent network scaling, and which evolve over time largely based on self-determined participation, which may result in new changes or updates that affect their speed, security, usability, or value;

•	the ability for Bitcoin blockchain network to resolve significant scaling challenges and increase the volume and speed of transactions;

•	the ability to attract and retain developers and customers to use Bitcoin for payment, store of value, unit of accounting, and other intended uses;

•	transaction congestion and fees associated with processing transactions on the Bitcoin network;

•	the identification of Satoshi Nakamoto, the pseudonymous person or persons who developed Bitcoin, or the transfer of Satoshi’s Bitcoin assets;

•	negative public perception of Bitcoin or other cryptocurrencies or their reputation within the fintech influencer community or the general publicity around them;

•
development in mathematics, technology, including in digital computing, algebraic geometry, and quantum computing that could result in the cryptography being used by Bitcoin becoming insecure or ineffective; and

•
laws and regulations affecting the Bitcoin network or access to this network, including a determination that Bitcoin constitutes a security or other regulated financial instrument under the laws of any jurisdiction.

Furthermore, Bitcoin pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of cryptocurrencies, inflating and making their market prices more volatile or creating “bubble” type risks for Bitcoin. Some market observers have asserted that the Bitcoin market is experiencing a “bubble” and have predicted that, in time, the value of Bitcoin will fall to a fraction of its current value, or even to zero. Bitcoin has not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, it could have a material adverse effect on our business, prospects, financial condition, and operating results.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to Bitcoin holdings.
Our historical financial statements, including those for the eleven months ended December 31, 2021 or for the period from January 7, 2021 (inception) to January 31, 2021, do not fully reflect the potential variability in earnings that we may experience in the future from holding or selling significant amounts of Bitcoin.
The price of Bitcoin has historically been subject to dramatic price fluctuations and is highly volatile. We intend to determine the fair value of our Bitcoin based on quoted (unadjusted) prices on the active exchange that we have determined is our principal market for Bitcoin. We intend to perform an analysis each quarter to identify whether events or changes in circumstances, principally decreases in the quoted (unadjusted) prices on the active exchange, indicate that it is more likely than not that any of our Bitcoin assets is impaired. In determining if an impairment has occurred, we will consider the lowest price of one Bitcoin quoted on the active exchange at any time since acquiring the specific Bitcoin held. If the carrying value of a Bitcoin exceeds that lowest price at any time during the quarter, an impairment loss is deemed to have occurred with respect to that Bitcoin in the amount equal to the difference between its carrying value and such lowest price, and subsequent increases in the price of Bitcoin will not affect the carrying value of our Bitcoin. Gains (if any) are not recorded until realized upon sale, at which point they would be presented net of any impairment losses. In determining the gain to be recognized upon sale, we intend to calculate the difference between the sale price and carrying value of the specific Bitcoin sold immediately prior to sale.
As a result, any decrease in the fair value of Bitcoin below our carrying value for such assets at any time since their acquisition will require us to incur an impairment charge, and such charge could be material to our financial results for the applicable reporting period, which may create significant volatility in our reported earnings and decrease the carrying value of our digital assets, which in turn could have a material adverse effect on our financial condition and operating results.
The supply of Bitcoin is limited, and production of Bitcoin is negatively impacted by the Bitcoin halving protocol expected every four years.
The supply of Bitcoin is limited and, once the 21 million Bitcoin have been “unearthed”, the network will stop producing more. Currently, there are approximately 19 million, or 90% of the total supply of, Bitcoin in circulation. Halving is an event within the Bitcoin protocol where the Bitcoin reward provided upon mining a block is reduced by 50%. Halvings are scheduled to occur once every 210,000 blocks, or roughly every four years, with the latest halving having occurred in May 2020, which revised the block reward to 6.25 Bitcoin.
Halving reduces the number of new Bitcoin being generated by the network. While the effect is to slow the pace of the release of new coins, it has no impact on the quantity of total Bitcoin already outstanding. As a result, the price of Bitcoin could rise or fall based on overall investor and consumer demand. Given a stable network hash rate, should the price of Bitcoin remain unchanged after the next halving, our revenue related to mining new coins would be reduced by 50%, with a significant impact on profit.
Furthermore, as the number of Bitcoin remaining to be mined decreases, the processing power required to record new blocks on the blockchain may increase. Eventually the processing power required to add a block to the blockchain may exceed the value of the reward for adding a block. Additionally, at some point, there will be no new Bitcoin to mine. Once the processing power required to add a block to the blockchain exceeds the value of the reward for adding a block, we may focus on other strategic initiatives, which may be complimentary to our mining operations. For further details, see “
Business—Our Strategy—Retain flexibility in considering strategically adjacent opportunities complimentary to our business model.
”

Any periodic adjustments to the digital asset networks, such as Bitcoin, regarding the difficulty for block solutions, with reductions in the aggregate hashrate or otherwise, could have a material adverse effect on our business, prospects, financial condition, and operating results. If the award of new Bitcoin for solving blocks and transaction fees for recording transactions are not sufficiently high to incentivize miners, miners may cease expending processing power, or hashrate, to solve blocks and confirmations of transactions on the Bitcoin blockchain could be slowed.
Bitcoin miners record transactions when they solve for and add blocks of information to the blockchain. They generate revenue from both newly created Bitcoin, known as the “block reward” and from fees taken upon verification of transactions, see “
Business—Our Planned Cryptocurrency Operations—Expected Revenue Structure
”.
If the aggregate revenue from transaction fees and the block reward is below a miner’s cost, the miner may cease operations. If the award of new units of Bitcoin for solving blocks declines and/or the difficulty of solving blocks increases, and transaction fees voluntarily paid by participants are not sufficiently high, miners may not have an adequate incentive to continue mining and may cease their mining operations. For example, the current fixed reward for solving a new block on the Bitcoin network is 6.25 Bitcoins per block, the reward decreased from 12.5 Bitcoin in May 2020, which itself was a decrease from 25 Bitcoin in July 2016. It is estimated that it will “halve” again in about four years after the previous halving.
This reduction may result in a reduction in the aggregate hashrate of the Bitcoin network as the incentive for miners decreases. Miners ceasing operations would reduce the aggregate hashrate on the Bitcoin network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the blockchain until the next scheduled adjustment in difficulty for block solutions).
Moreover, a reduction in the hashrate expended by miners on any digital asset network could increase the likelihood of a malicious actor or botnet obtaining control in excess of fifty percent (50%) of the aggregate hashrate active on such network or the blockchain, potentially permitting such actor to manipulate the blockchain, see “
—If a malicious actor or botnet obtains control in excess of 50% of the processing power active on any digital asset network, including the Bitcoin network, it is possible that such actor or botnet could manipulate the blockchain in a manner that may adversely affect our business, prospects, financial condition, and operating results
.”
Periodically, the Bitcoin network has adjusted the difficulty for block solutions so that solution speeds remain in the vicinity of the expected ten (10) minute confirmation time targeted by the Bitcoin network protocol. We believe that from time to time there may be further considerations and adjustments to the networks, such as Bitcoin and Ether, regarding the difficulty for block solutions. More significant reductions in the aggregate hashrate on digital asset networks could result in material, though temporary, delays in block solution confirmation time. Any reduction in confidence in the confirmation process or aggregate hashrate of any digital asset network may negatively impact the value of digital assets, which could have a material adverse effect on our business, prospects, financial condition, and operating results.
Transactional fees may decrease demand for Bitcoin and prevent expansion.
As the number of Bitcoins awarded in the form of block rewards for solving a block in a blockchain decreases, the relative incentive for miners to continue to contribute to the Bitcoin network may transition to place more importance on transaction fees.
If transaction fees paid for Bitcoin transactions become too high, the marketplace may be reluctant to accept Bitcoin as a means of payment and existing users may be motivated to switch from Bitcoin to another cryptocurrency or to fiat currency. Either the requirement from miners of higher transaction fees in exchange for recording transactions in a blockchain or a software upgrade that automatically charges fees for all transactions may decrease demand for Bitcoin and prevent the expansion of the Bitcoin network to retail merchants and commercial businesses, resulting in a reduction in the price of Bitcoin, which could have a material adverse effect on our business, prospects, financial condition, and operating results.
Our reliance on any particular model of miner may subject our operations to increased risk of failure.
The performance and reliability of our miners and our technology will be critical to our reputation and our operations. If there are any technological issues with our miners, our entire system could be affected. Any system error or failure may significantly delay response times or even cause our system to fail. Any disruption in our ability to continue mining could result in lower yields and harm our reputation and business. Any exploitable weakness, flaw, or error common to our miners may affects all our miners, and if a defect other flaw is exploited, our entire mine could go offline simultaneously.
Any interruption, delay or system failure could have a material adverse effect on our business, prospects, financial condition, and operating results.
There is a possibility of cryptocurrency mining algorithms transitioning to “proof of stake” validation and other mining related risks, which could make us less competitive and ultimately adversely affect our business.
“Proof of stake” is an alternative method in validating cryptocurrency transactions. Should the Bitcoin network shift from a “proof of work” validation method to a “proof of stake” validation method, mining would require less energy and may render companies, such as ours, that may be perceived as advantageously positioned in the current climate, for example, due to lower priced electricity, processing, real estate, or hosting, less competitive.
Our business model and our strategic efforts are fundamentally based upon the “proof of work” validation method and the assumption that use of lower priced electricity in our cryptocurrency mining operations will make our business model more resilient to fluctuations in Bitcoin price and will generally provide us with certain competitive advantage. See “
Business—Our Key Strengths—Cost leadership with low cost electricity supply and resilient business model with downside protection against drops in Bitcoin prices
” and “
—Bitcoin mining
activities are energy intensive, which may restrict the geographic locations of miners and have a negative environmental impact. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations, such as ours.
” Consequently, if the cryptocurrency mining algorithms transition to “proof of stake” validation, we may be exposed to the risk of losing the benefit of our perceived competitive advantage that we hope to gain and our business model may need to be reevaluated. Furthermore, ASIC chips that we intend to use in our operations are also designed for “proof of work” mechanism. Many people within the Bitcoin community believe that “proof of work” is a foundation within Bitcoin’s code that would not be changed. However, there have been debates on mechanism change to avoid the “de facto control” by a great majority of the network computing power. With the possibility of a change in rule or protocol of the Bitcoin network, if our Bitcoin mining chips and machines cannot be modified to accommodate any such changes, our results of operations will be significantly affected. Such events could have a material adverse effect on our business, prospects, financial condition, and operating results, including our ability to continue as a going concern.
We may not adequately respond to price fluctuations and rapidly changing technology, which may negatively affect our business.
Competitive conditions within the cryptocurrency industry require that we use sophisticated technology in the operation of our business. The industry for blockchain technology is characterized by rapid technological changes, new product introductions, enhancements and evolving industry standards.
New technologies, techniques or products could emerge that might offer better performance than the software and other technologies we currently plan to utilize, and we may have to manage transitions to these new technologies to remain competitive. We may not be successful, generally or relative to our competitors in the cryptocurrency industry, in timely implementing new technology into our systems, or doing so in a cost-effective manner. During the course of implementing any such new technology into our operations, we may experience system interruptions and failures during such implementation. Furthermore, there can be no assurances that we will recognize, in a timely manner or at all, the benefits that we may expect as a result of our implementing new technology into our operations. As a result, our business, prospects, financial condition and operating results could be adversely affected.
To the extent that the profit margins of Bitcoin mining operations are not high, operators of Bitcoin mining operations are more likely to immediately sell Bitcoin rewards earned by mining in the market, thereby constraining growth of the price of Bitcoin that could adversely impact us, and similar actions could affect other cryptocurrencies.
Over the past several years, Bitcoin mining operations have evolved from individual users mining with computer processors, graphics processing units and first-generation ASIC servers. Currently, new processing power is predominantly added by incorporated and unincorporated “professionalized” mining operations.
Professionalized mining operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. They require the investment of significant capital for the acquisition of this hardware, the leasing of operating space (often in data centers or warehousing facilities), incurring of electricity costs and the employment of technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior miners and have more defined and regular expenses and liabilities. These regular expenses and liabilities require professionalized mining operations to maintain profit margins on the sale of Bitcoin.
To the extent the price of Bitcoin declines and such profit margin is constrained, professionalized miners are incentivized to more immediately sell Bitcoin earned from mining operations, whereas it is believed that individual miners in past years were more likely to hold newly mined Bitcoin for more extended periods. The immediate selling of newly mined Bitcoin greatly increases the trading volume of Bitcoin, creating downward pressure on the market price of Bitcoin rewards.
The extent to which the value of Bitcoin mined by a professionalized mining operation exceeds the allocable capital and operating costs determines the profit margin of such operation. A professionalized mining operation may be more likely to sell a higher percentage of its newly mined Bitcoin rapidly if it is operating at a low profit margin and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage could be sold more rapidly, thereby potentially depressing Bitcoin prices. Lower Bitcoin prices could result in further tightening of profit margins for professionalized mining operations creating a network effect that may further reduce the price of Bitcoin until mining operations with higher operating costs become unprofitable forcing them to reduce mining power or cease mining operations temporarily.
The foregoing risks associated with Bitcoin could be equally applicable to other cryptocurrencies, whether existing now or introduced in the future. Such circumstances could have a material adverse effect on our business, prospects, financial condition, and operating results.
To the extent that any miners cease to record transactions in solved blocks, transactions that do not include the payment of a transaction fee will not be recorded on the blockchain until a block is solved by a miner who does not require the payment of transaction fees. Any widespread delays in the recording of transactions could result in a loss of confidence in that digital asset network, which could adversely impact an investment in us.
To the extent that any miners cease to record transactions in solved blocks, such transactions will not be recorded on the blockchain. Currently, there are no known incentives for miners to elect to exclude the recording of transactions in solved blocks; however, to the extent that any such incentives arise (e.g., a collective movement among miners or one or more mining pools forcing Bitcoin users to pay transaction fees as a substitute for or in addition to the award of new Bitcoins upon the solving of a block), actions of miners solving a significant number of blocks could delay the recording and confirmation of transactions on the blockchain.
Any systemic delays in the recording and confirmation of transactions on the blockchain could result in greater exposure to double-spending transactions and a loss of confidence in certain or all digital asset networks, which could have a material adverse effect on our business, prospects, financial condition, and operating results.
Demand for Bitcoin is driven, in part, by its status as one of the most prominent and secure digital assets. It is possible that digital assets, other than Bitcoin, could have features that make them more desirable to a material portion of the digital asset user base, resulting in a reduction in demand for Bitcoin, which could have a negative impact on the price of Bitcoin and have a material adverse effect on our business, prospects, financial condition, and operating results.
Bitcoin, as an asset, holds a
“first-to-market”
advantage over other digital assets. This
first-to-market
advantage is driven in large part by having the largest user base and, more importantly, the largest mining power in use to secure its blockchain and transaction verification system. Having a large mining network results in greater user confidence regarding the security and long-term stability of a digital asset’s network and its blockchain; as a result, the advantage of more users and miners makes a digital asset more secure, which makes it more attractive to new users and miners, resulting in a network effect that strengthens the first-to-market
advantage.
Despite the marked first-mover advantage of the Bitcoin network over other digital asset networks, it is possible that another digital asset could become materially popular due to either a perceived or exposed shortcoming of the Bitcoin network protocol that is not immediately addressed by the Bitcoin contributor community or a perceived advantage of an altcoin that includes features not incorporated into Bitcoin. If a digital asset obtains significant market share (either in market capitalization, mining power or use as a payment technology), this could reduce Bitcoin’s market share as well as other digital assets we may become involved in and have a negative impact on the demand for, and price of, such digital assets and could have a material adverse effect on our business, prospects, financial condition, and operating results.
Bitcoin and any other cryptocurrencies that could be held by us are not insured and not subject to FDIC or SIPC protections.
Bitcoin and any other cryptocurrencies that could be held by us are not insured. Therefore, any loss that we may suffer with respect to our cryptocurrencies is not covered by insurance and no person may be liable in damages for such loss, which could adversely affect our operations. We will not hold our Bitcoin or any other cryptocurrencies that we may hold with a banking institution or a member of the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”) and, therefore, our cryptocurrencies will also not be subject to the protections enjoyed by depositors with FDIC or SIPC member institutions.
Risks Related to our Common Stock and Warrants
We are an Emerging Growth Company.
We are an “emerging growth company” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) December 31, 2025, the last day of the fiscal year following the fifth anniversary of the date of the first sale of the GWAC’s IPO; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules.

We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before December 31, 2025. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.
For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•
being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

•
not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced disclosure obligations available to us as a result of that classification. We have taken advantage of certain of those reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.
An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.
We are also a “smaller reporting company” as defined in Rule
12b-2
of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.
Bitfury Top HoldCo is our controlling shareholder and, as such, may be able to control our strategic direction and exert substantial influence over all matters submitted to our stockholders for approval, including the election of directors and amendments of our organizational documents, and an approval right over any acquisition or liquidation.
As of April 15, 2022, Bitfury Top HoldCo B.V. (“Bitfury Top HoldCo”) (together with Bitfury Holding B.V. (“Bitfury Holding”), an affiliate of Bitfury Top HoldCo) held approximately 82.1% of our common stock. Accordingly, Bitfury is able to control or exert substantial influence over all matters submitted to our stockholders for approval, including the election of directors and amendments of our organizational documents, and an approval right over any acquisition or liquidation. Bitfury Top HoldCo may have interests that differ from those of the other stockholders and may vote in a way with which the other stockholders disagree and which may be adverse to their interests. This concentrated control may have the effect of delaying, preventing or deterring a change in control of Cipher, could deprive Cipher’s stockholders of an opportunity to receive a premium for their capital stock as part of a sale of Cipher, and might ultimately affect the market price of shares of our common stock.
Furthermore, Bitfury Top HoldCo is our counterparty under the Master Services and Supply Agreement. For further details, see “
Business—Material Agreements—Master Services and Supply Agreement
” and “
—Bitfury Top HoldCo is our counterparty under the Master Services and Supply Agreement and is a holding company with limited assets.
” The Master Services and Supply Agreement and any potential agreements thereunder constitute related-party transactions, see “
Certain Relationships and Related Person Transactions—Master Services and Supply Agreement
”. Bitfury Top HoldCo is entitled to appoint a majority of the members of the Board, and it has the power to determine the decisions to be taken at our shareholder meetings on matters of our management that require the prior authorization of our shareholders, including in respect of related party transactions, such as the Master Services and Supply Agreement, corporate restructurings and the date of payment of dividends and other capital distributions. Thus, the decisions of Bitfury Top HoldCo as our controlling shareholder on these matters, including its decisions with respect to its or our performance under the Master Services and Supply Agreement, may be contrary to the expectations or preferences of our common stock holders and could have a material adverse effect on our business, prospects, financial condition, and operating results.
Bitfury Top HoldCo is our counterparty under the Master Services and Supply Agreement and is a holding company with limited assets.
Bitfury Top HoldCo is our counterparty under the Master Services and Supply Agreement. For further details on the Master Services and Supply Agreement, see “
Business—Material Agreements—Master Services and Supply Agreement
”. To extent that we decide to order any equipment and/or services from Bitfury Top HoldCo under this agreement, we may be exposed to risk as Bitfury Top HoldCo’s decisions on various matters, including its decisions with respect to its or our performance under the Master Services and Supply Agreement, may be contrary to the expectations or preferences of our shareholders.
For example, because the Bitfury Group also has its own mining operations outside of the United States, there is a risk that Bitfury Top HoldCo may refuse to deliver the equipment or services that we may seek to order under the Master Services and Supply Agreement if it perceives that it may deliver that equipment or those services on more economically advantageous terms to other third parties or to other companies of the Bitfury Group. If we decide to use the Master Services and Supply Agreement to obtain any equipment and/or services for our operations and Bitfury Top HoldCo is unable, refuses or fails to perform its obligations under the Master Services and Supply Agreement, whether due to certain economic or market conditions, bankruptcy, insolvency, lack of liquidity, operational failure, fraud, or for any other reason, we may have limited recourse to collect damages in the event of its default, given that Bitfury Top HoldCo is a holding company with limited assets.
Non-performance
or default risk by any of our suppliers could have a material adverse effect on our future results of operations, financial condition and cash flows.
Any offer or sale by Bitfury Top HoldCo, of our common stock or securities in the Bitfury Top HoldCo itself or another entity that may have a direct or indirect control over us, could have a negative effect on the price and trading volume of our common stock.
As of April 15, 2022, Bitfury Top HoldCo (together with Bitfury Holding) held approximately 82.1% of our common stock. The market price and trading volume of our common stock could be adversely affected by, among other factors, sales of substantial amounts of common stock in the public market, investor perception that substantial amounts of common stock could be sold or by the fact or perception of other events that could have a negative effect on the market for our common stock.
In the future, upon expiration of its respective
lock-up,
Bitfury Top HoldCo may offer or sell our common stock on the market. Furthermore, on April 8, 2022, we entered into the Waiver Agreement with Bitfury Top HoldCo, pursuant to which we waived certain restrictions on transfer of our common stock held by Bitfury Top HoldCo and certain other stockholders, which were subject to lock-ups. For further details, see “
Certain Relationships and Related Person Transactions—Waiver Agreement
.” At any time, Bitfury Top HoldCo may also engage in capital markets transactions with respect to securities in Bitfury Top HoldCo itself or another entity that may have direct or indirect control over us.
Any future transactions by Bitfury Top HoldCo with other investors, such as the ones listed above, could decrease the price and trading volume of our common stock. Furthermore, as the cryptocurrency industry is developing and investments in cryptocurrency and cryptocurrency-related securities may still be highly speculative, it can contribute to any potential price volatility of our common stock and exacerbate any effects of the risks discussed above.
The Sponsor and Bitfury Top HoldCo beneficially own a significant equity interest in Cipher and may take actions that conflict with your interests.
The interests of the Sponsor and Bitfury Top HoldCo may not align with the interests of Cipher and our other stockholders. The Sponsor and Bitfury Top HoldCo are each in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. The Sponsor and Bitfury Top HoldCo, and their respective affiliates, may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. Our Certificate of Incorporation provides that certain parties or any of their managers, officers, directors, equity holders, members, principals, affiliates and subsidiaries (other than Cipher and its subsidiaries) do not have any fiduciary duty to refrain from engaging, directly or indirectly, in the same or similar business activities or lines of business as Cipher or any of its subsidiaries.
Exercise of our outstanding warrants for our common stock would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
As of April 15, 2022, we had 8,613,978 outstanding warrants to purchase our common stock, which became exercisable beginning on October 19, 2021. The exercise price of these warrants is $11.50 per share. To the extent such warrants are exercised, additional shares of our common stock will be issued, which will result in dilution to the holders of our common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the prevailing market price of our common stock. However, there is no guarantee that the public warrants will be in the money at a given time prior to their expiration, and as such, the warrants may expire worthless. See “
—
There is no guarantee that our warrants will ever be in the money, and they may expire worthless
.”
There is no guarantee that our public warrants will ever be in the money, and they may expire worthless.
The exercise price for our public warrants is $11.50 per share of our common stock. There is no guarantee that our public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.
A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.
An active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, the price of our securities can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.
In the absence of a liquid public trading market:

•	you may not be able to liquidate your investment in shares of our common stock;

•	the market price of shares of our common stock or public warrants may experience significant price volatility; and

•	there may be less efficiency in carrying out your purchase and sale orders.
Additionally, if our securities become delisted from the Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on the Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.
The price of our common stock and warrants may be volatile.
Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market, or political conditions, could reduce the market price of our common stock and warrants in spite of our operating performance, which may limit or prevent investors from readily selling their common stock or warrants and may otherwise negatively affect the liquidity of our common stock or warrants. There can be no assurance that the market price of common stock and warrants will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

•	changes in financial estimates by us or by any securities analysts who might cover our stock;

•	proposed changes to laws in the U.S. or foreign jurisdictions relating to our business, or speculation regarding such changes;

•	delays, disruptions or other failures in the supply of cryptocurrency hardware, including chips;

•	conditions or trends in the digital assets industries and, specifically cryptoasset mining space;

•	stock market price and volume fluctuations of comparable companies;

•	fluctuations in prices of Bitcoin and other cryptocurrencies;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships or divestitures;

•	significant lawsuits or announcements of investigations or regulatory scrutiny of its operations or lawsuits filed against us;

•	recruitment or departure of key personnel;

•	investors’ general perception of our business or management;

•	trading volume of our common stock;

•	overall performance of the equity markets;

•	publication of research reports about us or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts;

•	the impacts of the ongoing COVID-19 pandemic and related restrictions;

•	general political and economic conditions; and

•	other events or factors, many of which are beyond our control.
In addition, in the past, stockholders have initiated class action lawsuits against public companies following periods of volatility in the market prices of these companies’ stock. Such litigation, if instituted against us, could cause it to incur substantial costs and divert management’s attention and resources from our business.

We are a “controlled company” within the meaning of Nasdaq listing rules and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.
As a result of Bitfury Top HoldCo holding more than 50% of the voting power of the Board described above, we are a “controlled company” within the meaning of the listing rules of The Nasdaq Stock Market LLC, or the Nasdaq listing rules. Therefore, we will not be required to comply with certain corporate governance rules that would otherwise apply to us as a listed company on The Nasdaq Stock Market LLC, or Nasdaq, including the requirement that compensation committee and nominating and corporate governance committee be composed entirely of “independent” directors (as defined by the Nasdaq listing rules). As a “controlled company”, the Board will not be required to include a majority of “independent” directors. We presently do not intend to rely on those exemptions. However, we cannot guarantee that this may not change going forward.
Should the interests of Bitfury Top HoldCo differ from those of other stockholders, it is possible that the other stockholders might not be afforded such protections as might exist if the Board, or such committees, were required to have a majority, or be composed exclusively, of directors who were independent of Bitfury Top HoldCo or our management. See also “
—Bitfury Top HoldCo is our controlling shareholder and, as such, may be able to control our strategic direction and exert substantial influence over all matters submitted to our stockholders for approval, including the election of directors and amendments of our organizational documents, and an approval right over any acquisition or liquidation.
”
The requirements of being a public company require significant resources and management attention and affect our ability to attract and retain executive management and qualified board members.
We are subject to the reporting requirements of the Exchange Act, and are required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations of the SEC and Nasdaq, including the establishment and maintenance of effective disclosure and financial controls, changes in corporate governance practices and required filing of annual, quarterly and current reports with respect to our business and results of operations.
Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our results of operations or cause us to fail to meet our reporting obligations. Compliance with public company requirements will increase costs and make certain activities more time-consuming and costly, and increase demand on our systems and resources, particularly after we are no longer an emerging growth company. The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results.
Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect our reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance.
In addition, changing laws, regulations, and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time consuming. These laws, regulations, and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve or otherwise change over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations, and standards (or changing interpretations of them), and this investment may result in increased selling, general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us, and our business may be adversely affected. We also expect that being a public company and the associated rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of the Board, particularly to serve on our audit committee, compensation committee, and nominating and governance committee, and qualified executive officers.
As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition is more visible, which may result in threatened or actual litigation, including by competitors. If such claims are successful, our business and operating results could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business and operating results. In addition, as a result of our disclosure obligations as a public company, we will have reduced flexibility and will be under pressure to focus on short-term results, which may adversely affect our ability to achieve long-term profitability.
As a result of our business combination with a special purpose acquisition company, regulatory obligations may impact us differently than other publicly traded companies.
On August 27, 2021, we consummated the Business Combination, pursuant to which we became a publicly traded company. As a result of this transaction, regulatory obligations have, and may continue, to impact us differently than other publicly traded companies. For instance, the SEC and other regulatory agencies may issue additional guidance or apply further regulatory scrutiny to companies like us that have completed a business combination with a special purpose acquisition company. Managing this regulatory environment, which has and may continue to evolve, could divert management’s attention from the operation of our business, negatively impact our ability to raise additional capital when needed, or have an adverse effect on the price of our securities.
If we fail to put in place appropriate and effective internal control over financial reporting and disclosure controls and procedures, we may suffer harm to our reputation and investor confidence levels.
As a privately held company, we were not required to evaluate our internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404. As a public company, we have significant requirements for enhanced financial reporting and internal controls.
The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy its reporting obligations as a public company. If we are unable to establish or maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis, result in material misstatements in our consolidated financial statements, and harm our operating results. In addition, we will be required, pursuant to Section 404, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting in our Annual Report on Form
10-K
for the fiscal year ending December 31, 2022. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). This assessment will need to include disclosure of any material weaknesses identified by our management in its internal control over financial reporting. The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing, and possible remediation. Testing and maintaining internal controls may divert our management’s attention from other matters that are important to our business. Beginning with our Annual Report on Form
10-K
for the fiscal year ending December 31, 2022, our auditors will be required to issue an attestation report on the effectiveness of our internal controls on an annual basis.
In connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, we may identify deficiencies that we may not be able to remediate in time to meet the deadline imposed by SOX for compliance with the requirements of Section 404. In addition, we may encounter problems or delays in completing the remediation of any deficiencies identified by our independent registered public accounting firm in connection with the issuance of their attestation report. Our testing, or the subsequent testing (if required) by our independent registered public accounting firm, may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the entity’s financial statements will not be prevented or detected on a timely basis. Any material weaknesses could result in a material misstatement of our annual or quarterly consolidated financial statements or disclosures that may not be prevented or detected. The existence of any material weakness would require management to devote significant time and incur significant expense to remediate any such material weakness, and management may not be able to remediate any such material weakness in a timely manner.
If we fail to implement the requirements of Section 404 in the required timeframe once we are no longer an emerging growth company or a smaller reporting company, we may be subject to sanctions or investigations by regulatory authorities, including the SEC and the Nasdaq. Furthermore, if we are unable to conclude that our internal controls over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, the market price of our securities could decline, and we could be subject to sanctions or investigations by regulatory authorities. Failure to implement or maintain effective internal control over financial reporting and disclosure controls and procedures required of public companies could also restrict our future access to the capital markets.
If securities or industry analysts do not publish or cease publishing research or reports about us, our business or market, or if they change their recommendations regarding our securities adversely, the price and trading volume of our securities could decline.
The trading market for our securities will be influenced by the research and reports that industry or securities analysts may publish about us, our business, market or competitors. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, our share price and trading volume would likely be negatively impacted. If any of the analysts, who may cover us, change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about its competitors, the price of our common stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause its share price or trading volume to decline.
Future sales, or the perception of future sales, by our stockholders in the public market could cause the market price for our common stock to decline.
The sale of shares of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that it deems appropriate. See also “
—Any offer or sale by Bitfury Top HoldCo, of our common stock or securities in the Bitfury Top HoldCo itself or another entity that may have a direct or indirect control over us, could have a negative effect on the price and trading volume of our common stock
.”
The shares of our common stock reserved for future issuance under the Incentive Award Plan will become eligible for sale in the public market once those shares are issued.
A total of approximately 7.0% of the fully diluted shares of our common stock was initially reserved for future issuance under the Incentive Award Plan, which amount is subject to increase from time to time. Our compensation committee may determine the exact number of shares to be reserved for future issuance under the Incentive Award Plan at its discretion. On November 17, 2021, we filed a registration statement with the SEC on Form
S-8,
to register 42,104,588 shares of our common stock that we may issue pursuant to the Incentive Award Plan. This, and any similar registration statements filed on Form
S-8
in the future, is automatically effective upon filing. Accordingly, shares registered under such registration statements are available for sale in the open market.
In the future, we may also issue its securities in connection with investments or acquisitions. The amount of shares of our common stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to our stockholders.
Because there are no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell our common stock for a price greater than that which you paid for it.
We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness it or its subsidiaries incur. As a result, you may not receive any return on an investment in our common stock unless you sell your shares of common stock for a price greater than that which you paid for it.
We may issue additional shares of its common stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our common stock.
Pursuant to the Incentive Award Plan, we may issue an aggregate of approximately 7.0% of the fully diluted shares of our common stock a, which amount will be subject to increase from time to time. For additional information about this plan, please read the discussion under the heading “
Executive Compensation—Incentive Award Plan
.” We may also issue additional shares of our common stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions or repayment of outstanding indebtedness, without stockholder approval, in a number of circumstances.
The issuance of additional shares or other equity securities of equal or senior rank would have the following effects:

•	existing stockholders’ proportionate ownership interest in us will decrease;

•	the amount of cash available per share, including for payment of dividends in the future, may decrease;

•	the relative voting strength of each previously outstanding our common stock may be diminished; and

•	the market price of our common stock or public warrants may decline.

Anti-takeover provisions in our Certificate of Incorporation and under Delaware law could make an acquisition of Cipher, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.
Our Certificate of Incorporation contains provisions that may delay or prevent an acquisition of Cipher or a change in its management in addition to the significant rights of Bitfury Top HoldCo as direct and indirect holder of approximately 82.1% of our common stock. These provisions may make it more difficult for stockholders to replace or remove members of the Board. Because the Board is responsible for appointing the members of the management team, these provisions could in turn frustrate or prevent any attempt by stockholders to replace or remove the current management. In addition, these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. Among other things, these provisions include:

•	the limitation of the liability of, and the indemnification of, its directors and officers;

•	a prohibition on actions by its stockholders except at an annual or special meeting of stockholders;

•	a prohibition on actions by its stockholders by written consent; and

•
the ability of the Board to issue preferred stock without stockholder approval, which could be used to institute a “poison pill” that would work to dilute the stock ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by the Board.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the DGCL, which prohibits a person who owns 15% or more of its outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired 15% or more of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner. This could discourage, delay or prevent a third party from acquiring or merging with us, whether or not it is desired by, or beneficial to, its stockholders. This could also have the effect of discouraging others from making tender offers for our common stock, including transactions that may be in our stockholders’ best interests. Finally, these provisions establish advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings. These provisions would apply even if the offer may be considered beneficial by some stockholders. For more information, see “
Description of Securities
.”
Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware and the federal district courts of the United States of America will be the exclusive forums for substantially all disputes between us and our stockholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.
Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a breach of fiduciary duty;

•	any action asserting a claim against us arising under the DGCL or the Governing Documents; and

•	any action asserting a claim against us that is governed by the internal-affairs doctrine or otherwise related to our internal affairs.
To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the Certificate of Incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of the Certificate of Incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.
These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for potential disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. If a court were to find either exclusive-forum provision in the Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur further significant additional costs associated with resolving the dispute in other jurisdictions, all of which could harm our business.
We may be subject to securities litigation, which is expensive and could divert management attention.
The market price of our securities may be volatile and, in the past, companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm its business.

USE OF PROCEEDS
All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
We will receive the proceeds from any exercise of outstanding warrants for cash, but will not receive any proceeds from the sale of the shares of common stock issuable upon such exercise. We expect to use the net proceeds from the exercise of the warrants for cash, if any, for investment in growth, and general corporate purposes. We will have broad discretion over the use of any proceeds from the exercise of the warrants. There is no assurance that the holders of the warrants will elect to exercise for cash any or all of such warrants. To the extent that any warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY
Market Information
Our common stock and Public Warrants are currently listed on the Nasdaq under the symbols “CIFR” and “CIFRW,” respectively. Prior to the Closing, GWAC’s ordinary shares and public warrants were listed on the Nasdaq under the symbols “GWAC” and “GWACW,” respectively.
Holders
As of April 15, 2022, there were 62 holders of record of our common stock and 11 holders of record of our Public Warrants. Such numbers do not include beneficial owners holding our securities through nominee names.
Dividend Policy
We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of the Board and will depend upon, among other factors, our financial condition, operating results, current and anticipated cash needs, plans for expansion and other factors that the Board may deem relevant.

DETERMINATION OF OFFERING PRICE
The offering price of the shares of Cipher common stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on the Nasdaq under the symbol “CIFRW.”
We cannot currently determine the price or prices at which the shares of common stock or Private Placement Warrants may be sold by the Selling Securityholders under this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION
You should read the following discussion and analysis of Cipher’s financial condition and results of operations together with Cipher’s consolidated financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements based upon our current plans, expectations and beliefs involving risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set for in the section entitled “Risk Factors” and other factors set forth in other parts of this prospectus.
Unless the context otherwise requires, references in this prospectus to the “Company,” “Cipher,” “we,” “us” or “our” refer to Cipher Mining Technologies Inc., prior to the consummation of the Business Combination (the “Closing” and, such date of the consummation of the Business Combination, the “Closing Date”) and to Cipher Mining Inc. and its consolidated subsidiaries following the Business Combination. References to “GWAC” or “Good Works” refer to our predecessor company prior to the consummation of the Business Combination.
Overview
We are an emerging technology company that operates in the Bitcoin mining ecosystem in the United States. Specifically, we plan to develop and grow a cryptocurrency mining business, specializing in Bitcoin. Our key mission is to become a leading Bitcoin mining company in the United States.
We were established by the Bitfury Group, a global full-service blockchain and technology specialist and one of the leading private infrastructure providers in the blockchain ecosystem. On August 27, 2021, we consummated the Business Combination with Good Works. As a stand-alone, U.S.-based cryptocurrency mining business, specializing in Bitcoin, we have begun our buildout of cryptocurrency mining sites in the United States. We began deployment of capacity in the first quarter of 2022, with mining operations beginning at one site in February 2022.
In connection with our planned buildout, we entered into the Standard Power Hosting Agreement, the WindHQ Joint Venture Agreement and the Luminant Power Agreement, all of which, together, are expected to cover at least four sites where we expect to begin our buildout, see “
Business—Material Agreements
” and “
Business—Our Planned Cryptocurrency Operations—Operational Buildout Plan.
” Pursuant to these agreements, we expect to have access, for at least five years, to an average cost of electricity of approximately 2.7 c/kWh. We expect that this will help competitively position us to achieve our goal of becoming a leading Bitcoin mining operator in the United States.
We expect that in the near-term the substantial majority of our capital expenditures will be devoted to the buildout of our mining sites and the acquisition of mining hardware. In August 2021, we entered into an agreement with Bitmain to purchase 27,000 Antminer S19j Pro (100 TH/s) miners, which are expected to be delivered in nine batches on a monthly basis between January 2022 and September 2022. In September 2021, we also entered into a framework agreement with SuperAcme to purchase 60,000 MicroBT M30S, M30S+ and M30S++ miners, which are expected to be delivered in six batches on a monthly basis between July 2022 and year-end 2022. For further details on these and other agreements, see “—
Contractual Obligations and Other Commitments
.”
We aim to deploy the computing power that we will create to mine Bitcoin and validate transactions on the Bitcoin network. We believe that Cipher will become an important player in the Bitcoin network due to our planned large-scale operations, best-in-class technology, market-leading power and hosting arrangements and a seasoned, dedicated senior management team.
As of April 15, 2022, Bitfury Top HoldCo (together with Bitfury Holding) beneficially owned approximately 82.1% of our common stock with sole voting and sole dispositive power over those shares and, as a result,

Bitfury Top HoldCo has the power to elect all of our directors and we are a “controlled company” under Nasdaq corporate governance standards. For additional information, see “
Risk Factors—Risks Related to our
Common Stock and Warrants—We are a “controlled company” within the meaning of Nasdaq listing rules and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies
.” and “
Management—Executive Officers and Directors—Controlled Company
Status
.”
The Business Combination
On August 27, 2021, we consummated the merger contemplated by that certain Agreement and Plan of Merger, dated as of March 4, 2021 (the “Merger Agreement”), by and among GWAC, a Delaware corporation (and, upon consummation of the Business Combination described below, “Cipher Mining Inc.”), Currency Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of GWAC (“Merger Sub”), and Cipher Mining Technologies Inc., a Delaware corporation (“Cipher”), whereby Merger Sub merged with and into Cipher, the separate corporate existence of Merger Sub ceasing and Cipher being the surviving corporation and a wholly owned subsidiary of Cipher Mining Inc. (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). Following the Business Combination, the combined company was named Cipher Mining Inc., which comprises all of GWAC’s and Cipher Mining Technologies’ operations.
Upon the consummation of the Business Combination, all holders of Cipher common stock received shares of our common stock of $10.00 per share after giving effect to the Exchange Ratio, resulting in 200,000,000 shares of our common stock to be immediately issued and outstanding to Bitfury Top HoldCo (in addition to 8,146,119 shares of our common stock held by GWAC), 32,235,000 shares of our common stock held by the PIPE Investors and 6,000,000 shares of our common stock received by Bitfury Holding B.V., an affiliate of Bitfury Top HoldCo, under the Bitfury Private Placement, based on the following events contemplated by the Merger Agreement:

•	the cancellation of each issued and outstanding share of Cipher common stock; and

•	the conversion into the right to receive a number of shares of our common stock based upon the Exchange Ratio.
In connection with the execution of the Merger Agreement, GWAC entered into: (i) the PIPE Subscription Agreements to sell to certain investors (the “PIPE Investors”), an aggregate of 32,235,000 shares of GWAC Common Stock, immediately following the Closing, for a purchase price of $10.00 per share and at an aggregate gross proceeds of $322,350,000 (the “PIPE Financing”) and (ii) the Bitfury Subscription Agreement to sell to Bitfury Top HoldCo (or an affiliate of Bitfury Top HoldCo), an aggregate of 6,000,000 shares of GWAC common stock, following the Closing, for a purchase price of $10.00 per share and Bitfury Top HoldCo’s payment in cash and/or forgiveness of outstanding indebtedness for aggregate gross proceeds of $60,000,000 (the “Bitfury Private Placement”).
Upon the consummation of the Business Combination, GWAC common stock and GWAC warrants ceased trading on the Nasdaq, and our common stock and Public Warrants began trading on August 30, 2021 on the Nasdaq under the ticker symbols “CIFR” and “CIFRW,” respectively. The Business Combination resulted in cash proceeds, net of issuance costs, of approximately $384.9 million.
Known Trends or Future Events
Our results of operations could be adversely affected by general conditions in the global economy and in the global financial markets, including conditions that are outside of our control, such as the outbreak and global spread of COVID-19. The COVID-19 pandemic that was declared on March 11, 2020 has caused significant economic dislocation in the United States and globally as governments, including the United States, introduced measures aimed at preventing the spread of COVID-19. The spread of COVID-19 and the imposition of related public health measures have resulted in, and are expected to continue to result in, increased volatility and uncertainty in the cryptocurrency space. Any severe or prolonged economic downturn, as result of the COVID-19 pandemic or otherwise, could result in a variety of risks to our business and we cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact our business.
We may experience disruptions to our business operations resulting from supply interruptions, quarantines, self-isolations, or other movement and restrictions on the ability of our employees or our counterparties to perform their jobs. We may also experience delays in construction and obtaining necessary equipment in a timely fashion. For example, in early January 2022, we had to temporarily shut down the construction at our Alborz site in response to employees being impacted by COVID-19. The temporary shut down was less than a week, and we resumed the construction at the site immediately after. If we are unable to effectively set up and service our miners, our ability to mine Bitcoin will be adversely affected. The future impact of the COVID-19 pandemic is still highly uncertain and there is no assurance that the COVID-19 pandemic or any other pandemic, or other unfavorable global economic, business or political conditions, will not materially and adversely affect our business, prospects, financial condition, and operating results.
Change in Fiscal Year
Starting with the three and eight months ended September 30, 2021, Cipher Mining Technologies assumed GWAC’s financial calendar for our third fiscal quarter ending September 30 and our fiscal year ending December 31. This change to the fiscal year end was approved by the Board on September 23, 2021. Cipher Mining Technologies’ fiscal year previously ended on January 31.
Results of Operations
Since our inception on January 7, 2021 and until the time of the Business Combination, our activities were primarily organizational and those necessary to prepare for the Business Combination. Following the Business Combination, our activities have been focused on the set-up
of cryptocurrency mining data centers as part of our planned buildout, including entry into agreements with Bitmain, SuperAcme and the Bitfury Group for supply of miners and other equipment and services. For further details, see “—
Contractual Obligations and Other Commitments
.” We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance). Our plan of operation for the next 12 months is to develop our initial portfolio comprised of select sites in the United States in which to construct Bitcoin mining facilities for our operations.
We generated no revenue and incurred $72.2 million of general and administrative expenses during the eleven months ended December 31, 2021. The majority, or $63.8 million, was associated with share-based compensation costs recognized for restricted stock units awarded to our employees, consultants and directors. The remaining $8.4 million of general and administrative expenses was recognized predominantly as follows: $3.3 million for business insurance, $1.9 million for payroll and payroll-related benefits for employees, $0.9 million each for legal expenses and accounting and audit expenses, $0.3 million for investor relations and $0.2 million for other public company related expenses.
As of December 31, 2021, we had executed agreements for the purchase of (1) 27,000 Antminer S19j Pro (100 TH/s) miners from Bitmain and (2) 60,000 MicroBT M30S, M30S+ and M30S++ miners from SuperAcme. We had paid a total of $114.9 million for deposits on equipment as of December 31, 2021. Remaining amounts payable for miners and other mining equipment that we have ordered are due in installments prior to the shipment of the miners and/or mining equipment. The expected shipping dates for the miners are as follows: Bitmain miners are expected to be delivered in monthly batches between January 2022 and September 2022 and SuperAcme miners are expected to be delivered in monthly batches between July 2022 and December 2022.

On January 28, 2022, in connection with the WindHQ Joint Venture Agreement, Cipher Mining Technologies and Alborz Interests DC LLC (a subsidiary of WindHQ), as members, entered into the Alborz LLC Agreement. The Alborz LLC Agreement delineates the rights and obligations of the members related to the construction, operation and management of the Alborz facility located in Texas (“Alborz”). Pursuant to the terms of the WindHQ Joint Venture Agreement, our investment and ownership of 49% of the data center referred to as “Alborz LLC” is expected to be accounted for under the equity method of accounting. The January 2022 shipment of Bitmain miners were received and deployed at Alborz in February 2022. For additional discussion regarding the expected accounting treatment for the Alborz LLC, please see Note 9 to the consolidated financial statements included elsewhere in this prospectus.
Factors Expected to Affect Our Future Results
We expect our revenues to comprise a combination of: (i) block rewards in Bitcoin, which are fixed rewards programmed into the Bitcoin software that are awarded to a miner or a group of miners for solving the cryptographic problem required to create a new block on a given blockchain and (ii) transaction fees in Bitcoin, which are flexible fees earned for verifying transactions in support of the blockchain.
Block rewards are fixed and the Bitcoin network is designed to periodically reduce them through halving. Currently the block rewards are fixed at 6.25 Bitcoin per block, and it is estimated that it will halve again to 3.125 Bitcoin in March 2024.
Bitcoin miners also collect transaction fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. Miners have historically accepted relatively low transaction confirmation fees, because miners have a very low marginal cost of validating unconfirmed transactions; however, unlike the fixed block rewards, transaction fees may vary, depending on the consensus set within the network.
As the use of the Bitcoin network expands and the total number of Bitcoin available to mine and, thus, the block rewards, declines over time, we expect the mining incentive structure to transition to a higher reliance on transaction confirmation fees, and the transaction fees to become a larger proportion of the revenues to miners.
Liquidity and Capital Resources
We incurred a net loss of $72.2 million and negative cash flows from operations of $31.7 million for the eleven months ended December 31, 2021. As of December 31, 2021, we had working capital of approximately $223.2 million, which included cash and cash equivalents of $209.8 million, total stockholders’ equity of $353.5 million and an accumulated deficit of $72.2 million. To date, we have relied in large part on proceeds from the consummation of the Business Combination to fund our operations. During the eleven months ended December 31, 2021, we paid approximately $114.9 million as deposits on equipment, primarily for miners, and have significant future commitments related to these deposits as detailed below under “—
Contractual Obligations and Other Commitments
,” for which we will need additional capital in order to meet these commitments in accordance with the existing contractual terms. Management believes that our existing financial resources, combined with our ability to delay or change our planned buildout steps, are sufficient to meet our operating and capital requirements for at least 12 months from the date these consolidated financial statements are issued.
Operating Activities
Net cash used in operating activities for the eleven months ended December 31, 2021 was $31.7 million, resulting from a net loss of $72.2 million, less non-cash share-based compensation expenses of $63.8 million. The change in assets and liabilities of $23.3 million consisted of an increase in prepaid expenses of $13.4 million primarily for insurance costs, and an increase of $10.4 million for collateral and/or security deposits, consisting of a combined $9.3 million associated with the Luminant Power Purchase Agreement and the Luminant Purchase and Sale Agreement and $0.9 million associated with our office lease beginning in 2022. These increases were offset by decreases of $0.2 million and $0.3 million in accounts payable and accrued expenses, respectively.
Investing Activities
Net cash used in investing activities during the eleven months ended December 31, 2021 was $120.1 million, primarily related to $114.9 million for deposits on equipment, $5.1 million for purchases of property and equipment related to construction-in-progress at one of our planned Texas sites and $0.2 million for deferred investment costs.
Financing Activities
Net cash provided by financing activities for the eleven months ended December 31, 2021 was $361.6 million. In connection with the Business Combination, we received cash proceeds, net of issuance costs, of approximately $384.9 million, which was offset by $23.2 million used to repurchase shares to cover the tax obligations of employees resulting from the vesting of restricted stock units in November 2021.
Limited Business History; Need for Additional Capital
There is limited historical financial information about the Company upon which to base an evaluation of its performance. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development, and possible cost overruns due to price and cost increases in services. We have no current intention of entering into a merger or acquisition within the next 12 months and we have a specific business plan and timetable to complete our 12-month plan of operation. We are in the process of an active operational buildout and anticipate that additional capital will be required to implement the buildout. See also “—
Liquidity and Capital Resources
.” We may also require additional capital to progress our buildout plan, pursue certain business opportunities or respond to technological advancements, competitive dynamics or technologies, customer demands, challenges, acquisitions or unforeseen circumstances. Additionally, we have incurred and expect to continue to incur significant costs related to becoming a public company. Accordingly, we may in the future engage in equity or debt financings or enter into credit facilities for the above-mentioned or other reasons; however, we may not be able to timely secure additional debt or equity financings on favorable terms, if at all. If we raise additional funds through equity financing, our existing stockholders could experience significant dilution. Furthermore, any debt financing obtained by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. If we are unable to obtain adequate financing on terms that are satisfactory to us, when we require it, our ability to continue to grow or support the business and to respond to business challenges could be significantly limited. If the Company is unable to obtain adequate debt or equity financing for its planned buildout, we may be required to delay or change our planned buildout steps, which may adversely affect our business plan. For risks associated with this, see “
Risks Factors—Risks Related to Our Business, Industry and Operations—We will need to raise additional capital, which may not be available on terms acceptable to us, or at all
.”
Contractual Obligations and Other Commitments
On December 17, 2021, we entered into a lease agreement for executive office space, with an effective term commencing on February 1, 2022 and monthly rent payments of approximately $0.1 million commencing on June 1, 2022. The initial lease term is for a period of five years and four months.

Mining and Mining Equipment
At December 31, 2021, we had the following contractual obligations and other commitments for miners and other mining equipment:

Vendor	Agreement Date	Maximum Purchase Commitment*		Deposits Paid		Expected Shipping
Bitmain Technologies Limited**	August 20, 2021 and August 30, 2021	$171,135,000		$75,024,010		January 2022 - September 2022
SuperAcme Technology (Hong Kong)**	September 2, 2021	222,400,800		22,240,080		July 2022 - December 2022
Bitfury Top HoldCo B.V.	October 11, 2021	*	**	10,000,000	****	***
Bitfury USA Inc. and other vendors (primarily for BBACs)	Various	44,594,951		7,592,224

Total		$438,130,751		$114,856,314

*	Maximum purchase commitment does not consider discounts that we may qualify for with the respective vendors, which could reduce the total cost of the miners.
**
Pursuant to our agreements with Bitmain and SuperAcme, we are responsible for all logistics costs related to transportation, packaging for transportation and insurance related to the delivery of the miners.

***	As of December 31, 2021, there were no mutually executed order confirmations and, as such, we had no binding commitments to acquire miners from Bitfury Top HoldCo.
****
 On April 8, 2022, this deposit was offset against a cancellation of 2,890,173 shares of our common stock held by Bitfury Top HoldCo under the Waiver Agreement. For further details, see “
Certain Relationships and Related Person Transactions—Waiver Agreement
.”

On August 20, 2021 and on August 30, 2021, we and Bitmain entered into a Non-Fixed Price Sales and Purchase Agreement and a Supplemental Agreement to Non-Fixed Price Sales and Purchase Agreement, respectively, (together, the “Bitmain Agreement”) for us to purchase 27,000 Antminer S19j Pro (100 TH/s) miners, which are expected to be delivered in nine batches on a monthly basis between January 2022 and September 2022. The purchase price under the Bitmain Agreement is $171,135,000 (the “Total Purchase Price”) with (i) 25% of the Total Purchase Price due paid within five days of execution of the Bitmain Agreement, (ii) 35% of the purchase price of each batch due five months prior to each delivery, and (iii) the remaining 40% of the purchase price of each batch due 15 days prior to each delivery. As of December 31, 2021, we had paid total deposits of $75,024,010 for the miners.
On September 2, 2021, we entered into a Framework Agreement on Supply of Blockchain Servers with SuperAcme Technology (Hong Kong) Limited (the “SuperAcme Agreement”) to purchase 60,000 MicroBT M30S, M30S+ and M30S++ miners, which are expected to be delivered in six batches on a monthly basis between July 2022 and year-end 2022. The expected final purchase price under the SuperAcme Agreement is approximately $222,400,800 with a deposit due 10 business days after the execution of the SuperAcme Agreement and advance payment due thereafter in advance of certain batches of supply being delivered and subject to additional floating price terms. Each batch of miners must be paid in full prior to delivery. As of December 31, 2021, we had paid deposits of $22,240,080 for the miners.
On October 11, 2021, we entered into an agreement with Bitfury Top HoldCo B.V., made under, and as a part of, the Master Services and Supply Agreement, to purchase a total of between 28,000 to 56,000 mining rigs, to be delivered in seven batches on a monthly basis between June 2022 and December 2022. The agreement is a non-binding commitment unless and until confirmed by a mutually executed order confirmation. Based on our latest market assessments, we currently do not anticipate entering into any such order confirmations. Generally, under this agreement, we agreed to pay a maximum price of $6,250 per machine, with an advance payment of

$10,000,000 due on or before the third business day following the execution of the agreement, and advance payments for each monthly batch due thereafter in accordance with the terms of the agreement. As of December 31, 2021, we had paid a deposit of $10,000,000 for the miners. On April 8, 2022, this deposit was offset against a cancellation of 2,890,173 shares of our common stock held by Bitfury Top HoldCo under the Waiver Agreement. For further details, see “
Certain Relationships and Related Person Transactions—Waiver Agreement
.”
Additionally, we also entered into two agreements with Bitfury USA Inc., a subsidiary of Bitfury Top HoldCo, made under, and as a part of, the Master Services and Supply Agreement, to purchase a total of 200 units of BlockBox air-cooled containers (each a “BBAC”), the modular data centers that house mining machines. The delivery of those containers commenced in the first quarter of 2022 and is anticipated to be completed in 2022, as expected.
We are also party to several power and hosting arrangements. Under the Luminant Power Agreement, the other half of the Independent Collateral Amount, or approximately $12.6 million, is due 15 days prior to the date on which the Interconnection Electric Facilities are completed and made operational. See “
Business—Material Agreements—Power Arrangements and Hosting Arrangements
” for more information.
Non-GAAP Financial Measures
We are providing supplemental financial measures for (i) non-GAAP loss from operations that excludes the impact of depreciation of fixed assets, stock compensation expense and (ii) non-GAAP net loss and non-GAAP diluted loss per share that exclude the impact of depreciation of fixed assets, change in fair value of warrant liability and stock compensation expense. These supplemental financial measures are not measurements of financial performance under GAAP and, as a result, these supplemental financial measures may not be comparable to similarly titled measures of other companies. Management uses these non-GAAP financial measures internally to help understand, manage, and evaluate our business performance and to help make operating decisions.
We believe that these non-GAAP financial measures are also useful to investors in comparing our performance across reporting periods on a consistent basis. Non-GAAP loss from operations excludes non-cash operational expenses that we believe are not reflective of our general business performance such as (i) depreciation of fixed assets and (ii) stock compensation expense that could vary significantly in comparison to other companies.
Non-GAAP net loss and non-GAAP diluted loss per share exclude the impact of (i) depreciation of fixed assets, (ii) change in fair value of warrant liability and (iii) stock compensation expense. We believe the use of these non-GAAP financial measures can also facilitate comparison of our operating results to those of our competitors.
Non-GAAP financial measures are subject to material limitations as they are not in accordance with, or a substitute for, measurements prepared in accordance with GAAP. For example, we expect that share-based compensation expense, which is excluded from the non-GAAP financial measures, will continue to be a significant recurring expense over the coming years and is an important part of the compensation provided to certain employees, officers and directors. Similarly, we expect that depreciation of fixed assets will continue to be a recurring expense over the term of the useful life of the assets. Our non-GAAP financial measures are not meant to be considered in isolation and should be read only in conjunction with our consolidated financial statements included elsewhere in this Form 10-K, which have been prepared in accordance with GAAP. We rely primarily on such consolidated financial statements to understand, manage and evaluate our business performance and use the non-GAAP financial measures only supplementally.

The following is a reconciliation of our non-GAAP loss from operations, which excludes the impact of (i) depreciation of fixed assets and (ii) stock compensation expense, to its most directly comparable GAAP measure for the periods indicated:

	Eleven Months Ended December 31, 2021	For the period January 7, 2021 (inception) through January 31, 2021
Reconciliation of non-GAAP loss from operations:
Operating loss	$(72,151,811)	$(3,480)
Depreciation	4,867	5
Stock compensation expense	63,765,473	—

Non-GAAP loss from operations	$(8,381,471)	$(3,475)

The following are reconciliations of our non-GAAP net loss and non-GAAP basic and diluted net loss per share, in each case excluding the impact of (i) depreciation of fixed assets (ii) change in fair value of warrant liability and (iii) stock compensation expense, to the most directly comparable GAAP measures for the periods indicated:

	Eleven Months Ended December 31, 2021	For the period January 7, 2021 (inception) through January 31, 2021
Reconciliation of non-GAAP net loss:
Net loss	$(72,152,564)	$(3,480)
Non-cash adjustments to net loss
Depreciation	4,867	5
Change in fair value of warrant liability	21,828	—
Stock compensation expense	63,765,473	—

Total non-cash adjustments to net loss	63,792,168	5

Non-GAAP net loss	$(8,360,396)	$(3,475)

Reconciliation of non-GAAP basic and diluted net loss per share:
Basic and diluted net loss per share	$(0.33)	$—
Depreciation of fixed assets (per share)	—	—
Change in fair value of warrant liability (per share)	—	—
Stock compensation expense (per share)	0.29	—

Non-GAAP basic and diluted net loss per share	$(0.04)	$—

Critical Accounting Policies, Significant Judgments and Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. As of and for the eleven months ended December 31, 2021, the most significant estimates inherent in the preparation of our consolidated financial statements include, but are not limited to, those related to equity instruments issued in share-based compensation arrangements. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

While our significant accounting policies are described in the notes to our consolidated financial statements included elsewhere in this Annual Report on Form 10-K, we believe that the following critical accounting policies are most important to understanding and evaluating our reported and future financial results.
Revenue recognition
We will recognizes revenue under Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) 606 “Revenue from Contracts with Customers.” The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

•	Step 1: Identify the contract with the customer

•	Step 2: Identify the performance obligations in the contract

•	Step 3: Determine the transaction price

•	Step 4: Allocate the transaction price to the performance obligations in the contract

•	Step 5: Recognize revenue when the company satisfies a performance obligation
In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct), and the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).
If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.
The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

•	Variable consideration

•	Constraining estimates of variable consideration

•	The existence of a significant financing component in the contract

•	Noncash consideration

•	Consideration payable to a customer
Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.
Digital asset mining services
Providing computing power in digital asset transaction verification services will be an output of our ordinary activities. The provision of providing such computing power is a performance obligation. The transaction consideration we receive, if any, is noncash consideration, which we will measure at fair value on the date received. The consideration is all variable. There is no significant financing component in these transactions.
Mining pools
We will also enter into digital asset mining pools by executing contracts, as amended from time to time, with the mining pool operators to provide computing power to the mining pool. The contracts are terminable at any time by either party and our enforceable right to compensation only begins when we provide computing power to the mining pool operator. In exchange for providing computing power, we will be entitled to a fractional share of the fixed cryptocurrency award the mining pool operator receives (less digital asset transaction fees to the mining pool operator which will be recorded as contra-revenue), for successfully adding a block to the blockchain. Our fractional share is based on the proportion of computing power we contributed to the mining pool operator to the total computing power contributed by all mining pool participants in solving the current algorithm.
Providing computing power in digital asset transaction verification services is an output of our ordinary activities. The provision of providing such computing power is the only performance obligation in our contracts with mining pool operators. The transaction consideration we receive, if any, is noncash consideration, which we will measure at fair value on the date received, which is not materially different than the fair value at contract inception or the time we have earned the award from the pools. The consideration is all variable. Consideration is constrained from recognition until the mining pool operator successfully places a block (by being the first to solve an algorithm) and we receive confirmation of the consideration we will receive; at this time, cumulative revenue is longer probable of significant reversal, i.e., associated uncertainty is resolved.
Fair value of the cryptocurrency awards received will be determined using the quoted price of the related cryptocurrency at the time of receipt. There is no significant financing component in these transactions. There is, however, consideration payable to the customer in the form of a pool operator fee, payable only if the pool is the first to solve the equation; this fee will be deducted from the proceeds we receive and will be recorded as contra-revenue, as it does not represent a payment for a distinct good or service as described in ASC
606-10-32-25.
Certain aspects of our performance obligations, such as providing computing power, may be contracted to various third parties and there is a risk that if these parties are unable to perform or curtail their operations, our revenue and operating results may be negatively affected. See “
Risk Factors—Risks Related to Our Business, Industry and Operations—If we are unable to successfully maintain our power and hosting arrangements or secure the sites for our data centers, on acceptable terms or at all, or if we must otherwise relocate to replacement sites, our operations may be disrupted, and our business results may suffer
.” Please see “
Business—Material Agreements—Power Arrangements and Hosting Arrangements
” for additional information about the Company’s power arrangements.
Cryptocurrencies
Cryptocurrencies, including Bitcoin, will be included in current assets in the consolidated the balance sheets. Cryptocurrencies purchased will be recorded at cost and cryptocurrencies awarded to us through our mining activities will be accounted for in connection with our revenue recognition policy disclosed above.
Cryptocurrencies will be accounted for as intangible assets with indefinite useful lives. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value, which is measured using the quoted price of the cryptocurrency at the time its fair value is being measured. In testing for impairment, we have the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If management concludes otherwise, we are required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.

Purchases of cryptocurrencies made by us will be included within investing activities in the consolidated statements of cash flows, while cryptocurrencies awarded to us through our mining activities will be included as a non-cash
adjustment within operating activities in the consolidated statements of cash flows. The sales of cryptocurrencies will be included within investing activities in the consolidated statements of cash flows and any realized gains or losses from such sales will be included in other income (expense) in the consolidated statements of operations. We will account for our gains or losses in accordance with the first in first out (“FIFO”) method of accounting.
Impairment of long-lived assets
Management reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used will be measured by a comparison of the carrying amount of an asset to undiscounted future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized will be measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.
Share-based compensation
We account for all share-based payments to employees, consultants and directors, which may include grants of stock options, stock appreciation rights, restricted stock awards, and restricted stock units (“RSUs”) to be recognized in the consolidated financial statements, based on their respective grant date fair values. As of the date of this prospectus, we have awarded only RSUs with service-based vesting conditions (“Service-Based RSUs”) and performance-based RSUs with market-based vesting conditions (“Performance-Based RSUs”). Compensation expense for all awards is amortized based upon a graded vesting method over the estimated requisite service period. All share-based compensation expenses are recorded in general and administrative expense in the consolidated statements of operations. Forfeitures are recorded as they occur.
The fair value of Service-Based RSUs is the closing market price of our common stock on the date of the grant. We employ a Monte Carlo simulation technique to calculate the fair value of the Performance-Based RSUs on the date granted based on the average of the future simulated outcomes. The Performance-Based RSUs contain different market-based vesting conditions that are based upon the achievement of certain market capitalization milestones. Under the Monte Carlo simulation model, a number of variables and assumptions are used including, but not limited to, the underlying price of our common stock, the expected stock price volatility over the term of the award, a correlation coefficient, and the risk-free rate. The Performance-Based RSUs awarded do not have an explicit requisite service period, therefore compensation expense is recorded over a derived service period based upon the estimated median time it will take to achieve the market capitalization milestone using a Monte Carlo simulation.
Weighted average assumptions used in the November 17, 2021 Monte Carlo valuation model for Performance-Based RSUs awarded on that date were: expected volatility of 96.1% and a risk-free rate of 1.60% based upon a remaining term of 10 years. These assumptions were used to estimate share-based compensation expense related to our Performance-Based RSUs, which was recognized in our consolidated financial statements for the eleven months ended December 31, 2021, and which will continue to impact our consolidated financial results over the remaining weighted average derived service period of the Performance-Based RSUs, which, as of December 31, 2021 is expected to occur over the next 2.4 years.
Leases
Effective February 1, 2021, we began accounting for leases in accordance with ASC 842, “Leases.” Accordingly, management determines whether an arrangement contains a lease at the inception of the arrangement. If a lease is determined to exist, the term of such lease is assessed based on the date on which the underlying asset is made available our use by the lessor. Management’s assessment of the lease term reflects the non-cancelable term of the lease, inclusive of any rent-free periods and/or periods covered by early termination options which we are reasonably certain of not exercising, as well as periods covered by renewal options which we are reasonably certain of exercising. We also determine lease classification as either operating or finance at lease commencement, which governs the pattern of expense recognition and the presentation reflected in the consolidated statements of operations over the lease term.
A lease liability will be recorded on our consolidated balance sheet at lease commencement reflecting the present value of our fixed minimum payment obligations over the lease term. A corresponding right-of-use (“ROU”) asset equal to the initial lease liability will also be recorded, adjusted for any accrued or prepaid rents and/or unamortized initial direct costs incurred in connection with execution of the lease and reduced by any lease incentives received. For purposes of measuring the present value of its fixed payment obligations for a given lease, we use our incremental borrowing rate, determined based on information available at lease commencement, as rates implicit in its leasing arrangements are typically not readily determinable. Our incremental borrowing rate reflects the rate we would pay to borrow on a secured basis and incorporates the term and economic environment of the associated lease. ROU assets will be reviewed for impairment, consistent with other long-lived assets, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.
For our operating leases, fixed lease payments will be recognized as lease expense on a straight-line basis over the lease term. Variable lease costs are expensed as incurred and are not included in the measurement of ROU assets and lease liabilities.
We entered into a series of agreements with affiliates of Luminant, including the Luminant Lease Agreement. Additionally, we executed a lease for office space dated December 17, 2021. Once either the Luminant Lease Agreement or the office lease are effective and we have control over the applicable leased asset, we will record both a ROU asset and a corresponding lease liability in accordance with ASC 842 for each lease component as applicable under the respective agreements.
Off-Balance
Sheet Arrangements
We did not have during the period presented, and we do not currently have, any off-balance
sheet arrangements, as defined in the rules and regulations of the SEC.

BUSINESS
Unless the context otherwise requires, references in this prospectus to the “Company,” “Cipher,” “we,” “us” or “our” refers to Cipher Mining Technologies, Inc., prior to the consummation of the Business Combination (the “Closing” and, such date of the consummation of the Business Combination, the “Closing Date”) and to Cipher Mining Inc. and its consolidated subsidiaries following the Business Combination. References to “GWAC” or “Good Works” refer to our predecessor company prior to the consummation of the Business Combination.
Business Overview
We are an emerging technology company that operates in the Bitcoin mining ecosystem in the United States. Specifically, we are develop and growing a cryptocurrency mining business, specializing in Bitcoin. Our key mission is to become a leading Bitcoin mining company in the United States.
We were established by the Bitfury Group, a global full-service blockchain and technology specialist and one of the leading private infrastructure providers in the blockchain ecosystem. On August 27, 2021, we consummated the Business Combination with Good Works. As a stand-alone, U.S.-based cryptocurrency mining business, specializing in Bitcoin, we have begun our buildout of cryptocurrency mining sites in the United States. We began deployment of capacity the first quarter of 2022, with mining operations beginning at one site in February 2022.
In connection with our planned buildout, we entered into the Standard Power Hosting Agreement, the WindHQ Joint Venture Agreement and the Luminant Power Agreement, all of which, together, are expected to cover at least four sites where we expect to begin our buildout, see “
Business—Material Agreements
” and “
Business—Our Planned Cryptocurrency Operations—Operational Buildout Plan.
” Pursuant to these agreements, we expect to have access, for at least five years, to an average cost of electricity of approximately 2.7 c/kWh. We expect that this will help competitively position us to achieve our goal of becoming a leading Bitcoin mining operator in the United States.
We expect that in the near-term the substantial majority of our capital expenditures will be devoted to the buildout of our mining sites and the acquisition of mining hardware. In August 2021, we entered into an agreement with Bitmain Technologies Limited (“Bitmain”) to purchase 27,000 Antminer S19j Pro (100 TH/s) miners, which are expected to be delivered in nine batches on a monthly basis between January 2022 and September 2022. In September 2021, we also entered into a framework agreement with SuperAcme Technology (Hong Kong) Limited (“SuperAcme”) to purchase 60,000 MicroBT M30S, M30S+ and M30S++ miners, which are expected to be delivered in six batches on a monthly basis between July 2022 and year-end 2022. For further details on these and other agreements, see “
Management’s Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations and Other Commitments
.”
We aim to deploy the computing power that we will create to mine Bitcoin and validate transactions on the Bitcoin network. We believe that Cipher will become an important player in the Bitcoin network due to our planned large-scale operations, best-in-class
technology, market-leading power and hosting arrangements and a seasoned, dedicated senior management team.
As of April 15, 2022, Bitfury Top HoldCo (together with Bitfury Holding) beneficially owned approximately 82.1% of our common stock with sole voting and sole dispositive power over those shares and, as a result, Bitfury Top HoldCo has the power to elect all of our directors and we are a “controlled company” under Nasdaq corporate governance standards. For additional information, see “
Risk Factors—Risks Related to our Common Stock and Warrants—We are a “controlled company” within the meaning of Nasdaq listing rules and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies
.” and “
Management—Executive Officers and Directors—Controlled Company Status
.”

Our Key Strengths
We believe that we have a number of strengths that will give us a competitive advantage in the global cryptocurrency, and specifically Bitcoin, mining business, including:
Scale potential to become a leading Bitcoin mining operation in the United States
In the cryptocurrency, and specifically Bitcoin, mining business, we believe that scale can be a key factor in driving cost and margin improvements as well as providing a degree of protection against price volatility. As further discussed in “—
Our Strategy
” and “—
Our Planned Cryptocurrency Operations—Operational Buildout Plan
”, we plan to deploy approximately 445MW of electrical power to mining operations by the end of the first half of 2023. To date, we have entered into mining machine purchase contracts to deliver a computational power (hashrate) of approximately 8.5 EH/s in 2022, based on agreed delivery schedules with Bitmain and SuperAcme and assuming timely deliveries, of which we expect to own approximately 7.2 EH/s. From the second half of 2023, we plan to expand deployment of energy capacity at existing and potentially new sites using cash flows that we expect to generate from our operations and potentially additional sources of financing.
Our aim is that by the end of 2025, we will have the potential to reach a cumulative electrical power capacity of approximately 745MW and corresponding hashrate of approximately 32 EH/s. For the key estimates and assumptions underlying our expectations, see “—
Our Planned Cryptocurrency Operations—Operational Buildout Plan
”.
Furthermore, we expect that our focus on U.S. operations will further support our potential. We believe that the United States currently provides the optimal geographic platform for the development of a cryptocurrency mining business, both in terms of its transparency and regulatory environment, including access to capital markets and the general contractual protections afforded by the U.S. legal system. As further discussed in “—
Our Strategy
”, we believe that this stability and transparency of the regulatory environment will allow us to establish and develop strong Bitcoin mining operations, and, in conjunction with our other strengths, will allow us to pursue our goal of becoming a leading Bitcoin miner in the United States.
Cost leadership with reliable electricity supply and resilient business model with downside protection against drops in Bitcoin prices
For our planned buildout, we entered into separate power and hosting arrangements with each of Standard Power, WindHQ and Luminant to provide us with hosting and power services. For further details on those arrangements, see “
Business—Material Agreements—Power Arrangements and Hosting Arrangements
”. With those arrangements, we expect to have access, for at least five years, to competitive electricity costs, with an average cost of electricity of approximately 2.7 c/kWh. We also plan to utilize leading technology and mining equipment to maximize computing power output per MW, while minimizing downtime and repair costs. We anticipate that our use of different operational modes will allow us to balance between maximum output per chip and maximum efficiency to respond to varying market, weather and power conditions.
The overall hashrate of the Bitcoin network is highly correlated with Bitcoin price, and any significant fall in Bitcoin price may force high-cost miners to cease their mining activities, which would typically result in a proportional decrease of the network power. As the number of blocks available for mining is set by Bitcoin protocol irrespective of the network’s hashrate or Bitcoin price increases, in periods of low Bitcoin prices, low-cost
producers have the opportunity to take the market share of less-efficient participants and keep their economics resilient by mining a larger number of blocks.
In line with our business model, we believe that our anticipated controlled power costs as well as the expected use of leading technology and reliable operations and maintenance services will provide our mining operations with resilience against drops in Bitcoin prices.

Key management’s track record with relevant expertise and capabilities
At Cipher, we have assembled an experienced executive management team with many years of relevant experience and significant industry and technical knowledge.
Strategic adjacencies with compelling long-term opportunities
With the development of cryptocurrency exchanges and similar platforms, we believe that institutional investors will increasingly want to gain exposure to Bitcoin. Accordingly, we believe that we are strategically well positioned not only to develop our cryptocurrency mining business, but also to enhance it through other long-term opportunities in the Bitcoin ecosystem. As our expected Bitcoin inventory will be freshly minted, originated within the U.S. regulatory system and not previously transacted, we believe that it may make us a particularly attractive candidate for potential partnership opportunities. Those opportunities could include, for example, potential partnerships with larger companies in energy, technology and financial services as well as offering of mining-as-a-service.
Our Strategy
Our strategy is to become the leading Bitcoin mining operator in the United States. Key elements of this strategy are:
Focus on building our operations in the United States and our planned initial and second buildout phases.
We believe that the North American market, and specifically the United States, represents a particularly attractive geographic region for establishment and development of Bitcoin mining operations. Two key drivers for this are the attractive market dynamics and its stable regulatory environment. We believe that the strong cryptocurrency mining dynamics in the United States are particularly driven by the low-cost
energy and reliable power infrastructure, investor interest in cryptocurrencies and an opportunity to move mining away from China, which in September 2021 declared that all digital currency-related business activities are illegal, effectively banning mining and trading in cryptocurrencies. On the regulatory side, while crypto asset regulation in the United States, as in the rest of the world, is still in development (see “
Business—Government Regulation
”), we believe that the regulatory framework for Bitcoin in the United States is sufficiently well established and accepted. Furthermore, we believe that the U.S. digital asset ecosystem is more tightly regulated and may attract more compliance-oriented investors, which is expected to contribute to the overall stability of this ecosystem.
As outlined in our “
—Our Planned Cryptocurrency Operations—Operational Buildout Plan
”, by the end of the first half of 2023, we aim to set up and begin operations across several sites in the United States. We would then aim to expand deployment of energy capacity at existing and potentially new sites in the United States. In progressing through our buildout, we aim to capitalize on the advantages that we expect from our power and hosting arrangements and our use of the leading technology and mining equipment to maximize computing power output per MW, while minimizing downtime and repair costs. We anticipate that our use of different operational modes will allow us to balance between maximum output per chip and maximum efficiency to respond to varying market conditions.
As part of our operations, we plan to utilize one or more third-party mining pools and have already entered into an agreement with one mining pool. We anticipate our average payments to the third-party mining pool operators to be in the range of approximately
0-1.25%.
We have no immediate plans to establish our own mining pool. We intend to periodically re-evaluate
this as part of our overall strategy going forward and, in the future, we may also decide to stop using mining pools.
Establish our cost leadership and maintain strong relationships with our industry partners.
We seek to structure our relationships with our equipment and service providers, power and hosting suppliers and other potential partners as long-term partnerships. We believe that such approach may create incentives for better long-term development of our operating platform as well as for our partners.

Retain flexibility in considering strategically adjacent opportunities complimentary to our business model.
As the cryptocurrency ecosystem develops and our business, including Bitcoin inventory, grows, we aim to retain certain flexibility in considering and engaging in various strategic initiatives, which may be complimentary to our mining operations in the United States. For example, we could consider initiatives such as: (i) engaging in lending out Bitcoin as an additional line of revenue; (ii) expanding our operations to mining other cryptocurrencies; (iii) engaging into strategic acquisitions or joint ventures; (iv) leveraging our expected Bitcoin holdings to enter into strategic partnerships in the fintech space; (v) engaging in asset management products; and (vi) providing mining-as-a-service,
which may involve working with infrastructure investors on managed Bitcoin mining deployments and other potential projects.
Our Planned Cryptocurrency Operations
Operational Buildout Plan
We began deployment of capacity in the first quarter of 2022, with mining operations beginning at one site in February 2022, and power and infrastructure readiness at two of our other planned cryptocurrency mining sites on track for the planned launch in the early second half of 2022. By the end of the first half of 2023, we plan to deploy approximately 445MW of electrical power capacity. To date, we have entered into mining machine purchase contracts to deliver hashrate of approximately 8.5 EH/s in 2022, based on agreed delivery schedules with Bitmain and SuperAcme and assuming timely deliveries, of which we expect to own approximately 7.2 EH/s, with the remainder going to WindHQ pursuant to the WindHQ Joint Venture Agreement. For further details, see
“Business—Material Agreements—Power Arrangements and Hosting Arrangements— WindHQ”.
From the second half of 2023 until the end of 2025, we plan to expand the deployment of capacity at our existing or new sites by deploying approximately 100MW of additional electrical power capacity per annum, with a cumulative additional hashrate of approximately 25 EH/s. For this, we expect to utilize the cash flow that we expect to generate from our operations and potentially additional sources of financing.
By the end of 2025, we will have the potential to reach a cumulative electrical power capacity of approximately 745MW and corresponding hashrate of approximately 32 EH/s. Based on our projections and assuming the current market conditions, including the competitive landscape, and an expected overall hashrate of the Bitcoin network of approximately 791 EH/s in December 2025 (Source: BitOoda, “2021 Year End Bitcoin Hashpower Estimates”, September 2021), we estimate that our share in the overall hashrate of the Bitcoin network could amount to approximately 4% by December 2025. Our expectations and estimates are subject to a number of important assumptions, including, but not limited to, our hashrate and the network hashrate estimates, our buildout schedule and the amount, timing of delivery and quality of the hardware we receive, including ASIC chips.
Expected Revenue Structure
We expect our revenue to comprise a combination of block rewards and transaction fees, earned for verifying transactions in support of the blockchain:

•
block rewards
are rewards paid in Bitcoin that are programmed into the Bitcoin software and awarded to a miner or a group of miners for solving the cryptographic problem required to create a new block on a given blockchain; and

•	transaction fees are fees paid in Bitcoin that miners receive to confirm transactions across the network.

The graphic below shows a simplified summary of our business model and mining revenue generation:

Source: Cipher
Block rewards are fixed and the Bitcoin network is designed to periodically reduce them through halving. Most recently in May 2020, the block reward was reduced from 12.5 to 6.25 Bitcoin, and it is estimated that it will halve again to 3.125 Bitcoin in March 2024.
Bitcoin miners also collect transaction fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. Miners have historically accepted relatively low transaction confirmation fees, because miners have a very low marginal cost of validating unconfirmed transactions, but transaction fees may vary.
Subject to its strategic development plans, we may from
time-to-time
exchange Bitcoin for fiat currency through OTC providers or exchanges to fund our operations and growth.
Material Agreements
We entered into several key agreements that we expect will be material to our operations. The following descriptions of our material agreements do not purport to be complete and are qualified in their entirety by reference to each such agreement, which are attached as exhibits to this prospectus.
Power Arrangements and Hosting Arrangements
Luminant
On June 23, 2021, we and Luminant ET Services Company LLC (“Luminant”) entered into a signed a definitive power purchase agreement for the supply of electric power to one of our planned sites in Texas, which was subsequently amended and restated on July 9, 2021 and February 28, 2022 (as amended, the “
Luminant Power Agreement
”). The agreement provides for a take or pay arrangement, whereby, starting from the Initial Delivery Date (as defined below), Luminant shall supply, and we shall accept, a total electrical power capacity of a minimum of 200MW and up to 210MW (the “Contract Quantity”) during the Initial Term (as defined below) at a predetermined MWh rate. The agreement also provides for certain curtailment events when Luminant has a right to curtail a certain portion of the energy delivered in each contractual year.
On June 29, 2021, with amendment and restatement on July 9, 2021, we also entered into a lease agreement with Luminant’s affiliate, under which Luminant’s affiliate leases us a plot of land to set up the planned data center, ancillary infrastructure and electrical system (the “Interconnection Electric Facilities”) at the relevant site (as amended and restated, the “Luminant Lease Agreement”).

Under the Luminant Power Agreement, we are required to provide Luminant a collateral of $12,553,804 (the “Independent Collateral Amount”). Half of the Independent Collateral Amount was paid to Luminant on September 1, 2021 as the Company received notice that Luminant had commenced construction of the Interconnection Electrical Facilities. The other half will be due 15 days prior to the date on which the Interconnection Electric Facilities are completed and made operational. Such amount shall remain in place through the term of the Luminant Power Agreement. Furthermore, pursuant to the Luminant Power Agreement, if Luminant’s exposure reaches 95% of the posted Independent Collateral Amount, we are required to post additional cash collateral (in increments of $100,000) (the “Variable Collateral”) such that the sum of the Independent Collateral Amount, lien value credit (provided for in the agreement) and such additional Variable Collateral equal an amount no less than 105% of Luminant’s exposure.
The details of the construction of the Interconnection Electric Facilities, including the collateral (in addition to the Independent Collateral Amount), are set out in a separate purchase and sale agreement between us and another Luminant affiliate, Vistra Operations Company LLC (“Vistra”), which was entered into on June 28, 2021, and amended and restated on July 9, 2021 (as amended and restated, the “Luminant Purchase and Sale Agreement”). Specifically, under this agreement, we provided $3,063,020 as collateral independent of the Independent Collateral Amount. The agreement also provides that the Interconnection Electric Facilities are targeted to be completed and made operational by April 30, 2022, with an outside closing date of July 31, 2022. The Luminant Purchase and Sale Agreement provides that the Interconnection Electrical Facilities are to be sold to us upon completion of their construction for $13,159,349 to be paid in monthly installments over a five-year period and which will carry interest of 11.21% per annum. Upon conclusion of the Luminant Lease Agreement, the Interconnection Electrical Facilities are to be sold to Vistra at a price to be determined based upon bids obtained in the secondary market.
The Luminant Power Agreement provides that the parties’ respective obligations under the agreement shall become effective as of the first day of the month following (i) the date on which the Interconnection Electric Facilities are completed and made operational by Luminant, and Luminant is ready to deliver energy, and (ii) the date the Interconnection Electric Facilities are ready to accept energy (together, the “Initial Delivery Date”) and shall continue for five years thereafter (the “Initial Term”). Subject to certain early termination exceptions, the agreement provides for a subsequent automatic annual renewal, unless either party provides written notice to the other party of its intent to terminate the agreement at least six months prior to the expiration of then current term. The Luminant Lease Agreement became effective on August 27, 2021 (the “Effective Date”) and shall continue for five years thereafter, subject to renewal provisions aligned with the Luminant Power Agreement.
Copies of the Luminant Power Agreement, the Luminant Lease Agreement and the Luminant Purchase and Sale Agreement, along with the amendments and restatements to them, are attached as Exhibits 10.10 through 10.15 to the registration statement of which this prospectus forms a part.
Standard Power
On April 1, 2021, we entered into a Bitcoin mining hosting agreement Standard Power and, subsequently on May 12, 2021, we entered into an amendment and restatement to the agreement (as amended and restated, the “
Standard Power Hosting Agreement
”). Under the Standard Power Hosting Agreement, we agree to provide to Standard Power Bitcoin miners with a specified energy utilization capacity of two hundred Megawatts (200 MWs), or more if agreed, necessary to generate computational power at the respective facilities (the “
Miners
”). We can acquire such Miners from the Bitfury Group or another supplier. Standard Power, in turn, is obligated to (i) host the Miners in specialized containers and provide the electrical power and transmission and connection equipment necessary for the mining and (ii) host, operate and manage the Miners there, in each case in accordance with the terms and conditions of the Standard Power Hosting Agreement.
The Standard Power Hosting Agreement provides that Standard Power shall provide an electric power infrastructure, including containers, necessary to operate the Miners with a specified energy utilization capacity of initially at least forty Megawatts (40 MWs). We are currently in discussions with Standard Power to amend the Standard Power Hosting Agreement to shift the initial power availability date to 2023 for a site to be agreed upon between us and Standard Power.
Thereafter, Standard Power shall provide the hosting capacity, housing and equipment for Miners with the specified energy utilization capacities that will be delivered to the facilities in accordance with the availability schedule, as may be amended and supplemented. Standard Power also undertakes to be responsible for the proper installation and the costs of work for hosting the Miners in the specialized containers in each facility and for the proper care and maintenance of the Miners, the facilities and the containers in which the Miners are installed. The Standard Power Hosting Agreement provides that Standard Power shall purchase these specialized containers from Bitfury Top HoldCo’s affiliate or from another supplier.
Under the Standard Power Hosting Agreement, we are obligated to pay (i) the Hosting Fee, which is comprised of the (a) Base Hosting Fee and the Infrastructure Fee and (b) the Bitcoin Profits Sharing Fee, subject to the applicable Hosting Fee Cap, and (ii) Operational Service Fee (all terms are defined in the Standard Power Hosting Agreement). The Bitcoin Profits Sharing Fee amounts to fifteen percent (15.00%) of the Bitcoin Profits (generally defined as Bitcoins mined at the respective facilities under the Standard Power Hosting Agreement minus all the operating reasonable expenses for the respective period) throughout the initial term of five (5) years.
The Standard Power Hosting Agreement also provides that we are required to provide Standard Power either with an acceptable form of credit guarantee or a security deposit in cash equal to three (3) months aggregate Base Hosting Fee and Infrastructure Fee paid at least fourteen (14) days before the date first Miners have been delivered to the facility.
The Standard Power Hosting Agreement provides for the initial term of five (5) years with automatic five (5) year renewal provisions.
A copy of the Standard Power Hosting Agreement is attached as Exhibit 10.16 to the registration statement of which this prospectus forms a part.
WindHQ
On June 10, 2021, we and WindHQ LLC (“WindHQ”) signed a framework agreement for a joint venture for the construction, buildout, deployment and operation of one or more data centers in the United States (“Data Centers”) (the “
WindHQ Joint Venture Agreement
”).
The WindHQ Joint Venture Agreement provides that the parties shall collaborate to fund the construction and buildout of certain specified Data Centers at locations already identified by the parties (“
Initial Data Centers
”). Each Initial Data Center will be owned by a separate limited liability company (each, an “
Initial Data Center LLC
”), and WindHQ will own 51% of the initial membership interests of each Initial Data Center LLC and we will 49% of the initial membership interests of each Initial Data Center LLC.
The WindHQ Joint Venture Agreement includes a development schedule for additional electrical power capacity through the joint identification, procurement, development and operation of additional Data Centers (“
Future Data Centers
”) totaling (including the Initial Data Centers) 110MW by December 31, 2022, 210MW by December 31, 2023, 340MW by December 31, 2024, and 500MW by December 31, 2026. Each Future Data Center will be owned by a separate limited liability company (each, a “
Future Data Center LLC
”, and collectively with the Initial Data Center LLCs, the “
Data Center LLCs
”), and we and WindHQ, or our respective affiliates, shall each become a member of each Data Center LLC by entering into a limited liability company agreement for each such Data Center (“LLC Agreement”). WindHQ will own at least 51% of the initial membership interests of each Future Data Center LLC and we will own a maximum of 49% of the initial membership interests of each Future Data Center LLC.

Furthermore, under the WindHQ Joint Venture Agreement, WindHQ is required to use commercially reasonable efforts to procure energy for Future Data Centers at the most favorable pricing then available. Similarly, we are required to use commercially reasonable efforts to procure the applicable equipment needed for the Future Data Centers at the most favorable pricing then available.
Under the WindHQ Joint Venture Agreement, WindHQ agrees to provide a series of services to each of the Data Centers, including but not limited to: (i) the design and engineering of each of the Data Centers; (ii) the procurement of energy equipment and others related services such as logistics for each of the Data Centers; and (iii) the construction work for each of the Data Centers. Furthermore, we are required to support and monitor (in some cases remotely) the operations of the hardware at each Data Center (particularly the mining servers) as required under the WindHQ Joint Venture Agreement.
A development fee equal to 2% of capital expenditures in respect of the initial development of each Data Center shall be paid 50% to WindHQ and 50% to us. Furthermore, a fee equal to 2% of the gross revenues of each of the Data Centers will be payable monthly based on the immediately prior month gross revenue of such Data Center, 50% to WindHQ and 50% to us.
For each Data Center, WindHQ and we will cooperate to prepare a financial model incorporating the relevant economic factors of such Data Center, including a determination of a target projected return for any expansion projects for such Data Center (such return, the “
Economic Threshold
” for such Data Center), and both WindHQ and we will provide the initial funding required for each Data Center on a pro rata basis in accordance with our respective ownership interests in the applicable Data Center LLC. Either WindHQ or we may propose expansion projects to be undertaken by a Data Center LLC (“
Expansion Projects
”). For any Expansion Project with a projected return expected to equal or exceed the Economic Threshold for the applicable Data Center, WindHQ and we will fund such Expansion Project through the subscription for additional membership interests in the applicable Data Center LLC. If the projected return for an Expansion Project is less than the Economic Threshold for the applicable Data Center and either WindHQ or we do not approve of the applicable Data Center LLC undertaking such Expansion Project, then WindHQ (if WindHQ proposed the Expansion Project) or we (if we proposed the Expansion Project) may form a separate limited liability company to pursue the Expansion Project, and the applicable Initial Data Center LLC shall enter into a shared facilities agreement with such separate limited liability company that provides such limited liability company with the rights necessary to proceed with such Expansion Project at the applicable Data Center.
In the absence of any material breaches by either party, the WindHQ Joint Venture Agreement may only be terminated by mutual written consent of both parties. A copy of the WindHQ Joint Venture Agreement is attached as Exhibit 10.17 to the registration statement of which this prospectus forms a part.
On January 28, 2022, in connection with the WindHQ Joint Venture Agreement, Cipher Mining Technologies and Alborz Interests DC LLC (a subsidiary of WindHQ), as members, entered into the Amended and Restated Limited Liability Company Agreement of Alborz LLC (the “Alborz LLC Agreement”). The Alborz LLC Agreement delineates the rights and obligations of the members related to the construction, operation and management of the Alborz facility located in Texas.
Term Sheets
On March 2, 2022, Cipher Mining Technologies, entered into a non-binding term sheet for a joint venture with Numus Navitas, LLC (“Navitas”) and Permian BTC JVCO, LP (“PBJ”) to build, equip and operate mining sites in Texas (the “Navitas/PBJ JV”). Under this arrangement, we are expected to provide site design, equipment procurement and deployment services, while Navitas and PBJ are expected to contribute a site, power infrastructure and the related interconnection agreement. It is anticipated that any site set up under this arrangement will be owned by a limited liability company, in which we will hold a minimum of 51% of all outstanding membership interests, Navitas will hold a maximum of 30% and PBJ will hold a maximum of 19%.

On March 2, 2022, Cipher Mining Technologies also entered into a non-binding term sheet with Luminant for land lease, energy supply and related services for one additional planned site in Texas. Under this arrangement, Luminant is expected to lease to us sufficient land, at a location agreed upon by both parties, to set up a cryptocurrency mining facility. Luminant is also expected to supply a total electrical power capacity of approximately 200MW, at a predetermined MWh rate, and the relevant energy management services. The arrangement is planned for a 15-year initial term expected to commence in the second quarter of 2023, which is indicative and subject to interconnection and substation deployment.
All term sheets are non-binding and remain subject to completion of due diligence and internal approval processes from all parties as well as the negotiation and execution of definitive agreements. The final terms of the definitive agreements, if any, may be significantly different from those set forth in the respective non-binding term sheets.
Master Services and Supply Agreement
In connection with the Business Combination, on August 26, 2021, Bitfury Top HoldCo and Cipher entered into the Master Services and Supply Agreement. The initial term of the agreement is 84 months, with automatic
12-month
renewals thereafter (unless either party provides sufficient notice of non-renewal).
Pursuant to this agreement, Cipher can request and Bitfury Top HoldCo is required to use commercially reasonable efforts to provide, or procure the provision of, certain equipment and/or services, such as construction, engineering and operations, in each case as may be required to launch and maintain Cipher’s mining centers in the United States.
Specifically, under the terms of the Master Services and Supply Agreement, Cipher can request and Bitfury Top HoldCo is required to: (i) use commercially reasonable efforts to manufacture (or procure the manufacture by its suppliers and/or subcontractors) and supply to Cipher the quantity, specification and type of equipment (including modular data centers, servers, ASIC chips and miners); and (ii) provide certain project management and quality control, engineering, procurement, construction, commissioning, operations, maintenance, consulting and other related services as outlined in the Master Services and Supply Agreement.
Additionally, the Master Services and Supply Agreement provides that, subject to certain de minimis thresholds, Bitfury Top HoldCo agrees not to compete with Cipher in the Bitcoin mining business in the United States.
The Master Services and Supply Agreement is not exclusive to Bitfury Top HoldCo or any of its affiliates, and Cipher may retain any other parties to manufacture and deliver any equipment or perform any of the services required. The Master Services and Supply Agreement does not set out precise types, specifications, quantities or timings of any equipment or services deliveries. If Cipher decides to order any equipment under the Master Services and Supply Agreement, it will set out the relevant type, specifications, quantity and timing for delivery of equipment in individual purchase orders. Similarly, Cipher will request the relevant services under individual statements of work. Cipher is not obligated to order any equipment or services from Bitfury under the Master Services and Supply Agreement. The agreement does not provide for any minimum level or volume of services or any minimum quantity or type of equipment (including ASIC chips or miners) that Cipher would be required to order. If an order is made, the timeframes for any particular deliveries are to be set out in the relevant individual purchase orders or statements of work.
The Master Services and Supply Agreement provides that Cipher can use: (i) subject to certain notice requirements, a right of first refusal regarding the purchase of chips that Bitfury Top HoldCo makes available to the market in future; and (ii) “most-favored nation pricing” protection in relation to any services (with reference to the United States prices) and/or equipment (with reference to the worldwide prices) that it may decide to order from Bitfury Top HoldCo.
In addition to the Master Services and Supply Agreement, Cipher and Bitfury Holding also entered into a fee side letter, which sets out the basic pricing framework applicable under the Master Services and Supply Agreement for any services. Under the side letter, monthly fees for any potential future services, if any, would be determined by reference to two groups of services, which may be provided under the Master Services and Supply Agreement: (i) Bitfury Top HoldCo’s “onsite” services fee would be calculated on a straight cost +5% basis (plus applicable duties and taxes); and (ii) Bitfury Top HoldCo’s “remote services” would be calculated on a ratchet basis applying a management fee of $1000/MW up to 445MW (capped at $200,000/month) and $450USD/MW above 445MW (plus applicable duties and taxes).
The Master Services and Supply Agreement and the fee side letter to the Master Services and Supply Agreement are attached as Exhibit 10.1 and Exhibit 10.18, respectively, to the registration statement of which this prospectus forms a part.
In October and December 2021, as a part of the Master Services and Supply Agreement, we entered into agreements with Bitfury Top HoldCo and Bitfury USA Inc. providing us an option to purchase mining rigs and some additional equipment. For further details, see “
Management’s Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations and Other Commitments.
”
Bitfury Top HoldCo is our controlling shareholder. The Master Services and Supply Agreement and any potential agreements thereunder constitute related-party transactions. For further details, see “
Certain Relationships and Related Person—Master Services and Supply Agreement
”. Bitfury Top HoldCo is entitled to appoint a majority of the members of the Board, and it has the power to determine the decisions to be taken at Cipher’s shareholder meetings on matters of Cipher’s management that require the prior authorization of our shareholders, including in respect of related party transactions, such as the Master Services and Supply Agreement, corporate restructurings and the date of payment of dividends and other capital distributions. Thus, the decisions of Bitfury Top HoldCo as our controlling shareholder on these matters, including its decisions with respect to its or our performance under the Master Services and Supply Agreement, may be contrary to the expectations or preferences of Cipher stockholders. For further details, see “
Risk Factors—Risks Related to our Common Stock and Warrants—Bitfury Top HoldCo is our controlling shareholder and, as such, may be able to control our strategic direction and exert substantial influence over all matters submitted to our stockholders for approval, including the election of directors and amendments of our organizational documents, and an approval right over any acquisition or liquidation.
”
Competition
Bitcoin is mined all over the world by a variety of miners, including individuals, public and private companies and mining pools. We currently plan to set up the majority of our initial sites in Texas, where we may face significant and increasing competition, as Texas, through its regulatory and economic incentives, has encouraged cryptocurrency mining companies, like ours, to locate their operations in the state. For further details, see
“Risk Factors—Risks Related to Our Business, Industry and Operations—Delays or disruptions in the development or operation of our Texas sites could also materially and adversely affect our business, results of operations and financial condition.”
There is also a possibility that, in the future, foreign governments may decide to subsidize or in some other way support certain large-scale cryptocurrency mining projects, see “
Risk Factors—Risks
Related to Regulatory Framework—Regulatory actions in one or more countries could severely affect the right to acquire, own, hold, sell or use certain cryptocurrencies or to exchange them for fiat currency
”. Thus, we expect to compete against a number of companies and entities operating both within the United States and abroad. Equally important, as Bitcoin price increases, additional miners may be drawn into the market. The corollary would mean that as Bitcoin price decreases, miners that are less cost-efficient may be driven out of the market.
Blockchain and Bitcoin Industry Overview
Our business model centers on cryptocurrency mining operations and, specifically, Bitcoin mining.

Blockchain, Cryptocurrencies and Other Digital Assets
A blockchain is a decentralized, distributed ledger. Unlike a centralized database whereby an entire database, or full copies of that database, remains in the control of one person or entity stored on a computer that is controlled or owned by that same person or entity, a blockchain ledger typically has partial copies of itself across various computers or participants (“nodes”) in the network. Each new block requires a method of consensus between nodes of the network in order for the block to post to the ledger and become permanent. There are various methods being developed for executing a consensus.
Currently, the most popular application of blockchain is cryptocurrency. Cryptocurrencies are currencies that are not backed by a central bank or a national, supra-national or quasi-national organization and are not typically backed by hard assets or other credit. Cryptocurrencies are typically used as a medium of exchange, similar to fiat currencies like the U.S. Dollar, that is transacted through and recorded on a blockchain.
In addition to cryptocurrencies, there are other assets, such as contracts or other information that reside on a blockchain that represent a form of ownership. Examples may include insurance contracts, deeds, wills, health data or securities. Together with cryptocurrencies, these other assets, which also include virtual currencies, digital coins and tokens, and other blockchain assets, make up a class of assets called “digital assets”. The value of digital assets is determined by the value that various market participants place on them through their transactions, for example, via peer-to-peer
transactions,
e-commerce
or exchanges.
Bitcoin
Bitcoin is the oldest and most commonly used cryptocurrency today. Bitcoin was invented in 2008 by an unknown person under the pseudonym Satoshi Nakamoto, and launched in 2009 as a medium of exchange. As of the date of this prospectus, Bitcoin is the world’s most valuable cryptocurrency by market capitalization.
As described in the original white paper by Nakamoto, Bitcoin is a decentralized, peer-to-peer
version of electronic cash that allows online payments to be sent from one party to another without going through a financial institution. Upon verification by computers (“miners”) serving the Bitcoin network, authenticated transactions are forever added to a public ledger (“chain”) for all to view. Without the need for a trusted third party to determine which transactions are authentic, Bitcoin allows any two willing market participants to transact, thereby minimizing transaction costs, reducing the minimum practical transaction size, and enabling the ability to make non-reversible
payments for
non-reversible
services.
Sending Bitcoin
When Bitcoins are sent, the transactions are broadcasted to all nodes in the Bitcoin network. Each node bundles a collection of transactions into an encrypted block and applies computation power to decipher the code (“hash”) to the encrypted block, which requires verification that all transactions within the block are valid. Once a node cracks the code, that code is sent to all other miners who can easily verify that the hash is indeed correct. And when enough nodes agree that the hash is correct, the block is added to the existing chain and miners move on to work on the next block by utilizing the hash of the accepted block as the previous hash.
The verification is necessary because, unlike physical cash that can only be held by one party at a time, cryptocurrency is a digital file that could be fraudulently copied and sent to multiple recipients if there are no safeguards in place. To address this double-spending problem, the public ledger in the Bitcoin network keeps track of user balances and a complete history of every transaction executed among Bitcoin network participants, all the while keeping participants anonymous.
Bitcoin Parameters
When Bitcoin was created, the inventor limited its supply to 21 million coins. 1 Bitcoin is equal to 100 million satoshi, which is the smallest unit of Bitcoin. This supply limitation ensures that Bitcoin remains scarce, and the divisibility enables small-sized
transactions even in a rising Bitcoin price environment.

Bitcoin Distribution
As of the date of this prospectus, there were approximately 19 million coins in circulation. To distribute Bitcoins into circulation and incentivize miners for expending time and computation power to find solutions to encrypted blocks, the Bitcoin network rewards the miner who finds the right hash with Bitcoins.

The number of Bitcoin rewards is reduced by 50% for every 210,000 blocks mined, and given that a block is added to the ledger approximately every 10 minutes (time for the Bitcoin system to mine a new block), the “halving event” takes place roughly once every 4 years until all 21 million Bitcoins have been “unearthed”. Currently, each block mined rewards 6.25 Bitcoins and the next halving is expected to occur on March 2024, at which point each block mined would only reward 3.125 Bitcoins.
Transaction Fees
When a user decides to send Bitcoin to a recipient, the transaction is first broadcasted to a memory pool before being included in a block. Because each block can only contain up to 1 megabyte of transaction information, it is in this memory pool that miners can pick and choose which transactions to bundle into the next block and verify. During periods of heavy network usage, there can oftentimes be more transactions awaiting confirmation than there is space in a block. Consequently, not all attempted transactions will be verified immediately and some transactions can take up to a day or longer to verify.
In such situations where there are more transactions in the memory pool than there is space on the next block, users compete for miners’ computation power by adding fees (“tips”) onto their transactions in the hope that miners would prioritize their transactions. Due to the 1 megabyte limitation, miners tend to favor smaller transactions that are easier to validate. Larger “tips” are required to incentivize miners to mine larger transactions. When the network congestion eases, the miners then turn their focus upon the remaining transactions.
Wallet
Bitcoins are held in Bitcoin wallets, which is a software program for storing Bitcoins. Each wallet is assigned a unique address. When users transact directly, using wallets, or indirectly, through exchanges, Bitcoins are moved from one wallet address to another after the transaction has been verified by miners.
Bitcoin Mining
The term “mining” is used to define a process whereby the blockchain consensus is formed. The Bitcoin consensus process, for example, entails solving complex mathematical problems using custom-designed computers. However, many more public and private blockchains are being developed with different algorithms or consensus models, which can use different hardware and methods for performing the function of adding blocks to their blockchains.
Hashing
To mine Bitcoin, computers solve difficult mathematical problems to verify transactions in support of the blockchain. As an incentive to expend time, power and other resources to mine Bitcoin, miners are rewarded in Bitcoin and transaction fees. Each computation is a hash, and the speed at which these problems can be solved at is measured in hash rate. Initially, miners used general purpose chips such as Central Processing Units (“CPUs”) and Graphics Processing Units (“GPUs”) to complete calculations.
In recent years, however, ASIC chips have replaced GPUs in order to improve speeds. As miners across the world compete to solve these computations at the fastest hash rate, miners are rewarded in proportion to their processing contribution of the overall network. Due to this dynamic, low-cost
energy sources and the most powerful ASIC chips are in high demand and can be difficult to obtain, requiring miners to become more sophisticated and better capitalized to compete in the future.
Energy Price
As computers continuously compute and verify each block of transactions, they require a reliable and large amount of electricity. Given how electricity costs account for a significant proportion of a miner’s operating expenses, having the lowest possible electricity price may provide a company with a significant advantage over its peers.
Cooling
Bitcoin is mined by chips housed in data centers. Due to the amount of energy that computers expend in order to solve complex computations, advanced cooling systems may be needed to prevent the computers from overheating. Some miners achieve this by placing their hardware in cold climate locations or underground. Others resort to traditional air or fan cooling systems. Yet another solution is to submerse computers in non-conductive,
cooling liquid.
Mining pools
A “mining pool” is the pooling of resources by miners, which allows miners to combine their processing power over a network, increasing their chances of solving a block and getting paid by the network. The rewards are distributed by the pool operator, proportionally to the “hashing” capacity each miner contributes to the pool’s mining power, used to generate each block. Mining pools emerged partly in response to the growing difficulty and available hashing power that competes to place a block on the bitcoin blockchain. As additional miners competed for the limited supply of blocks, individuals found that they were working for months without finding a block and receiving any reward for their mining efforts.
The mining pool operator provides a service that coordinates the computing power of the independent mining enterprises. Fees are paid to the mining pool operator to cover the costs of maintaining the pool. The pool uses software that coordinates the pool members’ hashing power, identifies new block rewards, records how much work all the participants are doing, and assigns block rewards for successful algorithm solutions in-proportion
to the individual hash rate that each participant contributed to a given successful mining transaction. Pool fees are typically deducted from amounts the pool miners may otherwise earn.
Government Regulation
We operate in a complex and rapidly evolving regulatory environment and expect to be subject to a wide range of laws and regulations enacted by U.S. federal, state and local governments, governmental agencies and regulatory authorities, including the SEC, the Commodity Futures Trading Commission, the Federal Trade Commission and the Financial Crimes Enforcement Network of the U.S. Department of the Treasury, as well as similar entities in other countries. Other regulatory bodies, governmental or semi-governmental, have shown an interest in regulating or investigating companies engaged in the blockchain or cryptocurrency business.
Regulations may substantially change in the future and it is presently not possible to know how regulations will apply to our businesses, or when they will be effective. As the regulatory and legal environment evolves, we may become subject to new laws and further regulation by the SEC and other agencies, which may affect our mining and other activities. For instance, various bills have been proposed in the U.S. Congress related to our business, which may be adopted and have an impact on us. For additional discussion regarding our belief about the potential risks existing and future regulation pose to our business, see “
Risk Factors—Risks Related to Regulatory Framework
.”

Furthermore, as we may strategically expand our operations into new areas, see “
Business
—
Our Strategy—Retain flexibility in considering strategically adjacent opportunities complimentary to our business model
”, we may become subject to additional regulatory requirements.
Intellectual Property
We plan to use specific hardware and software for our cryptocurrency mining operations. In certain cases, source code and other software assets may be subject to an open source license, as much technology development underway in this sector is open source. For these works, we intend to adhere to the terms of any license agreements that may be in place.
We do not currently own, and do not have any current plans to seek, any patents in connection with our existing and planned blockchain and cryptocurrency related operations. We do expect to rely upon trade secrets, trademarks, service marks, trade names, copyrights and other intellectual property rights and expect to license the use of intellectual property rights owned and controlled by others. In addition, we may in the future develop certain proprietary software applications for purposes of our cryptocurrency mining operation.
Legal proceedings
We are not a party to any material pending legal proceedings. From time to time, we may be subject to legal proceedings and claims arising in the ordinary course of business.
Employees
As of March 31, 2022, we had twelve full-time employees and officers. We believe our employee relations to be good.

MANAGEMENT
Executive Officers and Directors
The following table lists the names, ages as of March 31, 2022, and positions of the individuals serving as directors and executive officers of our company:

Name	Age	Title
Tyler Page	46	Chief Executive Officer and Director
Edward Farrell	61	Chief Financial Officer
Patrick Kelly	43	Chief Operating Officer
William Iwaschuk	46	Chief Legal Officer
Cary Grossman	68	Director
Caitlin Long	52	Director
James Newsome	62	Director
Wesley (Bo) Williams	45	Director
Holly Morrow Evans	46	Director
Robert Dykes	72	Director
Executive Officers
Tyler Page
has served as Cipher’s Chief Executive Officer and as a member of the Board since August 2021. From 2020 to 2021, Mr. Page served as Head of Business Development for digital asset infrastructure at Bitfury Holding, where he was responsible for business development and strategic planning work of the Bitfury Group. He brings more than 20 years of experience in institutional finance and fintech, including as a member of the Management Committee and Head of Client Strategies at New York Digital Investment Group (NYDIG) from 2017 to 2019, and as Head of Institutional Sales at Stone Ridge Asset Management from 2016 to 2019. Previously, he served as Global Head of Business Development for Fund Solutions at Guggenheim Partners in New York and London, as well as in various roles on derivatives teams at Goldman Sachs and Lehman Brothers. He began his career as an attorney at Davis Polk & Wardwell LLP. He holds a J.D. from the University of Michigan Law School and a B.A. from the University of Virginia.
Edward Farrell
has served as Cipher’s Chief Financial Officer since August 2021. Prior to Cipher, from 2003 to 2018, Mr. Farrell held several senior positions at AllianceBernstein, L.P., including Controller, Chief Accounting Officer and Chief Financial Officer. Mr. Farrell brings more than 35 years of financial administration and leadership experience in the financial services industry, including his prior positions at Nomura Securities International and Salomon Brothers. Ed started his career at PricewaterhouseCoopers LLP. Mr. Farrell currently serves on the board of directors Arbor Realty Trust, Inc. where he is a member to both their Audit and Corporate Governance Committees. He received his B.B.A. in Business Administration from St. Bonaventure University.
Patrick Kelly
has served as Cipher’s Chief Operating Officer since August 2021. Prior to Cipher, from 2012 to 2019, Mr. Kelly served as Chief Operating Officer at Stone Ridge Asset Management, LLC. Between 2012 and 2018, he also held several directorship positions with several trusts of Stone Ridge Asset Management. From 2009 to 2012, Mr. Kelly served as Chief Operating Officer of Quantitative Strategies at Magnetar Capital. Prior to that, he served as Head of Portfolio Valuation at D. E. Shaw & Co. Mr. Kelly is a Chartered Financial Analyst (CFA) and received his B.S. in Finance from DePaul University.
William Iwaschuk
has served as Cipher’s Chief Legal Officer since August 2021. Prior to Cipher, from 2014 to 2020, Mr. Iwaschuk held senior positions at Tower Research Capital LLC, including serving as General Counsel and Secretary (2016-2020) and Counsel (2014-2016). From 2013 to 2014, Mr. Iwaschuk was a Partner in the Investment Management Group of Morgan, Lewis & Bockius LLP in New York. Mr. Iwaschuk also previously served as a Vice-President in the legal department at Goldman Sachs & Co. from 2005 until 2012. He started his career as an equity derivatives associate at Davis Polk & Wardwell LLP in New York. Mr. Iwaschuk holds an LL.B. and a B.A. from The University of British Columbia.

Non-Employee
Directors
Cary Grossman
has served as a member of the Board since August 2021. Mr. Grossman co-founded
GWAC in 2020 and served as its President and a member of its board of directors since June 2020. Since February 5, 2021, Mr. Grossman also served as President, Chief Financial Officer and a member of the board of directors of Good Works II Acquisition Corp. Mr. Grossman is a veteran corporate finance professional with a combination of executive management, investment banking and public accounting experience. In 2010, Mr. Grossman co-founded
Shoreline Capital Advisors, Inc., an advisory firm focused on providing financial advisory services to middle-market companies. Prior to Shoreline Capital Advisors, from 1991 to 2002, Mr. Grossman co-founded
and was the CEO of another investment banking firm, McFarland, Grossman & Company. Earlier in his career, he practiced public accounting for 15 years. Mr. Grossman also held a number of executive positions, including: President of XFit, Inc. from 2019 to 2020; Chief Financial Officer of Blaze Metals, LLC from 2007 to 2010; Executive Vice President, Chief Financial Officer and Chief Operating Officer of Gentium, S.P.A. from 2004 to 2006; Chief Executive Officer of ERP Environmental Services, Inc. and Chief Financial Officer of U.S. Liquids, Inc. from 2001 to 2003. He also co-founded
Pentacon, Inc. (NYSE: JIT) and served as a board member and Executive Chairman from 1998 until 2002, and as a director of Metalico (NYSE: MEA) from 2014 until 2015 and INX Inc. (Nasdaq: INXI) from 2004 until 2011. Mr. Grossman is a Certified Public Accountant and earned a B.B.A. in Business Administration from the University of Texas. We believe that Mr. Grossman is well qualified to serve on our board of directors due to his extensive corporate finance and management experience and his overall public company experience.
Caitlin Long
has served as a member of the Board since August 2021. Ms. Long has extensive experience in both traditional financial services and cryptocurrencies. She is the Chairman and Chief Executive Officer of Custodia Bank, Inc. (formerly Avanti Financial Group, Inc.), a chartered bank that she founded in 2020 to serve as a compliant bridge between the U.S. dollar and cryptocurrency financial systems. Ms. Long has been active in Bitcoin since 2012. Beginning in 2017 she helped lead the charge in her native state of Wyoming to enact more than 20 blockchain-enabling laws during consecutive legislative sessions, and in 2018 she was appointed by two Wyoming Governors to serve on related legislative committees. She worked at investment banks in New York and Zurich from 1994 to 2016, where she held senior roles as a Managing Director at Morgan Stanley and Credit Suisse. Ms. Long earned a B.A. from the University of Wyoming and a joint J.D./ M.P.P. degree from Harvard Law School and Harvard Kennedy School of Government. We believe that Ms. Long is well qualified to serve on our board of directors due to her extensive digital asset experience, her legal and regulatory expertise, and her prior experience working with public companies.
James Newsome
has served as a member of the Board since August 2021. Mr. Newsome served on the advisory board of Bitfury Top HoldCo from 2015 until 2021. Mr. Newsome served as president of the New York Mercantile Exchange from August of 2004 until it was acquired by the CME Group in 2009. He subsequently served on the board of CME Group from 2009 until 2011. Mr. Newsome has also previously served on the board of directors of the Dubai Mercantile Exchange and is a former director of the National Futures Association. From 1998 until 2004, Mr. Newsome held various senior roles at the U.S. Commodity Futures Trading Commission (“CFTC”) from Commissioner (1998 to 2000) to a Chairman of CFTC (2000 to 2004). As a Chairman of CFTC, Mr. Newsome guided the regulation of the nation’s futures markets and led the CFTC’s regulatory implementation of the Commodity Futures Modernization Act of 2000. He also served as one of four members of the President’s Working Group for Financial Markets, along with the Secretary of the Treasury and the Chairmen of the Federal Reserve and the SEC. Mr. Newsome is also presently a founding partner of Delta Strategy Group, a full-service government affairs firm based in Washington, D.C. He earned a B.S. in Economics from the University of Florida and a Ph.D. in Economics from Mississippi State University. We believe that Mr. Newsome is well qualified to serve on our board of directors due to his extensive corporate finance and management experience.

Wesley Williams
has served as a member of the Board since August 2021. Mr. Williams brings over 20 years of experience in corporate finance. From 2017, he has served as Portfolio Manager, Chief Operating Officer, and a member of the Board of Managers of Gallatin Loan Management, a high yield credit investment management firm. In 2021, Mr. Williams became head of Gallatin’s successor JV entity, Aquarian Credit Partners. From 2013 until 2016, Mr. Williams was a founding partner of Hildene Leveraged Credit, until its sale to affiliates of Fortress Investment Group. From 2010 through 2012, he worked as a turnaround Operating Partner, Interim CFO, and Shareholder Representative for Goldman Sachs portfolio companies. From 2006 until 2008, Mr. Williams worked as a Vice President of specialty finance and leveraged credit at Marathon Asset Management, a high yield credit investment manager. From 1999 through 2005, Mr. Williams also held various roles in the Investment Banking and Merchant Banking Divisions of Goldman Sachs. He holds an AB in Sociology from Harvard College and an MBA from Harvard Business School. We believe that Mr. Williams is well qualified to serve on our board of directors due to his extensive corporate finance and overall management experience.
Holly Morrow Evans
has served as a member of the Board since August 2021. Since 2015, Ms. Evans has been a partner at Hakluyt and Company. From 2007 to 2013, she was a senior adviser for ExxonMobil. She also served as director on the National Security Council from 2005 to 2007 and as China advisor to the office of the Vice President from 2003 to 2005. Mrs. Evans holds a B.A. in Political Science from Georgetown and an M.A. in Asian Studies from Harvard University. We believe that Mrs. Evans is well qualified to serve on our board of directors due to her extensive advisory experience.
Robert Dykes
has served as a member of the Board since August 2021. Prior to Cipher, Mr. Dykes served as Director of Bitfury Group Limited (UK) from 2014 until 2020 and was on the advisory board of Bitfury Top HoldCo from 2020 until 2021. From 2008 to 2013, Mr. Dykes served as the Chief Financial Officer, Executive Vice President and Principal Accounting Officer of VeriFone Systems, Inc., a company specializing in retail credit card payment systems. He has more than 30 years of operational management experience, and an established reputation in building world-class organizations. He served as the Chief Financial Officer and Executive Vice President, Business Operations of Juniper Networks Inc., from 2005 to 2007. Mr. Dykes served as the Chief Financial Officer of Flextronics International Ltd., from 1997 to 2004. From 1988 to 1997, Mr. Dykes served as the Executive Vice President of Worldwide Operations and Chief Financial Officer of Symantec Corporation. Mr. Dykes holds a Bachelor of Commerce and Administration Degree from Victoria University in Wellington, New Zealand. We believe that Mr. Dykes is well qualified to serve on our board of directors due to his extensive corporate finance and management experience and his overall public company experience.
Family Relationships
There are no family relationships among our directors or executive officers.
Controlled Company Status
As of April 15, 2022, Bitfury Top HoldCo (together with Bitfury Holding) beneficially owned approximately 82.1% of our common stock with sole voting and sole dispositive power over those shares, and, as a result, Bitfury Top HoldCo has the power to elect all of our directors. Therefore, we are a “controlled company” under Nasdaq corporate governance standards. As a controlled company, we have the right to elect not to comply with the corporate governance rules of Nasdaq requiring: (i) a majority of independent directors on the Board, (ii) an independent compensation committee and (iii) an independent corporate governance and nominating committee.
Nevertheless, we voluntarily elected to comply with the Nasdaq corporate governance requirement that a majority of the Board and human resources (i.e., compensation) and nominating and corporate governance committees consist of independent directors.

Corporate Governance
Composition of the Board of Directors
When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of its business and structure, the board of directors expects to focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business.
Board Observer
Pursuant to the Board Observer Agreement, which we entered into with Bitfury Holding and Bitfury Top HoldCo (the “Investors”) on April 8, 2022, the Investors have the right to designate a representative to serve as an observer (the “Observer”) of our Board. The Observer has the right to attend and observe meetings of the Board, including any meetings of the committees of the Board, subject to certain exceptions specified in the Board Observer Agreement. The Investors’ rights under the Board Observer Agreement will terminate upon the date that the Investors no longer beneficially own at least 10% of the outstanding shares of common stock. As of the date of this prospectus, the Investors have not designated an Observer pursuant to the Board Observer Agreement.
Director Independence
As a controlled company within the meaning of the Nasdaq rules, we are not required to have a board that is composed of a majority of independent directors, as defined in the Nasdaq rules. However, we currently do not rely on that exemption and voluntarily comply with the Nasdaq requirement to have a board that is composed of a majority of independent directors. Our board of directors has determined that each of Cary Grossman, Caitlin Long, James Newsome, Wesley Williams, Holly Morrow Evans and Robert Dykes qualify as “independent” in accordance with the listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. Tyler Page is not an independent director due to his employment as Chief Executive Officer of the Company.
Committees of the Board of Directors
The Board directs the management of its business and affairs, as provided by Delaware law, and conducts its business through meetings of the board of directors and standing committees. Cipher has a standing audit committee, compensation committee and nominating and corporate governance committee, each of which operate under a written charter.
In addition, from time to time, special committees may be established under the direction of the board of directors when the board deems it necessary or advisable to address specific issues. Copies of Cipher’s committee charters are posted on its website, https://investors.ciphermining.com, as required by the applicable SEC and Nasdaq rules. The information on or available through any of such website is not deemed incorporated in this prospectus and does not form part of this prospectus.
Audit Committee
We have a separately-designated standing audit committee (“Audit Committee”) that consists of Robert Dykes, Cary Grossman and Wesley Williams, with Robert Dykes serving as the chair of the Audit Committee. Our board of directors has determined that all members of the Audit Committee are independent directors under the Nasdaq rules and the additional independence standards applicable to audit committee members established pursuant to Rule 10A-3 under the Exchange Act. Our board of directors has also determined that each of Robert Dykes, Cary Grossman and Wesley Williams meets the “financial literacy” requirement for audit committee members under the Nasdaq Stock Market rules and Robert Dykes is an “audit committee financial expert” within the meaning of the SEC rules.
The audit committee’s responsibilities will include, among other things:

•	appointing, compensating, retaining, evaluating, terminating and overseeing Cipher’s independent registered public accounting firm;

•	discussing with Cipher’s independent registered public accounting firm their independence from management;

•	reviewing with Cipher’s independent registered public accounting firm the scope and results of their audit;

•	pre-approving all audit and permissible non-audit services to be performed by Cipher’s independent registered public accounting firm;

•
overseeing the financial reporting process and discussing with management and Cipher’s independent registered public accounting firm the interim and annual financial statements that Cipher’s files with the SEC;

•	reviewing and monitoring Cipher’s accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
The composition and function of the audit committee comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. Cipher will comply with future requirements to the extent they become applicable to Cipher.
Compensation Committee
Our compensation committee consists of Holly Morrow Evans, Wesley Williams and Cary Grossman, with Cary Grossman serving as the chair of the committee. Holly Morrow Evans, Wesley Williams and Cary Grossman are
non-employee
directors, as defined in Rule
16b-3
promulgated under the Exchange Act. The Board has determined that Holly Morrow Evans, Wesley Williams and Cary Grossman are “independent” as defined under the applicable Nasdaq listing standards, including the standards specific to members of a compensation committee.
The compensation committee’s responsibilities will include, among other things:

•	reviewing and setting or making recommendations to the Board regarding the compensation of Cipher’s executive officers;

•	making recommendations to the Board regarding the compensation of the Board;

•	reviewing and approving or making recommendations to the Board regarding Cipher’s incentive compensation and equity-based plans and arrangements; and

•	appointing and overseeing any compensation consultants.
The composition and function of the compensation committee comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. Cipher will comply with future requirements to the extent they become applicable to Cipher.

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Caitlin Long, Holly Morrow Evans and Robert Dykes. The Board has determined that Caitlin Long, Holly Morrow Evans and Robert Dykes are “independent” as defined under the applicable Nasdaq listing standards, including the standards specific to members of a nominating and corporate committee.
The functions of the nominating and corporate governance committee are expected to include:

•	identifying and recommending candidates for membership on the Board;

•	recommending directors to serve on the Board committees;

•	reviewing and recommending to the Board any changes to our corporate governance principles;

•	reviewing proposed waivers of the code of conduct for directors and executive officers;

•	overseeing the process of evaluating the performance of the Board; and

•	advising the Board on corporate governance matters.
The composition and function of the nominating and corporate governance committee comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. Cipher will comply with future requirements to the extent they become applicable to Cipher.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of business conduct and ethics is available under the Corporate Governance section of our website at https://investors.ciphermining.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq rules concerning any amendments to, or waivers from, any provision of the code. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on the Board.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2021, our “named executive officers” and their positions were as follows:

•	Rodney Tyler Page, Chief Executive Officer;

•	Edward Farrell, Chief Financial Officer;

•	Patrick Kelly, Chief Operating Officer; and

•	William Iwaschuk, Chief Legal Officer.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the currently planned programs summarized in this discussion.
Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the year ended December 31, 2021.

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($) (2)	Total ($)
Rodney Tyler Page	2021	225,000	102,427,628	102,652,628
Chief Executive Officer
Edward Farrell	2021	150,000	7,634,074	7,784,074
Chief Financial Officer
Patrick Kelly	2021	150,000	7,634,074	7,784,074
Chief Operating Officer
William Iwaschuk	2021	150,000	7,634,074	7,784,074
Chief Legal Officer

(1)
Amounts reflect the actual base salaries paid to each named executive officer in respect of fiscal year 2021, which reflect that we began paying our named executive officers base salaries on April 1, 2021.

(2)
Amounts reflect the full grant-date fair value of restricted stock unit, or RSU, awards granted during 2021 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. The RSUs granted to Mr. Page are subject to both service-based and performance-based vesting conditions. As required pursuant to SEC disclosure rules, the grant-date fair values of these awards included in the table above for Mr. Page were computed based on the probable outcomes of the performance conditions as of the applicable grant date. Assuming maximum achievement of the performance conditions, the value of the RSUs granted to Mr. Page, as of the grant date, is $104,101,001. The RSUs granted to the other named executive officers were subject to service-based vesting conditions only. For information regarding the assumptions used to calculate the value of all RSU awards made to named executive officers see “
Management’s Discussion and Analysis of Financial Condition and Results of Operations—Summary of Critical Accounting Policies—Share-based compensation.
”

Elements of Our Executive Compensation Program
Base Salary
The named executive officers receive a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

The base salaries for each of our named executive officers for fiscal year 2021 were as follows: Mr. Page—$300,000; and Messrs. Farrell, Kelly and Iwaschuk—$200,000. The actual salaries paid to each named executive officer for fiscal year 2021 are set forth in the “Summary Compensation Table” above in the column titled “Salary.”
2021 Bonuses
Our named executive officers were not eligible to earn, and were not paid, bonuses in respect of fiscal year 2021. Beginning in 2022, pursuant to each of the named executive officer’s respective employment agreement, each will be eligible to earn a discretionary cash bonus under the Company’s applicable annual cash bonus program.
Equity Compensation
We maintain the Cipher Mining Inc. 2021 Incentive Award Plan (the “Incentive Award Plan”), a description of which is set forth below, in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of our company and to enable us to obtain and retain services of these individuals, which is essential to our long-term success.
Pursuant to the Incentive Award Plan, effective November 17, 2021, we granted RSUs to each of our named executive officers, the details of which are described below.
Mr. Page received a grant of 5,676,946 restricted stock units which are fully vested upon grant. In addition, Mr. Page received a grant of 7,096,183 restricted stock units, 2,838,473 of which are subject to service-based vesting (the “Service-Based RSUs”) and 4,257,710 of which are subject to performance-based vesting (the “Performance-Based RSUs”). The Service-Based RSUs vest in equal installments on each of January 1, 2022, January 1, 2023, January 1, 2024 and January 1, 2025, subject to Mr. Page’s continuous service on the applicable vesting date; provided, that if Mr. Page’s employment is terminated by the Company without “cause,” by Mr. Page for “good reason” (as such terms are defined in Mr. Page’s employment agreement with the Company) or due to his death or permanent disability, all unvested Service-Based RSUs will vest in full. In addition, in the event of a “change in control” (as defined in the Incentive Award Plan), any unvested Service-Based RSUs will vest subject to Mr. Page’s continuous service to the Company through such change in control.
One-third
of the Performance-Based RSUs will vest upon the Company achieving a market capitalization equal to or exceeding $5 billion, $7.5 billion and $10 billion, in each case over a
30-day
lookback period and subject to Mr. Page’s continuous service through the end of the applicable
30-day
period. In addition, if the $10 billion market capitalization milestone is achieved and Mr. Page remains in continuous service through such achievement, any then-unvested Service-Based RSUs will vest. In the event of a change in control and Mr. Page’s continuous service through such change in control, the per share price (plus the per share value of any other consideration) received by the Company’s stockholders in such change in control will be used to determine whether any of the market capitalization milestones are achieved (without regard to the
30-day
lookback period). Any Performance-Based RSUs that do not vest prior to Mr. Page’s termination of service or, if earlier, in connection with a change in control will be forfeited for no consideration.
Messrs. Farrell, Kelly and Iwaschuk each received a grant of 936,696 restricted stock units which are subject to service-based vesting. The restricted stock units will vest in equal installments on each of January 1, 2022, January 1, 2023, January 1, 2024 and January 1, 2025, subject to the named executive officer’s continuous service on the applicable vesting date; provided, that if the named executive officer’s employment is terminated by the Company without “cause,” by the named executive officer for “good reason” (as such terms are defined in the respective named executive officer’s employment agreement with the Company) or due to his death or permanent disability, all unvested restricted stock units will vest in full. In addition, in the event of a change in control, any unvested restricted stock units will vest subject to the named executive officer’s continuous service to the Company through such change in control.

Other than the November 2021 grant of RSUs to each of our named executive officers as described above, the named executive officers do not currently hold any other outstanding equity awards in respect of the Company.
Other Elements of Compensation
Retirement Plans
. We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax
basis through contributions to the 401(k) plan. Currently, we do not provide matching contributions in the 401(k) plan. We do not maintain any defined benefit pension plans or deferred compensation plans for our named executive officers.
Employee Benefits and Perquisites
. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

•	medical, dental and vision benefits;

•	medical and dependent care flexible spending accounts;

•	short-term and long-term disability insurance; and

•	life and accidental death & dismemberment insurance.
No tax
gross-ups
. We generally do not provide tax
gross-ups
to our named executive officers.
Employment Agreements with our Named Executive Officers
On May 11, 2021, we entered into employment agreements with each of our named executive officers (the “Executive Employment Agreements”). Each Executive Employment Agreement will remain in effect through May 11, 2025, and thereafter will automatically renew annually unless either party gives notice of non-renewal. The Executive Employment Agreements provide for an annual base salary of $300,000 for Mr. Page and $200,000 for Messrs. Farrell, Kelly and Iwaschuk. Beginning in 2022, each named executive officer will be eligible to earn a discretionary cash bonus under any of our bonus plan then in effect, subject to the named executive officer’s continued employment through the payment date. The Executive Employment Agreements also provide for each named executive officer’s eligibility to participate in the Incentive Award Plan, subject to the terms of such plan and any award agreement thereunder.
The Executive Employment Agreements provide that if the named executive officer’s employment is terminated by us without Cause, or the executive officer resigns for Good Reason (in each case as defined in the named executive officer’s Executive Employment Agreement), or we elect not to renew the employment term, in each case, subject to the named executive officer’s execution and non-revocation of a release of claims and continued compliance with the restrictive covenants to which he is bound, the named executive officer will be entitled to receive, in addition to any accrued amounts, (i) his annual base salary, paid in equal installments for a period of twelve months (or, if such termination occurs within twelve (12) months following a Change in Control (as defined in the Incentive Award Plan), such payment shall be paid in a lump sum), (ii) a pro-rated annual bonus (to the extent the named executive officer would have been entitled to such bonus for the year in which the termination occurs),based on actual performance and (iii) payment of our share of the premiums for participation in our health plans pursuant to COBRA for the twelve-month period following termination.
Pursuant to the Executive Employment Agreements, each named executive officer is subject to confidentiality and assignment of intellectual property provisions, and certain restrictive covenants, including one-year post- employment non- competition and employee and customer non-solicitation covenants which took effect only after the Closing.

Outstanding Equity Awards at Fiscal
Year-End
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2021.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Rodney Tyler Page	11/17/2021	2,838,473	(2)	13,142,130	4,257,710	(3)	19,713,197
Edward Farrell	11/17/2021	936,696	(4)	4,336,902	—		—
Patrick Kelly	11/17/2021	936,696	(4)	4,336,902	—		—
William Iwaschuk	11/17/2021	936,696	(4)	4,336,902	—		—

(1)	Amounts are calculated by multiplying the number of RSUs showing in the table by $4.63, the closing market price of our stock on December 31, 2021.
(2)	Represents all of the Service-Based RSUs granted to Mr. Page as described in the narrative disclosure above.
(3)	Represents all of the Performance-Based RSUs granted to Mr. Page as described in the narrative disclosure above.
(4)	Represents the RSUs that were granted to each of Messrs. Farrell, Kelly and Iwaschuk and are subject to service-based vesting as described in the narrative above.
Director Compensation
The following table provides information concerning compensation awarded to, earned by and paid to each person who served as a non-employee
member of our board of directors during the fiscal year ended December 31, 2021. Mr. Page is not included in the table below, as he is employed as our Chief Executive Officer and receives no compensation for his service as a director. The compensation received by Mr. Page as an employee is shown in “
Executive Compensation—Summary Compensation Table
” above.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Cary Grossman	41,667	100,000	141,667
Caitlin Long	37,500	100,000	137,500
James Newsome	50,000	100,000	150,000
Wesley (Bo) Williams	40,000	100,000	140,000
Holly Morrow Evans	39,167	100,000	139,167
Robert Dykes	42,500	100,000	142,500

(1)
Amounts reflect the portion of the annual cash retainers that the non-employee
directors earned for their service in respect of 2021 under our non-employee
director compensation policy, which became effective as of November 10, 2021.

(2)
Amounts reflect the full grant-date fair value of stock awards granted during 2021 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. For information regarding the assumptions used to calculate the value of all stock awards made to our directors see “
Management’s Discussion and Analysis of Financial Condition and Results of Operations—Summary of Critical Accounting Policies—Share-based compensation.
”

Effective as of November 10, 2021, our board of directors adopted a non-employee
director compensation policy, pursuant to which each
non-employee
director is entitled to a $100,000 annual cash retainer, except for the lead independent director who is entitled to a $150,000 annual cash retainer. The chairs of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee will be entitled to an additional annual cash retainer of $20,000, $15,000, and $12,500, respectively and any non-employee
director serving as a member of the Audit Committee, Compensation Committee, or Nominating and Corporate Governance Committee (other than the chairs of the respective committees) are entitled to an additional annual retainer of $10,000, $10,000 and $7,500, respectively. The cash fees are paid to non-employee
directors quarterly in arrears and will be
pro-rated
for any quarter of partial service. In addition to such cash compensation, each non-employee
director who served on our board of directors as of the effective date of the non-employee
director compensation policy received a
one-time
initial grant of restricted stock units with a grant date value of $100,000 on November 17, 2021. At each annual meeting of our stockholders, non-employee
directors who serve on the board as of the annual meeting and will continue to serve on the board following the annual meeting will receive an equity award of restricted stock units that has a grant date value of $100,000. If a non-employee
director is elected to our board for the first time at an annual meeting after the effective date of the non-employee
director compensation policy, the
non-employee
director will receive an equity award of restricted stock units that has a grant date value of $100,000. If a non-employee
director is initially elected to the board on a date other than the annual meeting, the non-employee
director will receive, on the date of such
non-employee
director’s initial election or appointment, an initial equity award of restricted stock units that has a grant date value of $100,000, multiplied by a fraction, the numerator of which is 365 minus the number of days from the most recent annual meeting to the non-employee
director’s start date and the denominator of which is 365. The equity awards granted to non-employee
directors will be fully vested on the grant date.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Pre-Business
Combination GWAC Related Party Transactions
In July 2020, certain of GWAC’s initial stockholders purchased 4,312,500 founder shares for an aggregate purchase price of $25,000 (of which 62,500 shares were forfeited by the Sponsor). In August 2020, certain of GWAC’s initial stockholders forfeited 1,355,000 founder shares and the Anchor Investors purchased 1,355,000 founder shares for an aggregate purchase price of approximately $7,855, or approximately $0.006 per share. In October 2020, The Sponsor forfeited an aggregate of 562,500 founder shares for no consideration, and GW Sponsor 2, LLC, an entity managed by GWAC’s management, purchased from GWAC 562,500 shares for a purchase price of $163,125.
The Anchor Investors purchased an aggregate of 228,000 private placement units at a price of $10.00 per unit ($2,280,000 in the aggregate) in a private placement that closed simultaneously with the closing of GWAC’s initial public offering. The private placement units are identical to the units sold in GWAC’s initial public offering except that the private placement warrants included in the private placement units: (i) will not be redeemable by GWAC and (ii) may be exercised for cash or on a cashless basis, in each case so long as they are held by the initial purchasers or any of their permitted transferees. If the private placement warrants are held by holders other than the initial purchasers or any of their permitted transferees, the private placement warrants will be redeemable by GWAC and exercisable by the holders on the same basis as the warrants included in the units sold in GWAC’s initial public offering.
In connection with GWAC’s initial public offering, GWAC entered into an Administrative Services Agreement, which agreement was amended in February 2021, pursuant to which GWAC pays Shoreline Capital Advisors, Inc., an affiliate of one of GWAC’s officers, a total of $10,000 per month for office space, utilities, secretarial support and other administrative and consulting services. Accordingly, upon completion of the Business Combination, Shoreline Capital Advisors, Inc. was paid a total of $210,000 ($10,000 per month) and was entitled to be reimbursed for any out-of-pocket
expenses.
The Sponsor, executive officers and directors, or any of their respective affiliates, were reimbursed for out-of-pocket
expenses incurred in connection with activities on GWAC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.
GWAC engaged
I-Bankers
as an advisor in connection with GWAC’s business combination. Accordingly, upon completion of the Business Combination,
I-Bankers
was paid for such services an amount equal to, in the aggregate, $7,650,000 or 4.5% of the gross proceeds of GWAC’s IPO, including the proceeds from the partial exercise of the over-allotment option.
Master Services and Supply Agreement
At the Closing, Bitfury Top HoldCo and Cipher entered into the Master Services and Supply Agreement. The initial term of the agreement is 84 months, with automatic
12-month
renewals thereafter (unless either party provides sufficient notice of non-renewal).
Pursuant to this agreement, Cipher can order, and Bitfury Top HoldCo is required to use commercially reasonable efforts to provide, certain construction, engineering, operations and other services and equipment required to launch and maintain Cipher’s mining centers in the United States. For a detailed description of the agreement, see “
Business-Material Agreements-Master Services and Supply Agreement
” and for the risks related to this agreement, see “
Risk Factors—Risks Related to our Common Stock and Warrants—Bitfury Top HoldCo is our controlling shareholder and, as such, may be able to control our strategic direction and exert substantial influence over all matters submitted to our stockholders for approval, including the election of directors and amendments of our organizational documents, and an approval right over any acquisition or liquidation
.” and “
Risk Factors—Risks Related to our Common Stock and Warrants—Bitfury Top HoldCo is our counterparty under the Master Services and Supply Agreement and is a holding company with limited assets
.”

On October 11, 2021, we entered into an agreement with Bitfury Top HoldCo, made under, and as a part of, the Master Services and Supply Agreement, to purchase a total of between 28,000 to 56,000 mining rigs, to be delivered in seven batches on a monthly basis between June 2022 and December 2022. The agreement is a non-binding commitment unless and until confirmed by a mutually executed order confirmation. Based on our latest market assessments, we currently do not anticipate entering into any such order confirmations. Generally, under this agreement, we agreed to pay a maximum price of $6,250 per machine, with an advance payment of $10,000,000 due on or before the third business day following the execution of the agreement, and advance payments for each monthly batch due thereafter in accordance with the terms of the agreement. As of December 31, 2021, we had paid a deposit of $10,000,000 for the miners. On April 8, 2022, this deposit was offset against a cancellation of 2,890,173 shares of our common stock held by Bitfury Top HoldCo under the Waiver Agreement. For further details, see “—
Waiver Agreement
.”
On October 21, 2021, as subsequently amended on January 5, 2022, we entered into an agreement with Bitfury USA Inc., a subsidiary of Bitfury Top HoldCo, made under, and as a part of, the Master Services and Supply Agreement, to purchase 20 units of BlockBox air-cooled containers. We agreed to pay a purchase price of $190,824 per container. On December 29, 2021, through Cipher Mining Technologies, we also entered into an agreement with Bitfury USA Inc. to purchase additional 180 units of BlockBox air-cooled containers, to be delivered in 20 batches between May 2022 and October 2022. We agreed to pay a purchase price of $196,880 per container. As of December 31, 2021, we paid a total advance payments of $3,543,840 under the agreement. The delivery of those containers commenced in the first quarter of 2022 and is anticipated to be completed in 2022, as expected. For further details, see “
Management’s Discussion and
Analysis of Financial Condition and Results of Operations—Contractual Obligations and Other Commitments.
”
Bitfury Top HoldCo is Cipher’s controlling shareholder. Bitfury Top HoldCo is entitled to appoint a majority of the members of the Board, and it has the power to determine the decisions to be taken at Cipher’s shareholder meetings on matters of Cipher’s management that require the prior authorization of Cipher’s shareholders, including in respect of related party transactions, such as the Master Services and Supply Agreement. Thus, the decisions of Bitfury Top HoldCo as the controlling shareholder of Cipher on these matters, including its decisions with respect to its or Cipher’s performance under the Master Services and Supply Agreement, may be contrary to the expectations or preferences of our common stock holders. For further details, see “
Risk Factors—Risks Related to our Common Stock and Warrants—Bitfury Top HoldCo is our controlling shareholder and, as such, may be able to control our strategic direction and exert substantial influence over all matters submitted to our stockholders for approval, including the election of directors and amendments of our organizational documents, and an approval right over any acquisition or liquidation
.”
Delta Strategy Group
On November 30, 2021, we entered into an agreement with Delta Strategy Group (the “Delta Agreement”). James Newsome, a member of the Board, is the founding partner of Delta Strategy Group. Under the Delta Agreement, Delta Strategy Group is expected to provide us with consulting and advisory services related to regulatory strategy and advocacy work in the U.S. digital asset space. The Delta Agreement provides for a monthly retainer of $5,000 and coverage of reasonable expenses associated with performance of the services. The Delta Agreement is valid for one year with renewal on an annual basis.
Waiver Agreement
On April 8, 2022, we entered into a waiver agreement with Bitfury Top HoldCo (the “Waiver Agreement”), pursuant to which we waived certain restrictions on transfer of our common stock under (a) that certain Lock-up Agreement, dated as of August 26, 2021, by and between GWAC and Bitfury Top HoldCo and (b) those certain Lock-up Agreements, dated as of August 26, 2021, by and between GWAC and each of (i) I-B Goodworks, LLC, (ii) Magnetar Financial LLC, (iii) Mint Tower Capital Management B.V., (iv) Periscope Capital, Inc. and (v) Polar Asset Management Partners Inc., respectively (the stockholders contemplated by clauses (a)-(b), the

“Stockholders”) imposing similar restrictions on the Stockholders (collectively, the “Lock-up Agreements” and each a “Lock-up Agreement”). The Waiver Agreement was negotiated and approved by an independent committee of our Board. The Waiver Agreement permits each Stockholder, including Bitfury Top HoldCo, to pledge or otherwise hypothecate the Lock-up Shares (as defined in the Lock-Up Agreements) held by such Stockholder as of the date of the Waiver Agreement (the shares that are actually pledged or otherwise hypothecated, the “Pledged Shares”) as collateral or security in connection with any loan meeting certain criteria set forth in the Waiver Agreement and (ii) transfer the Pledged Shares upon foreclosure by such pledgee in accordance with the terms of the applicable pledge or hypothecation; provided that such waiver will only apply and be effective if certain conditions specified in the Waiver Agreement are satisfied or waived, including the requirements that (i) any pledgee executes a joinder to the Lock-up Agreements and therefore be bound by the Transfer Restrictions as defined in the Lock-up Agreements, (ii) the pledgee in receipt of any pledged shares be in compliance with all Anti-Money Laundering and Know Your Customer laws and regulation in effect in the United States of America and be a nationally, internationally or regionally recognized bank or bona fide financial institution, private equity fund or other lender, (iii) any pledgee not be a competitor of the Company, and (iv) any loan for pledged shares be a bona fide loan containing customary market terms and have an initial 25% maximum loan-to-value ratio. Additionally, effective as of the date of consummation of any pledge or hypothecation, and solely in regard to any pledged shares, the Lock-Up Period, as defined in the applicable Lock-up Agreement, shall be extended an additional three months to November 26, 2023. Furthermore, the Waiver Agreement provides for a cancellation of 2,890,173 shares of our common stock held by Bitfury Top HoldCo and subject to the Lock-up Agreements as consideration for the $10,000,000 deposit paid by the Company for Bitfury mining rigs under our agreement dated October 11, 2021, for which no order confirmation was made, as further discussed in “
Management’s Discussion and Analysis of Financial
Condition and Results of Operation
—
Contractual Obligations and Other Commitments
.”
A copy of the Waiver Agreement is attached as Exhibit 10.31 to the registration statement of which this prospectus forms a part.
Board Observer Agreement
On April 8, 2022, we entered into a Board Observer Agreement (the “Board Observer Agreement”) with Bitfury Holding and Bitfury Top HoldCo (together with “Bitfury Holding,” the “Investors”), which provides that the Investors have the right to designate a representative to serve as an observer (the “Observer”) of our Board. The Observer has the right to attend and observe meetings of the Board, including any meetings of the committees of the Board, subject to certain exceptions specified in the Board Observer Agreement. The Investors’ rights under the Board Observer Agreement will terminate upon the date that the Investors no longer beneficially own at least 10% of the outstanding shares of common stock. As of the date of this prospectus, the Investors have not designated an Observer pursuant to the Board Observer Agreement. The Board Observer Agreement was negotiated and approved by an independent committee of our Board.
A copy of the Board Observer Agreement is attached as Exhibit 10.32 to the registration statement of which this prospectus forms a part.
Director and Officer Indemnification
The Governing Documents provide for indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. In connection with Closing, Cipher entered into indemnification agreements for each post-Closing director and executive officer of Cipher.
Policies and Procedures for Related Person Transactions
Effective upon the Closing, the Board adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. A

“related person transaction” is a transaction, arrangement or relationship in which Cipher or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•	any person who is, or at any time during the applicable period was, one of Cipher’s executive officers or directors;

•	any person who is known by Cipher to be the beneficial owner of more than 5% of Cipher voting stock;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law,
father-in-law,
son-in-law,
daughter-in-law,
brother
in-
law or
sister-in-law
of a director, executive officer or a beneficial owner of more than 5% of Cipher’s voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of Cipher’s voting stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

Cipher has policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the audit committee will have the responsibility to review related party transactions.

PRINCIPAL SECURITYHOLDERS
The following table sets forth information known to us regarding the beneficial ownership of our common stock as of January 1, 2022 for:

•	stockholders who beneficially own more than 5% of the outstanding shares of our common stock;

•	each of our named executive officers and directors; and

•	all executive officers and directors, as a group.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.
Unless otherwise noted, the business address of each of those listed in the table below is 1 Vanderbilt Avenue, Floor 54, Suite C, New York, New York 10017. We have based our calculation of the percentage of beneficial ownership on 247,284,100 shares of our common stock outstanding as of April 15, 2022.
Unless otherwise indicated, we believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned		Percentage of Outstanding Common Stock
5% Stockholders and Affiliated Entities:
Bitfury Top HoldCo (1)	203,109,827		82.14%
GW Sponsor 2, LLC (2)	562,500		*
Directors and Named Executive Officers :
Tyler Page	3,155,614		1.28%
Edward Farrell	130,258		*
Patrick Kelly	156,322		*
William Iwaschuk	135,402		*
Cary Grossman (3)	769,769		*
Caitlin Long	12,269		*
James Newsome	12,269		*
Wesley (Bo) Williams	12,269		*
Holly Morrow Evans	12,269		*
Robert Dykes	12,269		*
All Directors and Named Executive Officers as a group (10 individuals)	4,408,710	(3)	1.78%

*	Represents beneficial ownership of less than 1%.
(1)
Based on a Schedule 13D/A filed on April 12, 2022, consists of (i) 6,000,000 shares of common stock held by Bitfury Holding and (ii) 197,109,827 shares of common stock held by Bitfury Top HoldCo. Bitfury Top HoldCo is the sole owner of Bitfury Holding. As a result, Bitfury Top HoldCo may be deemed to share beneficial ownership the shares of common stock held by Bitfury Holding. Valerijs Vavilovs is the sole owner of V3 Holding Limited (“V3”), which is the majority owner of Bitfury Group Limited (“BGL”). BGL is the sole owner of Bitfury Top HoldCo. As a result of the foregoing relationships, each of Mr. Vavilovs,

V3 and BGL may be deemed to share beneficial ownership of the common stock beneficially owned by Bitfury Top Holdco. Bitfury Top HoldCo, BGL, V3 and Mr. Vavilovs have shared voting and dispositive power with respect to the securities reported. Bitfury Holding has shared voting and dispositive power over 6,000,000 shares of the Company’s common stock. The business address of Bitfury Top HoldCo, Bitfury Holding and Mr. Vavilovs is Strawinskylaan 3051, 1077ZX Amsterdam, the Netherlands, the business address of V3 is 4th Floor Harbour Place, 103 South Church Street, PO Box 10240, George Town, Grand Cayman
KY1-1002,
Cayman Islands, BS1 6EG, the business address of BGL is 6th Floor One London Wall, London, United Kingdom EC2Y 5EB.
(2)
GW Sponsorr 2, LLC (the “Sponsor”) is controlled by Mr. Grossman. Mr. Grossman has sole voting and dispositive power with respect to the securities disclosed above. The business address of the Sponsor and for Cary Grossman is 4265 San Felipe, Suite 603, Houston, TX 77027.

(3)
Based on a Form 4 filed on November 19, 2021, consists of (i) 207,269 shares of common stock held directly by Cary Grossman and (ii) 562,500 shares of common stock held by the Sponsor, as noted in the table above). The Sponsor is controlled by Mr. Grossman. Mr. Grossman has sole voting and dispositive power with respect to the securities disclosed above. The business address of the Sponsor and for Cary Grossman is 4265 San Felipe, Suite 603, Houston, TX 77027.

SELLING SECURITYHOLDERS
The Selling Securityholders may offer and sell, from time to time, any or all of the shares of common stock or warrants being offered for resale by this prospectus, which consists of:

•	up to 4,106,342 PIPE Shares;

•	up to 1,525,000 shares of Initial Stockholder Shares;

•	up to 757,500 shares of common stock held by the Sponsor;

•	up to 562,500 shares of common stock held by GW Sponsor 2, LLC;

•	up to 563,500 shares of common stock held by the Anchor Investors;

•	up to 6,000,000 shares of common stock held by Bitfury Holding B.V; and

•	up to 228,000 Private Placement Shares;

•	up to 114,000 shares of common stock issuable upon the exercise of Private Placement Warrants; and

•	up to 85,500 Private Placement Warrants.
The Selling Securityholders may from time to time offer and sell any or all of the shares of common stock and warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. Unless stated otherwise, when we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, the holders of shares of common stock reserved for issuance upon the exercise of options to purchase common stock and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the common stock other than through a public sale.
The following table is prepared based on information provided to us by the Selling Securityholders. The following table sets forth, the names of the Selling Securityholders, and the aggregate number of shares of common stock and warrants that the Selling Securityholders may offer pursuant to this prospectus. The table does not include the issuance by us of up to 816,000 shares of common stock upon the exercise of outstanding Warrants, which is covered by this prospectus, but reflects up to 114,000 shares of common stock issuable upon the exercise of Private Placement Warrants.
Because each Selling Securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. For purposes of the tables below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Securityholders and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the tables is presented.
We may amend or supplement this prospectus from time to time in the future to update or change this Selling Securityholders list and the securities that may be resold.
Please see the section titled “
Plan of Distribution
” for further information regarding the Selling Securityholders’ method of distributing these shares.

	Shares of Common Stock
Name of Selling Stockholder	Number Beneficially Owned Prior to Offering	Number Being Registered Hereby(*)	Number Beneficially Owned After this Offering	Percentage Owned After Offering(**)
Alexander Morcos	500,000	500,000	—	—
American Committee for Shaare Zedek Hospital in Jerusalem, Inc.	2,500	2,500	—	—
Ballet Theatre Foundation, Inc.	250,000	250,000	—	—
Bitfury Holding B.V. (2)	6,000,000	6,000,000	—	—
Cary Grossman	195,000	195,000	—	—
CC Arb West, LLC (3)	99,235	99,235	—	—
CC Arbitrage, Ltd. (3)	22,526	22,526	—	—
David Pauker	47,500	47,500	—	—
Divenire Holding	200,000	200,000	—	—
Douglas Wurth	195,000	195,000	—	—
Fred S. Zeidman	195,000	195,000	—	—
Gray’s Creek Capital Partners Fund I, LP (9)	200,000	200,000	—	—
GW Sponsor 2, LLC (10)	562,500	562,500	—	—
Harris County Hospital District Foundation	2,500	2,500	—	—
I-B Good Works, LLC (11)	757,500	757,500	—	—
Iridian Raven Fund, LP (12)	74,274	74,274	—	—
James M McCrory	180,101	180,101	—	—
John J. Lendrum III	47,500	47,500	—	—
KC Cipher SPV, LLC (13)	333,500	333,500	—	—
Magnetar Financial LLC (14)	254,875	254,875	—	—
Memorial Hermann Foundation	47,500	47,500	—	—
Mission Gate Inc. (15)	1,482,048	1,482,048
Morgan Stanley Investment Management Inc. (16)	4,606	4,606	—	—
Paolo E. Floriani	35,000	35,000	—	—
Paul Fratamico	47,500	47,500	—	—
Peridian Fund, L.P (17)	169,375	169,375	—	—
Polar Multi-Strategy Master Fund (18)	197,875	197,875	—	—
Shelley Leonard	160,000	160,000	—	—
Social Accountability International, Inc.	125,000	125,000	—	—
Stichting Juridisch Eigendom Mint Tower Arbitrage Fund (19)	551,975	551,975	—	—
Suhas and Felicitie Daftuar	500,000	500,000	—	—
Tahira Rehmatullah	47,500	47,500	—	—
The Children’s Aid Society	125,000	125,000	—	—
The National World War II Museum, Inc.	2,500	2,500	—	—
The University of Texas Foundation, Inc.	175,000	175,000	—	—
The Washington University	10,000	10,000	—	—
Ulter GW LLC (20)	17,952	17,952	—	—
University of St. Thomas	10,000	10,000	—	—

TOTAL	13,828,342	13,828,342

	Private Placement Warrants to Purchase Common Stock
Name of Selling Stockholder	Number Beneficially Owned Prior to Offering	Number Being Registered Hereby	Number Beneficially Owned After this Offering	Percentage Owned After Offering
Magnetar Financial LLC (14)	28,500	28,500	—	—
Stichting Juridisch Eigendom Mint Tower Arbitrage Fund (18)	28,500	28,500	—	—
Polar Multi-Strategy Master Fund (17)	28,500	28,500	—	—

TOTAL	85,500	85,500	—	—

(*)
The amounts set forth in this column are the number of shares of common stock that may be offered by such Selling Securityholder using this prospectus. These amounts do not represent any other shares of our common stock that the Selling Securityholder may own beneficially or otherwise.

(**)	The percentage of shares to be beneficially owned after completion of the offering is calculated on the basis of 247,284,100 shares of common stock outstanding.
(1)
The general partner of Athanor Master Fund, LP (“AMF”) is Athanor Capital Partners, LP (“GP”) and the general partner of Athanor International Master Fund, LP (“AIMF”) is Athanor International Fund GP, LP (“GP”). The GPs together are controlled by Parvinder Thiara, who has ultimate voting and investment control over the shares held by AMF and AIMF and, accordingly, may be deemed to have beneficial ownership of such shares. The business address of AMF and AIMF is c/o Mourant Ozannes Corporate Services, 94 Solaris Avenue, PO Box 1348, Camana Bay, Grand Cayman
KY1-1108,
Cayman Islands.

(2)
Bitfury Top HoldCo is the sole owner of Bitfury Holding B.V. (“Bitfury Holding”). As a result, Bitfury Top HoldCo may be deemed to share beneficial ownership the shares of common stock held by Bitfury Holding. Valerijs Vavilovs is the sole owner of V3 Holding Limited (“V3”), which is the majority owner of Bitfury Group Limited (“BGL”). BGL is the sole owner of Bitfury Top HoldCo. As a result of the foregoing relationships, each of Mr. Vavilovs, V3 and BGL may be deemed to share beneficial ownership of the common stock beneficially owned by Bitfury Top Holdco. The business address of Bitfury Top HoldCo, Bitfury Holding and Mr. Vavilovs is Strawinskylaan 3051, 1077ZX Amsterdam, the Netherlands, the business address of V3 is 4th Floor Harbour Place, 103 South Church Street, PO Box 10240, George Town, Grand Cayman
KY1-1002,
Cayman Islands, BS1 6EG, the business address of BGL is 6th Floor One London Wall, London, United Kingdom EC2Y 5EB.

(3)
Castle Creek Arbitrage LLC is the investment manager acting with sole discretionary authority for the selling stockholder. Allan Weine has sole voting and investment discretion of Castle Creek Arbitrage LLC. Castle Creek Arbitrage LLC and Allan Weine both disclaim beneficial ownership of the securities owned by the selling stockholders. The business address of the foregoing individual and entities is 190 South Lasalle Street Suite 3050 Chicago, IL 60603.

(4)
Managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(5)
Managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.
(6)
Managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(7)
Managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(8)
Managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(9)
Gray’s Creek Capital Partners Fund I, LP is managed by Gray’s Creek Capital Advisors, LLC and Gray’s Creek Capital Partners, GP. Jason R. Little and Gerrit B. Parker are the natural persons who have voting or investment control over the shares held by Gray’s Creek Capital Advisors, LLC and Gray’s Creek Capital Partners, GP, and thus have voting or investment control over the securities being offered. The business address of the foregoing individuals and entities is 500 Post Road East, Suite 233 Westport, CT 06880.
(10)	GW Sponsor 2, LLC is controlled by Cary Grossman. Mr. Grossman has sole voting and dispositive power with respect to the securities held be GW Sponsor 2, LLC.
(11)
Shelley Leonard is a managing member of
I-B
Good Works, LLC and may be deemed to be the beneficial owner of the common stock held by
I-B
Good Works, LLC. Shelley Leonard disclaims beneficial ownership of such securities except to the extent of any pecuniary interests therein. The business address of Shelley Leonard is 1208 Shady Lane N., Keller, Texas 76248.

(12)
Iridian Asset Management LLC (“Iridian Asset Management”) is the investment manager of Iridian Raven Fund, LP and has voting and investment power over the securities being registered for resale. Todd D. Raker exercises control over Iridian Asset Management LLC and voting investment power over the shares, and disclaim beneficial ownership of such shares. The business address of the foregoing entities and individual is 276 Post Road West, Westport, CT 06880.

(13)
Brian Rathjen is a managing member of KC Cipher SPV, LLC and may be deemed to be the beneficial owner of the common stock held by KC Cipher SPV, LLC. Brian Rathjen disclaims beneficial ownership of such securities except to the extent of any pecuniary interests therein. The business address of the foregoing individual and entity is 39 Broadway, Suite 1640, New York, NY 10005.

(14)
Includes 28,500 shares of common stock issuable upon the exercise of Private Placement Warrants. The registered holders of the referenced securities to be registered are the following funds and accounts that are managed by Magnetar Financial LLC (“MFL”), which serves as investment manager of each Purpose Alternative Credit Fund—F LLC, Purpose Alternative Credit Fund—T LLC, Magnetar Constellation Master Fund, Ltd., Magnetar Constellation Fund II, Ltd., Magnetar SC Fund Ltd., and Magnetar Xing He Master Fund Ltd. MFL is the manager of Magnetar Lake Credit Fund LLC. MFL is the general partner of Magnetar Structured Credit Fund, LP (together with all of the foregoing funds, the “Magnetar Funds”). In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar Capital Partners LP (“MCP”) is the sole member and parent holding company of MFL. Supernova Management LLC (“Supernova”) is the sole general partner of MCP. The manager of Supernova is Alec N. Litowitz, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and Alec N. Litowitz disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities. Shares and warrants shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders described above or by other investment funds managed or advised by MFL.

(15)
Mission Gate Inc. is a venture capital firm, managing the private wealth of George Bachiashvili, its sole shareholder and director, exclusively. Business address of the entity is Hunkins Waterfront Plaza, Suite 556, Main Street, Charlestown, Nevis.

(16)
Morgan Stanley Investment Management Inc. is the investment adviser of Bell Atlantic Master Trust and holds voting and dispositive power with respect to shares of record held by Bell Atlantic Master Trust. The address of Bell Atlantic Master Trust is 522 Fifth Avenue, New York, NY 10036.

(17)
Voting and investment power over the interests held by Peridian Fund, L.P. (“Peridian”) resides with its investment manager, Periscope Capital Inc. Jamie Wise is the Chief Executive Officer of Periscope Capital Inc. and may be deemed to be the beneficial owner of the interests held by Peridian. Jamie Wise and Periscope Capital Inc., however, disclaim any beneficial ownership of the interests held by Peridian. The address of the foregoing individual and entities is c/o 333 Bay Street, Suite 1240, Toronto, ON, M5H 2R2.

(18)
Includes 28,500 shares of common stock issuable upon the exercise of GWAC Private Placement Warrants. Polar Multi-Strategy Master Fund (“Polar Fund”) is under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as investment advisor of the Polar Fund and has control and discretion over the shares held by the Polar Fund. As such, PAMPI may be deemed the beneficial owner of the shares held by the Polar Fund. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The business address of the Polar Fund is c/o Polar Asset Management Partners Inc., 16 York Street, Suite 2900, Toronto, ON M5J 0E6.

(19)
Includes 28,500 shares of common stock issuable upon the exercise of Private Placement Warrants. Voting and investment power over the assets held by Stichting Juridisch Eigendom Mint Tower Arbitrage Fund (“MTAF”)

resides with its investment manager, Mint Tower Capital Management B.V.. Ramon Heusen, Joris Paulus Hoedemaekers, Marcel Voogel and Wilrik Fokko Sinia are the directors of Mint Tower Capital Management B.V. and may be deemed to be the beneficial owner of the interests held by MTAF. Ramon Heusen, Joris Paulus Hoedemaekers, Marcel Voogel, Wilrik Fokko Sinia and Mint Tower Capital Management B.V., however, disclaim any beneficial ownership of the assets held by MTAF. The business address of the foregoing entities is Beursplein 5, 1012 JW Amsterdam, The Netherlands.
(20)
EVC Fintech Management LLC is the investment manager acting with sole discretionary authority for the selling securityholder. Roman Sobachevskiy has sole voting and investment discretion of EVC Fintech Management LLC. EVC Fintech Management LLC and Roman Sobachevskiy both disclaim beneficial ownership of the securities owned by the selling securityholder. The business address of the foregoing individual and entities is 16192 Coastal Highway, Lewes, DE 19958.

DESCRIPTION OF SECURITIES TO BE REGISTERED
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the amended and restated certificate of incorporation (for purposes of this section, the “Certificate of Incorporation”), the amended and restated bylaws (for purposes of this section, the “Bylaws” and together with the Certificate of Incorporation, the “Governing Documents”) and the Warrant-related documents described herein which are exhibits to the registration statement of which this prospectus is a part. We urge to you read each of the Certificate of Incorporation, the Bylaws and the Warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.
Authorized Capitalization
General
We are authorized to issue 510,000,000 shares of capital stock, consisting of (i) 500,000,000 shares of common stock, par value $0.001 per share and (ii) 10,000,000 shares of undesignated preferred stock, par value $0.001 per share. As of the date of this prospectus, there are 247,284,100 shares of our common stock outstanding and no shares of preferred stock outstanding.
The following summary describes all material provisions of our capital stock. We urge you to read the Certificate of Incorporation and the Bylaws (copies of which are exhibits to the registration statement of which this prospectus is a part).
Common Stock
Voting rights
. Each outstanding share of our common stock shall entitle the holder thereof to one vote on each matter properly submitted to our shareholders of for their vote. Except as otherwise required by law, holders of our common stock will not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of our preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation.
Dividend rights
. Subject to preferences that may apply to any shares of our preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if the Board, in its discretion, determines to issue dividends and then only at the times and in the amounts that the Board may determine.
Rights upon liquidation
. Upon our liquidation, dissolution, or
winding-up,
the assets legally available for distribution to our shareholders would be distributable ratably among the holders of our common stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of our preferred stock.
Other rights
. No holder of shares of our common stock will be entitled to preemptive or subscription rights contained in the Certificate of Incorporation or in the Bylaws. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of the our common stock will be subject to those of the holders of any shares of the our Preferred Stock that we may issue in the future.
Preferred Stock
Our preferred stock may be issued from time to time in one or more series. The Board is expressly authorized, subject to any limitations prescribed by the laws of the State of Delaware, to provide, out of unissued shares of our preferred stock that have not been designated as to series, with respect to each series, to establish the number of shares to be included in each such series, to fix the designation, powers (including voting powers), preferences and relative, participating, optional or other special rights, if any, of each such series and any qualifications, limitations or restrictions thereof, and, subject to the rights of such series, to thereafter increase (but not above the total number of authorized shares of our preferred stock) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series. The issuance of our preferred stock could have the effect of decreasing the trading price of our common stock, restricting dividends on our capital stock, diluting the voting power of the our common stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of us.
Election of Directors and Vacancies
Subject to the rights of any series of our preferred stock then outstanding to elect additional directors under specified circumstances, the directors on the Board will initially consist of seven (7) directors, and be divided, with respect to the time for which they severally hold office, into three classes designated as Class I, Class II and Class III, respectively. The initial term of office of the Class I directors will expire at the first annual meeting of shareholders following the consummation of the Business Combination, the initial term of office of the Class II directors shall expire at the second annual meeting of shareholders following the initial classification of the Board and the initial term of office of the Class III directors shall expire at our third annual meeting of shareholders following the initial classification of the Board. At each annual meeting of shareholders following the initial classification of the Board, directors elected to succeed those directors of the class whose terms then expire shall be elected for a term of office expiring at the third succeeding annual meeting of our shareholders after their election.
Under the Bylaws, except as may be required in the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.
Each of our directors shall hold office until the annual meeting at which such director’s term expires and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, or removal. Subject to the rights of holders of any series of our preferred stock to elect directors, directors may be removed only as provided by the Certificate of Incorporation and applicable law. All vacancies occurring in the Board and any newly created directorships resulting from any increase in the authorized number of directors shall be filled in the manner set forth below.
Subject to the rights of any series of our preferred stock then outstanding, any vacancy occurring in the Board for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by the shareholders.
Any director elected in accordance with the preceding sentence shall hold office for a term expiring at the annual meeting of shareholders at which the term of office for the class in which the vacancy was created or occurred or, in the case of newly created directorships, the class to which the director has been assigned expires and until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, or removal.
If and for so long as the holders of any series of our preferred stock have the special right to elect additional directors, the then otherwise total authorized number of our directors shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock will be entitled to elect the additional directors so provided for or fixed pursuant to the terms of the series of the preferred stock. Each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, or removal.

Quorum
Except as otherwise provided by applicable law, the Certificate of Incorporation or the Bylaws, at each meeting of stockholders the holders of a majority of the voting power of the shares of stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If a quorum shall fail to attend any meeting, the chairperson of the meeting or, if directed to be voted on by the chairperson of the meeting, the holders of a majority of the voting power of the shares entitled to vote who are present in person or represented by proxy at the meeting may adjourn the meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, we may transact any business that might have been transacted at the original meeting. If a quorum is present at the original meeting, it shall also be deemed present at the adjourned meeting.
Anti-takeover Effects of the Governing Documents
The Governing Documents contain provisions that may delay, defer or discourage another party from acquiring control of the Company. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the board of directors the power to discourage acquisitions that some stockholders may favor.
Classified Board of Directors
As indicated above, the Certificate of Incorporation provides that the Board will be divided into three classes of directors, with each class of directors being elected by our stockholders every three years. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Board.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply so long as the our common stock (or warrants) remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.
Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals
Unless otherwise required by law, and subject to the rights, if any, of the holders of any series of our preferred stock, Special Meetings of the stockholders, for any purpose or purposes, may be called only by (i) a majority of the Board, (ii) the chairperson of the board of directors, (iii) the chief executive officer or (iv) the President, and our stockholders may not take action by written consent in lieu of a meeting. Notice of all meetings of stockholders shall be given in writing stating the date, time and place, if any, of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the stockholders entitled to vote at the meeting if such date is different from the record date for determining stockholders entitled to notice of the meeting. Such notice shall also set forth the purpose or purposes for which the meeting is called.
Unless otherwise required by applicable law or the Certificate of Incorporation, notice of any meeting of stockholders shall be given not less than ten (10), nor more than sixty (60), days before the date of the meeting to each stockholder of record entitled to vote at such meeting as of the record date for determining stockholders entitled to notice. The Bylaws also provide that any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee, as applicable. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
The Bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders. The Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice, including disclosure of the proposing stockholders’ agreements, arrangements and understandings made in connection with such a proposal or nomination. These provisions may preclude stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company. These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.
Amendment to Certificate of Incorporation and Bylaws
We may amend or repeal any provision contained in the Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders are granted subject to this reservation. Notwithstanding any provision of the Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, subject to the rights of any outstanding series of our preferred stock, but in addition to any vote of the holders of any class or series of our stock required by law or by the Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds
of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required to amend or repeal certain provisions of the Certificate of Incorporation.
The Board shall have the power to adopt, amend or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws by the Board shall require the approval of a majority of the Board. The stockholders shall also have power to adopt, amend or repeal the Proposed Bylaws. Notwithstanding any other provision of the Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any vote of the holders of any class or series of our stock required by applicable law or by the Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds
of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the Bylaws.

Delaware Anti-Takeover Statute
Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless:
1. the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder;
2. the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or
3. the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder.
A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law. Under the Certificate of Incorporation, we do not opt out of Section 203 of the DGCL and therefore is subject to Section 203.
Limitations on Liability and Indemnification of Officers and Directors
Section 145 of the DGCL, authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act. As permitted by the DGCL, the Certificate of Incorporation contains provisions that eliminate the personal liability of directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following (i) any breach of a director’s duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (regarding unlawful dividends and stock purchases); or (iv) any transaction from which the director derived an improper personal benefit. As permitted by the DGCL, the Bylaws provide that: (i) we are required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions; (ii) we may indemnify its other employees and agents as set forth in the DGCL; (iii) we are required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and (iv) the rights conferred in the Bylaws are not exclusive.
We have entered into indemnification agreements with each director and executive officer to provide these individuals additional contractual assurances regarding the scope of the indemnification set forth in the Certificate of Incorporation and Bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer for which indemnification is sought. The indemnification provisions in the Certificate of Incorporation, Bylaws, and the indemnification agreements entered into or to be entered into between us and each of our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act. We currently carry liability insurance for our directors and officers.
Exclusive Jurisdiction of Certain Actions
The Certificate of Incorporation requires, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder, employee or agent to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL, the Governing Documents or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; (iv) any action to interpret, apply, enforce or determine the validity of the Governing Documents; or (v) any action governed by the internal affairs doctrine.
In addition, the Bylaws require that, unless we consent in writing to the selection of an alternative forum, the federal district courts of United States shall be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act.
Warrants
Public Warrants
Each whole Public Warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on October 19, 2021, provided in each case that we have an effective registration statement under the Securities Act covering our common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. The Public Warrants will expire on August 27, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
Redemption of Warrants for Cash
Once the Warrants become exercisable, we may redeem the outstanding Warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per Warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the closing price of our common stock equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders.

We will not redeem the Warrants as described above unless a registration statement under the Securities Act covering the issuance of our common stock issuable upon exercise of the Warrants is then effective and a current prospectus relating to our common stock is available throughout the 30-day redemption period. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. However, the price of the shares of our common stock may fall below the $18.00 redemption trigger price (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption Procedures and Cashless Exercise:
If we call the Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of the Warrants. If our management takes advantage of this option, all holders of Warrants would pay the exercise price by surrendering their Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Warrants. If we call the Warrants for redemption and our management does not take advantage of this option, the holders of the Private Placement Warrants and their permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their Warrants on a cashless basis, as described in more detail below.
A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person and any of its affiliates or any other person subject to aggregation with such person for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which such person is or may be deemed to be a part, would beneficially own (within the meaning of Section 13 of the Exchange Act) (or to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder would result in a higher ownership percentage, such higher percentage would be) in excess of 9.8% (or such other amount as a holder may specify) of the shares of common stock outstanding immediately after giving effect to such exercise.
Anti-dilution Adjustments.
If the number of outstanding shares of common stock is increased by a capitalization or share dividend payable in shares of common stock, or by a split-up of common stock or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering made to all or substantially all holders of common stock entitling holders to purchase shares of common stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of common stock) and (ii) one minus the quotient of (x) the price per share of common stock paid in such rights offering and (y) the historical fair market value.
In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of shares of common stock on account of such shares (or other securities into which the warrants are convertible), other than (a) as described above, and (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of common stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of common stock issuable on exercise of each Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of our common stock in respect of such event.
If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse share split or reclassification of share of our common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of common stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of common stock.
Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of shares of common stock in such a transaction is payable in the form of shares in the successor entity that are not listed for trading on a national securities exchange or are not quoted in an established over-the-counter market, or will not be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.
The Warrants have been issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants. You should review a copy of the Warrant Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Warrants.
The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their Warrants and receive shares of common stock. After the issuance of common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
No fractional shares of common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of common stock to be issued to the holder.
We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.
Private Placement Warrants
Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. The Private Placement Warrants (including the shares of common stock issuable upon exercise of the Private Placement Warrants) will not be redeemable by us, so long as they are held by their initial holders or their permitted transferees. The initial holders of the Private Placement Warrants, or their permitted transferees, have the option to exercise the Private Placement Warrants on a cashless basis. If the Private Placement Warrants are held by holders other than the initial holders or their permitted transferees, the Private Placement Warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants.
Except as described above regarding redemption procedures and cashless exercise in respect of the Public Warrants, if holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “historical fair market value” (defined below) over the exercise price of the warrants by (y) the historical fair market value. The “historical fair market value” will mean the average reported closing price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
Transfer Agent and Warrant Agent
The transfer agent for our common stock and warrant agent for the Public Warrants and Private Placement Warrants is Continental Stock Transfer & Trust Company. We may designate a new or additional transfer agent for such shares and warrants, and we will provide you with notice of such action and of any change in the office through which any such agent will act.
Listing of Common Stock and Warrants
Our common stock and the Public Warrants are listed on Nasdaq under the trading symbols “CIFR” and “CIFRW,” respectively.

PLAN OF DISTRIBUTION
The Selling Securityholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest
selling shares of our common stock or warrants or interests in our common stock or warrants received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of common stock or warrants or interests in our common stock or warrants on any stock exchange, market or trading facility on which shares of our common stock or warrants, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Securityholders may use any one or more of the following methods when disposing of their shares of common stock or warrants or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more underwritten offerings;

•
block trades (which may involve crosses) in which the broker-dealer will attempt to sell the shares of common stock or warrants as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•	an exchange distribution and/or secondary distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	distributions to their employees, partners, members or stockholders;

•	short sales (including short sales “against the box”) effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of standardized or over-the-counter options or other hedging transactions, whether through an options exchange or otherwise;

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	by pledge to secure debts and other obligation;

•	directly to purchasers, including our affiliates and stockholders, in a rights offering or otherwise;

•	through agents;

•	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares of common stock or warrants at a stipulated price per share or warrant; and

•	through a combination of any of these methods or any other method permitted by applicable law.
The Selling Securityholders may effect the distribution of our common stock and warrants from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices relating to the prevailing market prices; or

•	at negotiated prices.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some shares of our common stock or warrants owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of common stock or warrants, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the Selling Securityholders to include the pledgee, transferee or other successors in interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer shares of our common stock or warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
We and the Selling Securityholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the sale of our common stock and warrants, including liabilities under the Securities Act. The Selling Securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their common stock and warrants. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of common stock and warrants through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the selling security holder;

•	the number of common stock and warrants being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price;

•	the estimated net proceeds to us from the sale of the common stock and warrants;

•	any delayed delivery arrangements; and

•	other material terms of the offering.
In addition, upon being notified by a Selling Securityholder that a donee, pledgee, transferee or other successor-in-interest
intends to sell common stock and warrants, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.
Agents, broker-dealers and underwriters or their affiliates may engage in transactions with, or perform services for, the Selling Securityholders (or their affiliates) in the ordinary course of business. The Selling Securityholders may also use underwriters or other third parties with whom such selling stockholders have a material relationship. The Selling Securityholders (or their affiliates) will describe the nature of any such relationship in the applicable prospectus supplement.
There can be no assurances that the Selling Securityholders will sell, nor are the Selling Securityholders required to sell, any or all of the common stock and warrants offered under this prospectus.
In connection with the sale of shares of our common stock or warrants or interests therein, the Selling Securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock or warrants in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of our common stock or warrants short and deliver these securities to close out their short positions, or loan or pledge shares of our common stock or warrants to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our common stock or warrants offered by this prospectus, which shares or warrants such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the Selling Securityholders from the sale of shares of our common stock or warrants offered by them will be the purchase price of such shares of our common stock or warrants less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of share of our common stock or warrants to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Securityholders.
The Selling Securityholders also may in the future resell a portion of our common stock or warrants in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.
The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of shares of our common stock or warrants or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our common stock or warrants may be underwriting discounts and commissions under the Securities Act. If any Selling Securityholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Securityholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Securityholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
To the extent required, our common stock or warrants to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
To facilitate the offering of shares of our common stock and warrants offered by the Selling Securityholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock or warrants. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of common stock or warrants than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common stock or warrants by bidding for or purchasing shares of common stock or warrants in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of common stock or warrants sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock or warrants at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter
market or otherwise.
Under the Amended and Restated Registration Rights Agreement, we have agreed to indemnify the applicable Selling Securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholders may be required to make with respect thereto. In addition, we and the Selling Securityholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

Under the Amended and Restated Registration Rights Agreement, we have agreed to use our best efforts to maintain the effectiveness of this registration statement with respect to any securities registered hereunder pursuant to such agreement until (i) all such securities have been sold, transferred, disposed of or exchanged under this registration statement; or, if earlier, (ii) one hundred eighty (180) days from the effectiveness of this Registration Statement. Under the Subscription Agreements, we have agreed to maintain the effectiveness of this registration statement with respect to the PIPE Shares until the earliest of (i) the third anniversary of the effectiveness of this registration statement; (ii) the date on which the PIPE Investor ceases to hold any PIPE Shares; or (iii) on the first date on which each PIPE Investor is able to sell all of its PIPE Shares under Rule 144 within 90 days without limitation as to the amount of such securities that may be sold. Under the Amended and Restated Warrant Agreement, we have agreed to use our best efforts to maintain the effectiveness of this registration statement in respect of the shares of common stock issuable upon the exercise of the Public Warrants and the Private Placement Warrants until the expiration or redemption of such warrants.
Selling Securityholders may use this prospectus in connection with resales of shares of our common stock and warrants. This prospectus and any accompanying prospectus supplement will identify the Selling Securityholders, the terms of our common stock or warrants and any material relationships between us and the Selling Securityholders. Selling Securityholders may be deemed to be underwriters under the Securities Act in connection with shares of our common stock or warrants they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Securityholders will receive all the net proceeds from the resale of shares of our common stock or warrants.
A Selling Securityholder that is an entity may elect to make an in-kind
distribution of common stock or warrants to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus, as amended or supplemented. To the extent that such transferees are not affiliates of ours, such transferees will receive freely tradable shares of common stock or warrants pursuant to the distribution effected through this registration statement.

SECURITIES ACT RESTRICTIONS ON RESALE OF OUR SECURITIES
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted our common stock or warrants that were acquired from us in an unregistered, private sale (“restricted securities”) for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been our affiliate at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted securities for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of our common stock then outstanding; or

•	the average weekly reported trading volume of the our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months (or such shorter period that the issuer was required to file such reports and materials), other than Form
8-K
reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
As a result, our affiliates will be able to sell their shares of common stock and warrants, and any shares of common stock received upon exercise of the warrants, as applicable, pursuant to Rule 144 without registration beginning May 15, 2022. Absent registration under the Securities Act, our affiliates will not be permitted to sell their control securities under Rule 144 earlier than one year after the initial filing date of the Form
S-4.
We are no longer a shell company, and as a result, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of restricted securities and control securities.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Latham & Watkins LLP.

EXPERTS
The consolidated financial statements for Cipher Mining Inc. (formerly Good Works Acquisition Corp.) as of December 31, 2021, and January 31, 2021, and for the eleven months ended December 31, 2021 and the period from January 7, 2021 (inception) to January 31, 2021 included in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form
S-1
under the Securities Act with respect to the shares of common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our company and our common stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.
You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at
www.sec.gov
.
We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. We also maintain a website at
https://investors.ciphermining.com
, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets as of December 31, 2021 and January 31, 2021	F-3

Consolidated Statements of Operations for the Eleven Months Ended December 31, 2021 and for the period from January 7, 2021 (inception) to January 31, 2021	F-4

Consolidated Statements of Changes in Stockholders’ Equity (Deficit) for the Eleven Months Ended December 31, 2021 and for the period from January 7, 2021 (inception) to January 31, 2021	F-5

Consolidated Statements of Cash Flows for the Eleven Months Ended December 31, 2021 and for the period from January 7, 2021 (inception) to January 31, 2021	F-6

Notes to Consolidated Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and Board of Directors of
Cipher Mining Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Cipher Mining Inc. (the “Company”) as of December 31, 2021 and January 31, 2021, the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the eleven months ended December 31, 2021, and the period from January 7, 2021 (inception) through January 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and January 31, 2021, and the results of its operations and its cash flows for the eleven months ended December 31, 2021, and the period from January 7, 2021 (inception) through January 31, 2021, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Marcum
LLP
Marcum
LLP
We have served as the Company’s auditor since 2021.
San Francisco, CA
March 4, 2022

CIPHER MINING INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2021	January 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$209,841,257	$—
Prepaid expenses	13,818,825	—

Total current assets	223,660,082	—
Property and equipment, net	5,124,266	1,637
Deposits on equipment	114,856,314	—
Deferred offering costs	—	171,450
Deferred investment costs	174,250	—
Security deposits	10,352,306	—

Total assets	$354,167,218	$173,087

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$241,764	$1,919
Accrued expenses	257,487	174,648

Total current liabilities	499,251	176,567
Warrant liability	136,800	—

Total liabilities	636,051	176,567

Commitments and contingencies (Note 9)

Stockholders’ equity (deficit)
Preferred stock, $0.001 par value, 10,000,000 shares authorized and no ne issued and outstanding as of December 31, 2021, no shares authorized as of January 31, 2021	—	—
Common stock, $0.001 par value, 500,000,000 shares authorized, 252,131,679 shares issued and 249,279,420 shares outstanding as of December 31, 2021, 200,000,000 shares authorized and subscribed as of January 31, 2021	252,132	200,000
Subscription receivable	—	(5)
Additional paid-in capital	425,437,931	(199,995)
Treasury stock, at par, 2,852,259 shares as of December 31, 2021, no shares as of January 31, 2021	(2,852)	—
Accumulated deficit	(72,156,044)	(3,480)

Total stockholders’ equity (deficit)	353,531,167	(3,480)

Total liabilities and stockholders’ equity (deficit)	$354,167,218	$173,087

The accompanying notes are an integral part of these consolidated financial statements.

CIPHER MINING INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Eleven Months Ended December 31, 2021	For the period January 7, 2021 (inception) through January 31, 2021
Costs and expenses
General and administrative	$72,146,944	$3,475
Depreciation	4,867	5

Total costs and expenses	72,151,811	3,480

Operating loss	(72,151,811)	(3,480)

Other expense
Interest income	4,331	—
Interest expense	(26,912)	—
Change in fair value of warrant liability	21,828	—

Total other expense	(753)	—

Net loss	$(72,152,564)	$(3,480)

Basic and diluted net loss per share	$(0.33)	$—
Basic and diluted weighted average number of shares outstanding	218,026,424	—
The accompanying notes are an integral part of these consolidated financial statements.

CIPHER MINING INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Preferred Stock		Common Stock				Treasury Stock			Total
	Shares	Amount	Shares	Amount	Subscription Receivable	Additional Paid-in Capital	Shares	Amount	Accumulated Deficit	Stockholders’ Equity (Deficit)
Balance as of January 7, 2021, as previously reported	—	$—	—	$—	$—	$—	$—	$—	$—	$—
Subscription receivable	—	—	500	1	(5)	4	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	(3,480)	(3,480)

Balance as of January 31, 2021, as previously reported	—	—	500	1	(5)	4	—	—	(3,480)	(3,480)
Retroactive application of recapitalization	—	—	199,999,500	199,999	—	(199,999)	—	—	—	—

Balance as of January 31, 2021, after effect of reverse acquisition	—	—	200,000,000	200,000	(5)	(199,995)	—	—	(3,480)	(3,480)
Cash received for common stock subscribed	—	—	—	—	5	—	—	—	—	5
Business Combination, net of redemptions and equity issuance costs of $40.6 million	—	—	46,381,119	46,381	—	385,121,265	—	—	—	385,167,646
Delivery of common stock underlying restricted stock units	—	—	5,750,560	5,751	—	(5,751)	—	—	—	—
Shares settled for tax withholding on vesting of restricted stock units	—	—	—	—	—	(23,243,061)	(2,852,259)	(2,852)	—	(23,245,913)
Share-based compensation	—	—	—	—	—	63,765,473	—	—	—	63,765,473
Net loss	—	—	—	—	—	—	—	—	(72,152,564)	(72,152,564)

Balance as of December 31, 2021	—	$—	252,131,679	$252,132	$—	$425,437,931	(2,852,259)	$(2,852)	$(72,156,044)	$353,531,167

The accompanying notes are an integral part of these consolidated financial statements.

CIPHER MINING INC.
CONSOLIDATED STATEMENT OF CASH FLOWS

	Eleven Months Ended December 31, 2021	For the period January 7, 2021 (inception) through January 31, 2021
Cash flows from operating activities
Net loss	$(72,152,564)	$(3,480)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	4,867	5
Change in fair value of warrant liability	(21,828)	—
Share-based compensation	63,765,473	—
Changes in assets and liabilities:
Prepaid expenses	(13,385,639)	—
Security deposits	(10,352,306)	—
Accounts payable	221,775	277
Accrued expenses	254,289	3,198

Net cash used in operating activities	(31,665,933)	—

Cash flows from investing activities
Deposits on equipment	(114,856,314)	—
Purchases of property and equipment	(5,109,426)	—
Payments for deferred investment costs	(174,250)	—

Net cash used in investing activities	(120,139,990)	—

Cash flows from financing activities
Proceeds from borrowings on related party loan	7,038,038	—
Repayments under related party loan	(7,038,038)	—
Proceeds from the issuance of common stock	5	—
Business Combination, net of issuance costs paid	384,893,088	—
Repurchase of common shares to pay employee withholding taxes	(23,245,913)	—

Net cash provided by financing activities	361,647,180	—

Net increase in cash and cash equivalents	209,841,257	—
Cash and cash equivalents, beginning of the period	—	—

Cash and cash equivalents, end of the period	$209,841,257	$—

Supplemental disclosure of cash flow information
Cash paid for interest	$26,912	$—
Cash paid for income taxes, net	$—	$—
Supplemental disclosure of noncash investing and financing activities
Property and equipment purchases in accounts payable	$18,070	$1,642
Net assets assumed from GWAC in the Business Combination	$433,186	$—
Non-cash fair value of private warrants	$261,060	$—
Deferred offering costs included in accrued expenses	$—	$171,450
The accompanying notes are an integral part of these consolidated financial statements.

CIPHER MINING INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1. ORGANIZATION AND BUSINESS
Organization
On August 27, 2021 (the “Closing Date”), Good Works Acquisition Corp. (“GWAC”), a special purpose acquisition company, consummated the Agreement and Plan of Merger dated as of March 4, 2021 (the “Merger Agreement”), by and among GWAC, Currency Merger Sub, Inc. (“Merger Sub”), a wholly-owned direct subsidiary of GWAC, and Cipher Mining Technologies Inc. (“Cipher Mining Technologies”).
Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Cipher Mining Technologies, the separate corporate existence of Merger Sub ceasing and Cipher Mining Technologies being the surviving corporation and a wholly-owned subsidiary of GWAC (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). Following the Business Combination, the combined company was named Cipher Mining Inc. (“Cipher” or the “Company”). The Company comprises all of GWAC’s and Cipher Mining Technologies’ operations.
Business
The Company is an emerging technology company that operates in the Bitcoin mining ecosystem in the United States. Specifically, the Company is developing and growing a cryptocurrency mining business, specializing in Bitcoin. As a stand-alone, U.S.-based cryptocurrency mining business, the Company has begun its buildout of cryptocurrency mining sites in the United States. The Company began deployment of capacity in the first quarter of 2022, with mining operations beginning at one site in February 2022.
Cipher Mining Technologies was established on January 7, 2021, in Delaware, by Bitfury Top Holdco B.V. and its subsidiaries (“Bitfury Top Holdco” and, with its subsidiaries, the “Bitfury Group”), a global full-service blockchain and technology specialist and one of the leading private infrastructure providers in the blockchain ecosystem. Bitfury Top HoldCo (together with Bitfury Holding B.V., a subsidiary of Bitfury Top HoldCo, and referred to herein as “Bitfury Holding”) beneficially owned approximately 82.6% and 83.4% of the Company’s common stock as of December 31, 2021 and upon completion of the Business Combination (as defined above), respectively, with sole voting and sole dispositive power over those shares and, as a result, the Bitfury Group has control of the Company as defined in Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) 810, “Consolidation.”
Risks and uncertainties
Liquidity and Financial Condition
The Company incurred a net loss of $72.2 million and negative cash flows from operations of $31.7 million for the eleven months ended December 31, 2021. As of December 31, 2021, the Company had approximate balances of cash and cash equivalents of $209.8 million, working capital of $223.2 million, total stockholders’ equity of $353.5 million and an accumulated deficit of $72.2 million. To date, the Company has, in large part, relied on proceeds from the consummation of the Business Combination to fund its operations. During the eleven months ended December 31, 2021, the Company paid approximately $114.9 million as deposits on equipment, primarily for miners, and has significant future commitments related to these deposits as detailed in Note 6, for which the Company will need additional capital in order to meet these commitments in accordance with the existing contractual terms. Management believes that the Company’s existing financial resources, combined with its ability to delay or change its planned buildout steps, are sufficient to meet its operating and capital requirements for at least 12 months from the date these consolidated financial statements are issued.

CIPHER MINING INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

There is limited historical financial information about the Company upon which to base an evaluation of its performance and the Company has not generated any revenues from its business to date. The business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development, and possible cost overruns due to price and cost increases in services. Management of the Company has no current intention of entering into a merger or acquisition within the next 12 months and has a specific business plan and timetable to complete our
12-month
plan of operation. The Company is in the process of an active operational buildout and anticipates that additional capital will be required to implement the buildout. The Company may also require additional capital to pursue certain business opportunities or respond to technological advancements, competitive dynamics or technologies, customer demands, challenges, acquisitions or unforeseen circumstances. Additionally, the Company has incurred and expects to continue to incur significant costs related to becoming a public company. Accordingly, the Company may engage in equity or debt financings or enter into credit facilities for the above-mentioned or other reasons; however, the Company may not be able to timely secure additional debt or equity financings on favorable terms, if at all. If the Company raises additional funds through equity financing, its existing stockholders could experience significant dilution. Furthermore, any debt financing obtained by the Company in the future could involve restrictive covenants relating to the Company’s capital raising activities and other financial and operational matters, which may make it more difficult for the Company to obtain additional capital and to pursue business opportunities. If the Company is unable to obtain adequate financing on terms that are satisfactory to the Company, when the Company requires it, the Company’s ability to continue to grow or support the business and to respond to business challenges could be significantly limited. If the Company is unable to obtain adequate debt or equity financing for its planned buildout, the Company may be required to delay or change its planned buildout steps, which may adversely affect the Company’s business plan.
COVID-19
The Company’s results of operations could be adversely affected by general conditions in the global economy and in the global financial markets, including conditions that are outside of the Company’s control, such as the outbreak and global spread of the novel coronavirus disease
(“COVID-19”).
The
COVID-19
pandemic that was declared on March 11, 2020 has caused significant economic dislocation in the United States and globally as governments across the world, including the United States, introduced measures aimed at preventing the spread of
COVID-19.
The spread of
COVID-19
and the imposition of related public health measures have resulted in, and are expected to continue to result in, increased volatility and uncertainty in the cryptocurrency space. Any severe or prolonged economic downturn, as result of the
COVID-19
pandemic or otherwise, could result in a variety of risks to the business and management cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact its business.
The Company may experience disruptions to its business operations resulting from supply interruptions, quarantines, self-isolations, or other movement and restrictions on the ability of its employees or its counterparties to perform their jobs. The Company may also experience delays in construction and obtaining necessary equipment in a timely fashion. If the Company is unable to effectively set up and service its miners, its ability to mine Bitcoin will be adversely affected. The future impact of the
COVID-19
pandemic is still highly uncertain and there is no assurance that the
COVID-19
pandemic or any other pandemic, or other unfavorable global economic, business or political conditions, will not materially and adversely affect the Company’s business, prospects, financial condition, and operating results.

CIPHER MINING INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of presentation and principles of consolidation
The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”) as determined by the FASB and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (“SEC”).
The Merger was accounted for as a reverse recapitalization in accordance with GAAP (the “Reverse Recapitalization”). Under this method of accounting, GWAC is treated as the acquired company and Cipher Mining Technologies is treated as the acquirer for financial statement reporting purposes.
Accordingly, for accounting purposes, the Reverse Recapitalization was treated as the equivalent of Cipher Mining Technologies issuing stock for the net assets of GWAC, accompanied by a recapitalization. The net assets of GWAC are stated at historical cost, with no goodwill or other intangible assets recorded, see Note 3.
Cipher Mining Technologies was determined to be the accounting acquirer based on an evaluation of the following facts and circumstances:

•	Cipher Mining Technologies’ existing shareholder has the greatest voting interest in the Company;

•	the majority of the members of the board of directors of the Company are primarily composed of individuals associated with Cipher Mining Technologies;

•	Cipher Mining Technologies’ senior management is the senior management of the Company; and

•	Cipher Mining Technologies’ operations prior to the Reverse Recapitalization comprise the only ongoing operations of the Company after the consummation of the Business Combination.
The consolidated assets, liabilities and results of operations prior to the Reverse Recapitalization are those of Cipher Mining Technologies. The shares and corresponding capital amounts and losses per share prior to the Business Combination have been retroactively restated based on shares reflecting the exchange ratio established in the Business Combination, see Note 3.
The consolidated financial statements include the accounts of the Company and its controlled subsidiary, Cipher Mining Technologies. All intercompany transactions and balances have been eliminated.
Emerging growth company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act

CIPHER MINING INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Reclassifications
Certain prior year amounts have been reclassified to conform to the current year presentation. These reclassifications have no impact on the previously reported financial position.
Use of estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. The most significant estimates inherent in the preparation of the Company’s consolidated financial statements include, but are not limited to, those related to equity instruments issued in share-based compensation arrangements, valuation of the warrant liability, useful lives of property and equipment, and the valuation allowance associated with the Company’s deferred tax assets, among others. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Change in fiscal year
Cipher Mining Technologies assumed GWAC’s financial calendar for the combined entity beginning with the third fiscal quarter ending September 30 and its fiscal year ending December 31. This change to the fiscal year end was approved by the Company’s board of directors (“Board”) on September 23, 2021. Cipher Mining Technologies’ fiscal year previously ended on January 31.
Cash and cash equivalents
The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents. The Company’s cash equivalents consist of funds held in a money market account. The Company had $101.0 million and nil in cash equivalents as of December 31, 2021 and January 31, 2021, respectively.
Concentrations of credit risk
Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents. Periodically, the Company may maintain deposits in financial institutions in excess of government insured limits. Management believes that the Company is not exposed to significant credit risk as the Company’s deposits are held at financial institutions that management believes to be of high credit quality. The Company has not experienced any losses on these deposits.

CIPHER MINING INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair value of financial instruments
The Company’s financial assets and liabilities are accounted for in accordance with ASC 820, “Fair Value Measurements and Disclosures”, which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy requires an entity to maximize the use of observable inputs when measuring fair value and classifies those inputs into three levels:

Level 1 –	Observable inputs, such as quoted prices in active markets for identical assets and liabilities.

Level 2 –	Inputs other than Level 1 inputs that are either directly or indirectly observable, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the instrument’s anticipated life.

Level 3 –	Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.
To the extent the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair values requires more judgement. Accordingly, the degree of judgement exercised by management in determining fair value is greatest for instruments categorized as Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.
Deferred offering and deferred investment costs
Deferred offering costs consist of legal fees incurred as of the balance sheet date that were directly related to the Business Combination and were allocated as offering costs to the proceeds received and substantially charged to shareholders’ equity (deficit) upon the consummation of the Business Combination, see Note 3.
Deferred investment costs consist of legal fees incurred through the balance sheet date that are directly related to the formation of a joint venture and which will be capitalized as part of the Company’s total investment in the joint venture upon consummation of the joint venture agreement, see Note 9.
Property and equipment, net
Property and equipment consists primarily of
construction-in-progress
at one of the Company’s planned sites in Texas and computer equipment and is stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which is generally three years for computer-related assets.
Construction-in-progress
consists primarily of leasehold improvements at one of the Texas sites which, when placed into service, will be depreciated in accordance with the lease term of five years
.
Property and equipment, net consisted of the following:

	December 31, 2021	January 31, 2021
Computer equipment	$59,720	$1,642
Construction-in-progress	5,069,418	—

Property and equipment, gross	5,129,138	1,642
Less: accumulated depreciation	(4,872)	(5)

Property and equipment, net	$5,124,266	$1,637

CIPHER MINING INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Impairment of long-lived assets
Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used will be measured by a comparison of the carrying amount of an asset to undiscounted future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized will be measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. There were no indicators of impairment during the eleven months ended December 31, 2021 or during the period from January 7, 2021 (inception) through January 31, 2021.
Common stock warrants
Upon the consummation of the Business Combination, the Company assumed common stock warrants that were originally issued in GWAC’s initial public offering (the “Public Warrants”), as well as warrants that were issued in a private placement that closed concurrently with GWAC’s initial public offering (the “Private Placement Warrants”). See Note 11 for additional information on the Public and Private Placement Warrants.
The Company is capitalized as a single class of common stock, accordingly, a qualifying cash tender offer of more than 50% of the Common Stock will always result in a change-in-control,
and in accordance with ASC
815-40-55-3,
this would not preclude permanent equity classification of the Public Warrants; therefore, the Public Warrants are equity classified.
The Private Placement Warrants are accounted for as a liability under ASC
815-40,
“Derivatives and Hedging - Contracts in Entity’s Own Equity,” as they are a freestanding financial instrument that require the Company to transfer assets upon exercise. The Company recorded the Private Placement Warrants as a liability in the consolidated balance sheet at fair value on the Closing Date, with subsequent changes in fair value recognized in the change in fair value of warrant liability within the consolidated statements of operations. The Private Placement Warrants were valued using a Black-Scholes option-pricing model as described in Note 4.
Share-based compensation
The Company accounts for all share-based payments to employees, consultants and directors, which may include grants of stock options, stock appreciation rights, restricted stock awards, and restricted stock units (“RSUs”) to be recognized in the consolidated financial statements, based on their respective grant date fair values. As of December 31, 2021, the Company has awarded only RSUs with service-based vesting conditions (“Service-Based RSUs”) and performance-based RSUs with market-based vesting conditions (“Performance-Based RSUs”). Compensation expense for all awards is amortized based upon a graded vesting method over the estimated requisite service period. All share-based compensation expenses are recorded in general and administrative expense in the consolidated statements of operations. Forfeitures are recorded as they occur. See also Note 12 below.
The fair value of Service-Based RSUs is the closing market price of the Company’s Common Stock on the date of the grant. The Company employs a Monte Carlo simulation technique to calculate the fair value of the Performance-Based RSUs on the date granted based on the average of the future simulated outcomes. The Performance-Based RSUs contain different market-based vesting conditions that are based upon the achievement of certain market capitalization milestones. Under the Monte Carlo simulation model, a number of variables and assumptions are used including, but not limited to, the underlying price of the Company’s Common Stock, the expected stock price volatility over the term of the award, a correlation coefficient, and the risk-free rate. The Performance-Based RSUs awarded do not have an explicit requisite service period, therefore compensation expense is recorded over a derived service period based upon the estimated median time it will take to achieve the market capitalization milestone using a Monte Carlo simulation.

CIPHER MINING INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Weighted average assumptions used in the November 17, 2021 Monte Carlo valuation model for Performance-Based RSUs awarded on that date were: expected volatility of 96.1% and a risk-free rate of 1.60% based upon a remaining term of 10 years.
Treasury stock
Treasury share purchases obtained through share withholdings for taxes are recorded at par value.
Revenue recognition
The Company will recognize revenue under ASC 606, “Revenue from Contracts with Customers” (“ASC 606”). The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

•	Step 1: Identify the contract with the customer

•	Step 2: Identify the performance obligations in the contract

•	Step 3: Determine the transaction price

•	Step 4: Allocate the transaction price to the performance obligations in the contract

•	Step 5: Recognize revenue when the company satisfies a performance obligation
In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct), and the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).
If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.
The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

•	Variable consideration

•	Constraining estimates of variable consideration

•	The existence of a significant financing component in the contract

•	Noncash consideration

•	Consideration payable to a customer
Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the

CIPHER MINING INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

variable consideration is subsequently resolved. The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.
Digital asset mining services
Providing computing power in digital asset transaction verification services will be an output of the Company’s ordinary activities. The provision of providing such computing power is a performance obligation. The transaction consideration the Company receives, if any, is noncash consideration, which the Company will measure at fair value on the date received. The consideration is all variable. There is no significant financing component in these transactions.
Mining pools
The Company will also enter into digital asset mining pools by executing contracts, as amended from time to time, with the mining pool operators to provide computing power to the mining pool. The contracts are terminable at any time by either party and the Company’s enforceable right to compensation only begins when the Company provides computing power to the mining pool operator. In exchange for providing computing power, the Company will be entitled to a fractional share of the fixed cryptocurrency award the mining pool operator receives (less digital asset transaction fees to the mining pool operator which will be recorded as contra-revenue), for successfully adding a block to the blockchain. The Company’s fractional share is based on the proportion of computing power the Company contributed to the mining pool operator to the total computing power contributed by all mining pool participants in solving the current algorithm.
Providing computing power in digital asset transaction verification services is an output of the Company’s ordinary activities. The provision of providing such computing power is the only performance obligation in the Company’s contracts with mining pool operators. The transaction consideration the Company receives, if any, is noncash consideration, which the Company will measure at fair value on the date received, which is not materially different than the fair value at contract inception or the time the Company has earned the award from the pools. The consideration is all variable. Consideration is constrained from recognition until the mining pool operator successfully places a block (by being the first to solve an algorithm) and the Company receives confirmation of the consideration it will receive; at this time, cumulative revenue is no longer probable of significant reversal, i.e., associated uncertainty is resolved.
Fair value of the cryptocurrency awards received will be determined using the quoted price of the related cryptocurrency at the time of receipt. There is currently no specific definitive guidance under GAAP or alternative accounting framework for the accounting for cryptocurrencies recognized as revenue or held, and management expects to exercise significant judgment in determining the appropriate accounting treatment. In the event authoritative guidance is enacted by the FASB, the Company may be required to change its policies, which could have an effect on the Company’s consolidated financial position and results from operations.
There is no significant financing component in these transactions. There is, however, consideration payable to the customer in the form of a pool operator fee, payable only if the pool is the first to solve the equation; this fee will be deducted from the proceeds received by the Company and will be recorded as contra-revenue, as it does not represent a payment for a distinct good or service as described in ASC
606-10-32-25.
Certain aspects of the Company’s performance obligations, such as providing computing power, may be contracted to various third parties and there is a risk that if these parties are unable to perform or curtail their operations, the Company’s revenue and operating results may be affected. Please see Note 9 for additional information about the Company’s power arrangements.

CIPHER MINING INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Cryptocurrencies
Cryptocurrencies, including Bitcoin, will be included in current assets in the consolidated balance sheets. Cryptocurrencies purchased will be recorded at cost and cryptocurrencies awarded to the Company through its mining activities will be accounted for in connection with the Company’s revenue recognition policy disclosed above.
Cryptocurrencies will be accounted for as intangible assets with indefinite useful lives. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value, which is measured using the quoted price of the cryptocurrency at the time its fair value is being measured. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.
Purchases of cryptocurrencies made by the Company will be included within investing activities in the consolidated statements of cash flows, while cryptocurrencies awarded to the Company through its mining activities will be included as a non-cash
adjustment within operating activities in the consolidated statements of cash flows. The sales of cryptocurrencies will be included within investing activities in the consolidated statements of cash flows and any realized gains or losses from such sales will be included in other income (expense) in the consolidated statements of operations. The Company will account for its gains or losses in accordance with the first in first out (“FIFO”) method of accounting.
Income taxes
The Company complies with the accounting and reporting requirements of FASB ASC Topic 740, “Income Taxes” (“ASC 740”), which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2021 or January 31, 2021. The Company did not record any interest and penalties for the unrecognized tax benefits for the eleven months ended December 31, 2021 or during the period from January 7, 2021 (inception) through January 31, 2021, though its policy is to recognize accrued interest and penalties related to unrecognized tax benefits as income tax expense.
The Company files income tax returns in the United States federal tax jurisdiction and various state jurisdictions. The Company did not have any foreign operations during any periods presented in these consolidated financial statements. The statute of limitations for assessment by the Internal Revenue Service and state tax authorities is open since inception, and in addition, carryforward attributes generated since inception may be adjusted upon examination to the extent utilized in a future period. The Company is not aware of any tax examinations currently taking place.

CIPHER MINING INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Segment information
Operating segments are defined as components of an enterprise about which separate discrete information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company views its operations and manages its business in one segment.
Leases
Effective February 1, 2021, the Company began accounting for leases in accordance with ASC 842, “Leases”. Accordingly, the Company determines whether an arrangement contains a lease at the inception of the arrangement. If a lease is determined to exist, the term of such lease is assessed based on the date on which the underlying asset is made available for the Company’s use by the lessor. The Company’s assessment of the lease term reflects the non-cancelable
term of the lease, inclusive of any rent-free periods and/or periods covered by early-termination options which the Company is reasonably certain of not exercising, as well as periods covered by renewal options which the Company is reasonably certain of exercising. The Company also determines lease classification as either operating or finance at lease commencement, which governs the pattern of expense recognition and the presentation reflected in the consolidated statements of operations over the lease term.
A lease liability will be recorded on the Company’s consolidated balance sheet at lease commencement reflecting the present value of its fixed minimum payment obligations over the lease term. A corresponding right-of-use
(“ROU”) asset equal to the initial lease liability will also be recorded, adjusted for any accrued or prepaid rents and/or unamortized initial direct costs incurred in connection with execution of the lease and reduced by any lease incentives received. For purposes of measuring the present value of its fixed payment obligations for a given lease, the Company uses its incremental borrowing rate, determined based on information available at lease commencement, as rates implicit in its leasing arrangements are typically not readily determinable. The Company’s incremental borrowing rate reflects the rate it would pay to borrow on a secured basis and incorporates the term and economic environment of the associated lease. ROU assets will be reviewed for impairment, consistent with other long-lived assets, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.
For the Company’s operating leases, fixed lease payments will be recognized as lease expense on a straight-line basis over the lease term. Variable lease costs are expensed as incurred and are not included in the measurement of ROU assets and lease liabilities.
The Company entered into a series of agreements with affiliates of Luminant ET Services Company LLC (“Luminant”), including the Lease Agreement dated June 29, 2021, with amendment and restatement on July 9, 2021 (as amended and restated, the “Luminant Lease Agreement”). Additionally, the Company executed a lease for office space dated December 17, 2021. Once either the Luminant Lease Agreement or the office lease are effective and the Company has control over the applicable leased asset, the Company will record both a ROU asset and a corresponding lease liability in accordance with ASC 842 for each lease component as applicable under the respective agreements.
Recently issued and adopted accounting pronouncements
Recently adopted accounting pronouncements
Effective February 1, 2021, the Company early adopted ASC 842 using the modified retrospective method. This new guidance requires a lessee to recognize both a ROU asset representing its right to use the underlying asset for the lease term and a liability for future lease payments on the balance sheet for almost all of its leases. The

CIPHER MINING INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

new guidance continues to differentiate between finance leases and operating leases; however, this distinction now primarily relates to differences in the manner of expense recognition over time. Classification for both lessees and lessors is now based on an assessment of whether a lease contract is economically similar to the purchase of a non-financial
asset from the perspective of control. The new guidance also requires quantitative and qualitative disclosures to enable users to understand the amount, timing, and judgments related to leases and the related cash flows. There was no impact to the Company’s consolidated financial statements as of or for the eleven months ending December 31, 2021 resulting from the early adoption of
ASC 842
.
Recently issued accounting pronouncements not yet adopted
In December 2019, the FASB issued ASU
No. 2019-12,
“Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”, which is intended to simplify various aspects related to accounting for income taxes. The new guidance removes certain exceptions to the general principles in ASC 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for the Company for annual reporting periods beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. Management is currently evaluating the impact of the adoption of ASU
2019-12
on our consolidated financial statements.
In May 2021, the FASB issued ASU
2021-04,
“Earnings Per Share (Topic 260), Debt-Modifications and Extinguishments (Subtopic
470-50),
Compensation-Stock Compensation (Topic 718), and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic
815-40)”.
ASU
2021-04
reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after modification or exchange. ASU
2021-04
provides guidance for a modification or an exchange of a freestanding equity-classified written call option that is not within the scope of another Topic. It specifically addresses: (1) how an entity should treat a modification of the terms or conditions or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange; (2) how an entity should measure the effect of a modification or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange; and (3) how an entity should recognize the effect of a modification or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange. ASU
2021-04
will be effective for all entities for fiscal years beginning after December 15, 2021. An entity should apply the amendments prospectively to modifications or exchanges occurring on or after the effective date of the amendments. Early adoption is permitted, including adoption in an interim period. The adoption of ASU
2021-04
is not expected to have a material impact on the Company’s consolidated financial statements or disclosures.
NOTE 3. BUSINESS COMBINATION
As discussed in Note 1, on August 27, 2021, GWAC, Merger Sub and Cipher Mining Technologies consummated the Business Combination (the “Closing”), with Cipher Mining Technologies surviving the Merger as a wholly-owned subsidiary of Cipher.
At the effective time of the Merger (the “Effective Time”), and subject to the terms and conditions of the Merger Agreement, each share of Cipher Mining Technologies common stock was canceled and converted into the right to receive 400,000 shares (the “Exchange Ratio”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”).
Upon the Closing, the Company’s certificate of incorporation was amended and restated to, among other things, increase the total number of authorized shares of all classes of capital stock to 510,000,000 shares, $0.001 par value per share, of which, 500,000,000 shares are designated as Common Stock and 10,000,000 shares are designated as preferred stock (“Preferred Stock”). The holder of each share of Common Stock is entitled to one vote.

CIPHER MINING INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In connection with the execution of the Merger Agreement, GWAC also entered into: (i) subscription agreements to sell to certain investors (the “PIPE Investors”), an aggregate of 32,235,000 shares of Common Stock, immediately following the Closing, for a purchase price of $10.00 per share and aggregate gross proceeds of $322.4 million (the “PIPE Financing”) and (ii) a subscription agreement with Bitfury Top HoldCo to sell to Bitfury Top HoldCo (or an affiliate of Bitfury Top HoldCo) an aggregate of 6,000,000 shares of Common Stock following the Closing, for a purchase price of $10.00 per share and Bitfury Top HoldCo’s payment in cash and/or forgiveness of outstanding indebtedness for aggregate gross proceeds of $60.0 million (the “Bitfury Private Placement”).
Upon the consummation of the Business Combination, all holders of Cipher Mining Technologies common stock received shares of the Company’s Common Stock at $10.00 per share after giving effect to the Exchange Ratio, resulting in 200,000,000 shares of Common Stock to be immediately issued and outstanding to Bitfury Top HoldCo (in addition to 8,146,119 shares of Common Stock held by GWAC), 32,235,000 shares of Common Stock held by the PIPE Investors and 6,000,000 shares of Common Stock received by Bitfury Holding under the Bitfury Private Placement, based on the following events contemplated by the Merger Agreement:

•	the cancellation of each issued and outstanding share of Cipher Mining Technologies common stock; and

•	the conversion into the right to receive a number of shares of the Company’s Common Stock based upon the Exchange Ratio.
The following table reconciles the elements of the Business Combination to the statement of cash flows and the statement of changes in stockholders’ equity (deficit) for the eleven months ended December 31, 2021.

Recapitalization
Cash - GWAC trust and cash, net of redemptions	$43,197,478
Cash - PIPE Financing	322,350,000
Cash, subscription receivable and/or debt forgiveness - Bitfury Private Placement	60,000,000
Add: Non-cash net assets assumed from GWAC	433,186
Less: Fair value of private warrants	(261,060)
Less: Transaction costs and advisory fees allocated to equity	(40,551,958)

Net Business Combination	385,167,646
Less: Non-cash net assets assumed from GWAC	(433,186)
Less: Transaction costs and advisory fees allocated to warrants	(102,432)
Add: Fair value of private warrants	261,060

Net cash contributions from Business Combination	$384,893,088

The Company recorded transaction costs and advisory fees allocated to the Private Placement Warrants as a component of change in fair value of warrant liability in the statement of operations.

CIPHER MINING INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The number of shares of Common Stock issued immediately following the consummation of the Business Combination was as follows:

Common stock of GWAC, net of redemptions	4,345,619
GWAC founder shares	3,572,500
GWAC private placement shares	228,000
Shares issued in PIPE Financing	32,235,000
Shares issued in the Bitfury Private Placement	6,000,000

Business Combination, PIPE Financing and Bitfury Private Placement shares - Common Stock	46,381,119
Cipher common shares issued in Business Combination (1)	200,000,000

Shares outstanding	246,381,119

(1)	The number of Cipher Mining Technologies common shares outstanding immediately prior to the Business Combination was 500 shares converted at the Exchange Ratio.
NOTE 4. FAIR VALUE MEASUREMENTS
The Company’s financial assets and liabilities subject to fair value measurement on a recurring basis and the level of inputs used for such measurements were as follows:

	Fair Value Measured as of December 31, 2021
	Level 1	Level 2	Level 3	Total
Assets included in:
Cash and cash equivalents
Money market securities	$101,004,331	$—	$—	$101,004,331

	$101,004,331	$—	$—	$101,004,331

Liabilities included in:
Warrant liability	$—	$—	$136,800	$136,800

	$—	$—	$136,800	$136,800

Fair values of cash and cash equivalents, prepaid expenses, accounts payable and accrued expenses approximate the recorded value due to the short-term nature of these items. The Company’s Private Placement Warrants are classified within Level 3 of the fair value hierarchy because the fair value is based on significant inputs that are unobservable in the market.
The valuation of the Private Placement Warrants uses assumptions and estimates the Company believes would be made by a market participant in making the same valuation. The Company assesses these assumptions and estimates on an on-going
basis as additional data impacting the assumptions and estimates are obtained.

CIPHER MINING INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company engaged a valuation firm to determine the fair value of the Private Placement Warrants using a Black-Scholes option-pricing model and the quoted price of the Company’s Common Stock. The following table presents significant assumptions utilized in the valuations of the Private Placement Warrants as of the dates indicated:

	August 26, 2021	December 31, 2021
Risk-free rate	0.84%	1.20%
Dividend yield rate	0.00%	0.00%
Volatility	21.6%	58.8%
Contractual term (in years)	5.00	4.65
Exercise price	$11.50	$11.50
The following table presents changes in the fair value of the Private Placement Warrants for the eleven months ended December 31, 2021:

Balance, February 1, 2021	$—
Assumed in Business Combination	261,060
Change in fair value	(124,260)

Balance, December 31, 2021	$136,800

NOTE 5. PREPAID AND ACCRUED EXPENSES
As of December 31, 2021, the Company had $13.8 million of prepaid expenses on its consolidated balance sheet, which was almost entirely related to prepaid insurance. There were no prepaid expenses as of January 31, 2021.
The Company’s accrued expenses consisted of the following:

	December 31, 2021	January 31, 2021
Accounting and audit	$152,800	$875
Legal costs	100,000	171,450
Employee related	4,687	—
Investor relations	—	2,323

Total accrued expenses	$257,487	$174,648

NOTE 6. DEPOSITS ON EQUIPMENT
As of December 31, 2021, the Company had outstanding executed purchase agreements for the purchase of (1) 27,000 Antminer S19j Pro (100 TH/s) miners from Bitmain Technologies Limited (“Bitmain”) and (2) 60,000 MicroBT M30S, M30S+ and M30S++ miners from SuperAcme Technology (Hong Kong) Limited (“SuperAcme”). The Company also has an agreement for the purchase of between 28,000 to 56,000 mining rigs from Bitfury Top HoldCo, made under, and as a part of, the Master Services and Supply Agreement between the Company and Bitfury Top HoldCo dated August 26, 2021. The agreement is a non-binding
commitment unless and until confirmed by a mutually executed order confirmation. See Note 8 for more information on the Master Services and Supply Agreement. All of the miners to be acquired under the purchase agreements with Bitmain and SuperAcme are to be delivered in monthly batches from January 2022 through December 2022.

CIPHER MINING INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Additionally, the Company also entered into two agreements with Bitfury USA Inc., a subsidiary of Bitfury Top HoldCo, made under, and as a part of, the Master Services and Supply Agreement, to purchase a total of 200 units of BlockBox air-cooled
containers (each a “BBAC”), the modular data centers that house mining machines. The delivery of the first 20 containers is expected to begin in the first quarter of 2022 and the remainder are expected to be delivered in 20 batches between May 2022 and October 2022.
The maximum purchase agreement commitments, deposits paid and expected delivery timing (remaining balances are payable in advance of shipping) are summarized below:

Vendor	Agreement Date	Maximum Purchase Commitment*	Deposits Paid	Expected Shipping
Bitmain Technologies Limited**	August 20, 2021 and August 30, 2021	$171,135,000	$75,024,010	January 2022 - September 2022

SuperAcme Technology (Hong Kong)**	September 2, 2021	222,400,800	22,240,080	July 2022 - December 2022

Bitfury Top HoldCo B.V.	October 11, 2021	***	10,000,000	***

Bitfury USA Inc. and other vendors (primarily for BBACs)	Various	44,594,951	7,592,224

Total		$438,130,751	$114,856,314

*	Maximum purchase commitment does not consider discounts that the Company may qualify for with the respective vendors, which could reduce the total cost of the miners.
**
Pursuant to the Company’s agreements with Bitmain and SuperAcme, the Company is responsible for all logistics costs related to transportation, packaging for transportation and insurance related to the delivery of the miners.

***	As of December 31, 2021, there were no mutually executed order confirmations and as such, the Company had no binding commitments to acquire miners from Bitfury Top HoldCo.
NOTE 7. SECURITY DEPOSITS
Security deposits as of December 31, 2021 are shown in the table below. No security deposits had been paid as of January 31, 2021.

December 31, 2021
Luminant Purchase and Sale Agreement collateral (see Note 9)	$3,063,020
Luminant Power Purchase Agreement Independent Collateral Amount (see Note 9)	6,276,902
Office lease security deposit	922,384
Other deposits	90,000

Total security deposits	$10,352,306

CIPHER MINING INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8. RELATED PARTY TRANSACTIONS
Master Services and Supply Agreement
In connection with the Business Combination, Bitfury Top HoldCo and Cipher entered into the Master Services and Supply Agreement on August 26, 2021. The initial term of the agreement is 84 months, with automatic
12-month
renewals thereafter (unless either party provides sufficient notice of non-renewal).
Pursuant to this agreement, Cipher can request and Bitfury Top HoldCo is required to use commercially reasonable efforts to provide, or procure the provision of, certain equipment and/or services, such as construction, engineering and operations, in each case as may be required to launch and maintain Cipher’s mining centers in the United States. The Master Services and Supply Agreement is not exclusive to Bitfury Top HoldCo or any of its affiliates, and Cipher may retain any other parties to manufacture and deliver any equipment or perform any of the services required. Cipher is not obligated to order any equipment or services from the Bitfury Group under the Master Services and Supply Agreement.
In addition to the Master Services and Supply Agreement, Cipher and Bitfury Holding also entered into a fee side letter, which sets out the basic pricing framework applicable under the Master Services and Supply Agreement for any services. Under the side letter, monthly fees for any potential future services, if any, would be determined by reference to two groups of services, which may be provided under the Master Services and Supply Agreement: (i) Bitfury Top HoldCo’s “onsite” services fee would be calculated on a straight cost +5% basis (plus applicable duties and taxes); and (ii) Bitfury Top HoldCo’s “remote services” would be calculated on a ratchet basis applying a management fee of $1000/MW up to 445MW (capped at $200,000/month) and $450USD/MW above 445MW (plus applicable duties and taxes).
Purchase commitments and deposits on equipment
As discussed above in Note 6, the Company entered into agreements with Bitfury Top HoldCo providing the Company an option to purchase mining rigs and with Bitfury USA Inc., a subsidiary of Bitfury Top HoldCo, for BBACs. Such agreements are pursuant to the Master Services and Supply Agreement. As of December 31, 2021, the Company had paid $10.0 million and $5.1 million to Bitfury Top HoldCo and Bitfury USA Inc., respectively, pursuant to these agreements, which were recorded to deposits on equipment on the Company’s consolidated balance sheet.
In addition, Bitfury Top HoldCo made payments on the Company’s behalf totaling approximately $2.4 million during the eleven months ended December 31, 2021 for deposits on equipment and/or construction-in-progress.
The Company reimbursed Bitfury Top HoldCo for these amounts plus a 7% service fee upon completion of the Business Combination and, as a result, recorded the amounts reimbursed to Bitfury (including the service fee) as follows: approximately $2.5 million is included in deposits on equipment and approximately $0.1 million in included in construction-in-progress
on the Company’s consolidated balance sheet as of December 31, 2021.
Accounts payable, related party
The chief executive officer (“CEO”) and chief financial officer of the Company purchased several computers and funded other operating expenses of the Company and were subsequently reimbursed by an affiliate of Bitfury Top HoldCo. Additionally, the affiliate of Bitfury Top HoldCo also paid a consulting fee to the Company’s CEO for several months prior to the CEO being hired on a full-time basis by the Company. These amounts totaled $47,475 and were recorded as a related party accounts payable line item on the Company’s balance sheets until they were reclassified to the related party loan on August 26, 2021(see further discussion below).

CIPHER MINING INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Related party loan
The Company entered into a loan agreement with an affiliate of Bitfury Top HoldCo (the “Lender”) for an initial amount of $0.1 million on February 8, 2021. The interest rate under the loan was initially set at 0.3% and the Lender approved multiple increases to the outstanding loan balance, as well as paid vendors directly on behalf of the Company. On August 26, 2021, the loan agreement was amended by the parties to amend the interest rate per annum to 2.5%, to revise the maturity date to August 31, 2021, and to update the total amount disbursed under the loan to approximately $7.0 million, which included the reclassified accounts payable related party balance of $47,475. The $7.0 million outstanding loan balance was repaid by the Company at the Closing on August 27, 2021 by offsetting it against the $60.0 million of cash due under the Bitfury Private Placement. The Company recognized $26,823 of interest expense on its consolidated statement of operations during the eleven months ended December 31, 2021, which represents all interest due to the Lender under this loan agreement at the revised interest rate of 2.5%.
Subscription receivable
On January 7, 2021, the Company received a letter for a subscription for 500 shares (200,000,000 shares converted at the Exchange Ratio) of its Common Stock from Bitfury Top HoldCo in exchange for a future payment of $5, which was recorded as a subscription receivable on the balance sheet as of January 31, 2021. The Company received payment for the subscribed shares on February 24, 2021.
NOTE 9. COMMITMENTS AND CONTINGENCIES
Litigation
The Company is not a party to any material legal proceedings and is not aware of any pending or threatened claims. From time to time, the Company may be subject to various legal proceedings and claims that arise in the ordinary course of its business activities.
Commitments
In the normal course of business, the Company enters into contracts that contain a variety of indemnifications with its employees, licensors, suppliers and service providers. The Company’s maximum exposure under these arrangements, if any, is unknown as of December 31, 2021. The Company does not anticipate recognizing any significant losses relating to these arrangements.
Power and hosting arrangements
The Company is party to several power and hosting arrangements as described below.
Luminant power arrangement
On June 23, 2021, the Company entered into a power purchase agreement, which was subsequently amended and restated on July 9, 2021 and further amended on February 28, 2022, with Luminant for the supply of electric power to one of our planned sites in Texas for a term of five years with a subsequent automatic annual renewal provision (as amended, the “Luminant Power Agreement”).
The Luminant Lease Agreement leases the Company a plot of land where the planned data center, ancillary infrastructure and electrical system (the “Interconnection Electrical Facilities” or “substation”) will be set up for the Texas site. The Company also entered into the Purchase and Sale Agreement dated June 28, 2021, with amendment and restatement on July 9, 2021 (as amended and restated the “Luminant Purchase and Sale

CIPHER MINING INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Agreement””) with another Luminant affiliate. The Company entered into the Luminant Lease Agreement and the Luminant Purchase and Sale Agreement to build the infrastructure necessary to support its planned operations. The Company determined that the Luminant Lease Agreement and the Luminant Purchase and Sale Agreement should be combined for accounting purposes under the new lease guidance (collectively, the “Combined Luminant Lease Agreement”) and that amounts exchanged under the combined contract should be allocated to the various components of the overall transaction based on relative fair values.
Under the Luminant Power Agreement, the Company is required to provide Luminant with collateral of approximately $12.6 million (the “Independent Collateral Amount”). Half, or approximately $6.3 million, of the Independent Collateral Amount was paid to Luminant on September 1, 2021 and is recorded in security deposits on the consolidated balance sheet as of December 31, 2021, as the Company received notice that Luminant had commenced construction of the Interconnection Electrical Facilities. The other half will be due 15 days prior to the date on which the Interconnection Electrical Facilities are completed and made operational. The Independent Collateral Amount will remain in place throughout the term of the Luminant Power Agreement. Details of the construction of the Interconnection Electrical Facilities, including collateral arrangements that are in addition to the Independent Collateral Amount, are set out in the Luminant Purchase and Sale Agreement. Under the Luminant Purchase and Sale Agreement, the Company provided approximately $3.1 million as collateral separate from the Independent Collateral Amount, which is recorded in security deposits on the consolidated balance sheet as of December 31, 2021.
The Combined Luminant Lease Agreement is effective from the date of the Company’s notification of the Effective Date of the Business Combination, which was August 27, 2021, and shall continue for five years following completion of the substation, subject to renewal provisions aligned with the Luminant Power Agreement. Financing for use of the land and substation is provided by Luminant affiliates, with monthly installments of principal and interest due over a five-year period starting upon transfer of legal title of the substation to the Company (estimated total undiscounted principal payments of $13.1 million). At the end of the lease term for the Interconnection Electrical Facilities, the substation will be sold back to Luminant’s affiliate, Vistra Operations Company, LLC at a price to be determined based upon bids obtained in the secondary market.
Standard Power hosting agreement
Under the Standard Power Hosting Agreement entered into on February 3, 2021 by the Company and 500 N 4th Street LLC, doing business as Standard Power (“Standard Power”), the Company agrees to provide Standard Power with Bitcoin miners with a specified energy utilization capacity necessary to generate computational power at three Ohio facilities (the “Miners”). Standard Power, in turn, is obligated to (i) host the Miners in specialized containers and provide the electrical power and transmission and connection equipment necessary for the mining and (ii) host, operate and manage the Miners there, in each case in accordance with the terms and conditions of the Standard Power Hosting Agreement.
The Standard Power Hosting Agreement provides that Standard Power shall provide an electric power infrastructure, including containers, necessary to operate Miners with a specified energy utilization capacity at facility 1 in Ohio in accordance with the specifications and power availability date set out in the availability schedule.
Thereafter, Standard Power shall provide the hosting capacity, housing and equipment for Miners with the specified energy utilization capacities that will be delivered to the facilities in accordance with the availability schedule, as may be amended and supplemented. Standard Power also undertakes to be responsible for the proper installation and the costs of work for hosting the Miners in the specialized containers in each facility and for the proper care and maintenance of the Miners, the facilities and the containers in which the Miners are installed.

CIPHER MINING INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Under the Standard Power Hosting Agreement, the Company is obligated to pay a hosting fee and an operational service fee. The Company’s payment obligations under the Standard Power Hosting Agreement become effective on a pro rata basis according to the number of Miners in operation in accordance with the terms of this agreement. The Standard Power Hosting Agreement provides for a term of five years with automatic five-year renewal provisions. The associated fees paid under the Standard Power Hosting Agreement will be expensed as services are received.
WindHQ power arrangement and joint venture
On June 10, 2021, the Company and WindHQ, LLC (“WindHQ”) signed a binding definitive framework agreement with respect to the construction, buildout, deployment and operation of one or more data centers (“Data Centers”) in the United States (the “WindHQ Joint Venture Agreement”).
The WindHQ Joint Venture Agreement provides that the parties shall collaborate to fund the construction and buildout of certain specified Data Centers at locations already identified by the parties (“Initial Data Centers”). Each Initial Data Center will be owned by a separate limited liability company (each, an “Initial Data Center LLC”), and WindHQ and the Company will each own 51% and 49%, respectively, of the initial membership interests of each Initial Data Center LLC.
The WindHQ Joint Venture Agreement includes a development schedule for additional electrical power capacity through the joint identification, procurement, development and operation of additional Data Centers (“Future Data Centers”). Each Future Data Center will be owned by a separate limited liability company (each, a “Future Data Center LLC”, and collectively with the Initial Data Center LLCs, the “Data Center LLCs”), and the Company and WindHQ, or respective affiliates of the Company or WindHQ, shall become a member of each Data Center LLC by entering into a limited liability company agreement for each such Data Center LLC (“LLC Agreement”). WindHQ will own at least 51% of the initial membership interests of each Data Center LLC and the Company will own a maximum of 49% of the initial membership interests of each Data Center LLC. Furthermore, under the WindHQ Joint Venture Agreement, WindHQ is required to procure energy for Future Data Centers at the most favorable pricing then available. Similarly, the Company is required to procure the applicable equipment needed for the Future Data Centers at the most favorable pricing then available.
Under the WindHQ Joint Venture Agreement, WindHQ agrees to provide a series of services to each of the Data Centers, including but not limited to: (i) the design and engineering of each of the Data Centers; (ii) the procurement of energy equipment and other related services such as logistics for each of the Data Centers; and (iii) the construction work for each of the Data Centers. Furthermore, the Company is required to support and monitor (remotely) the operations of the hardware at each Data Center (particularly the mining servers) as required under the WindHQ Joint Venture Agreement.
A development fee equal to 2% of capital expenditures in respect of the initial development of each Data Center shall be paid 50% to WindHQ and 50% to the Company. Furthermore, a fee equal to 2% of the gross revenues of each of the Data Centers will be payable monthly based on the immediately prior month gross revenue of such Data Center, 50% to WindHQ and 50% to the Company.
For each Data Center, WindHQ and the Company will cooperate to prepare a financial model incorporating the relevant economic factors of such Data Center, and both WindHQ and the Company will provide the initial funding required for each Data Center on a pro rata basis in accordance with the parties’ respective ownership interests in the applicable Data Center LLC.

CIPHER MINING INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In the absence of any material breaches by either party, the WindHQ Joint Venture Agreement may only be terminated by mutual written consent of both parties.
On January 28, 2022, in connection with the WindHQ Joint Venture Agreement, Cipher Mining Technologies and Alborz Interests DC LLC (a subsidiary of WindHQ), as members, entered into the Amended and Restated Limited Liability Company Agreement of Alborz LLC (the “Alborz LLC Agreement”). The Alborz LLC Agreement delineates the rights and obligations of the members related to the construction, operation and management of the Alborz facility located in Texas.
Currently, it is not anticipated by management of the Company that the Company’s investment in any of the individual Data Center LLCs will meet the definition of a variable interest entity in accordance with ASC 810, “Consolidation” and the Company will not have a controlling voting interest in any of the Data Center LLCs. Based upon the Company’s expectation that they will have significant influence over the operations and major decisions of the Data Center LLCs, the Company’s 49% ownership in each individual Data Center LLC will be separately accounted for under the equity method of accounting, as the Company does not expect to exercise control over the Data Center LLCs.
NOTE 10. STOCKHOLDERS’ EQUITY (DEFICIT)
As of December 31, 2021, 510,000,000 shares with a par value of $0.001 per share are authorized, of which, 500,000,000 shares are designated as Common Stock and 10,000,000 shares are designated as Preferred Stock.
Common Stock
Holders of each share of Common Stock are entitled to dividends when, as and if declared by the Board. As of December 31, 2021, the Company had not declared any dividends. The holder of each share of Common Stock is entitled to one vote. The voting, dividend, liquidation and other rights and powers of the Common Stock are subject to and qualified by the rights, powers and preferences of any outstanding series of Preferred Stock.
Cipher Mining Technologies
As of January 31, 2021, 5,000 common shares of Cipher Mining Technologies were authorized with a par value of $0.001 per share, and 500 units were subscribed, which were issued subsequent to January 31, 2021, as discussed above in Note 8. In connection with the Business Combination, the 500 common shares of Cipher Mining Technologies were converted into 200,000,000 shares of the Company’s Common Stock.
NOTE 11. WARRANTS
The Company assumed the Public and Private Placement Warrants, as mentioned above in Note 2, upon consummation of the Business Combination. The Public and Private Placement Warrants entitle the holder to purchase one share of Common Stock at an exercise price of $11.50 per share, subject to adjustment. There were 8,500,000 Public Warrants and 114,000 Private Placement Warrants outstanding both as of the Closing Date of the Business Combination and as of December 31, 2021. The exercise price and number of shares of Common Stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or the Company’s recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of Common Stock at a price below their respective exercise prices. Additionally, in no event will the Company be required to net cash settle the warrants.

CIPHER MINING INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Public Warrants
The Public Warrants are exercisable at any time commencing on October 19, 2021, provided in each case that the Company has an effective registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants and a current prospectus relating to such shares of Common Stock is available (or the Company permits holders to exercise their Public Warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares of Common Stock are registered, qualified or exempt from registration under the securities or blue sky laws of the state of residence of the holder. The Public Warrants will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.
Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described below with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder;

•
if, and only if, the closing price of the Company’s Common Stock equals or exceeds $18.00 per share (as adjusted for share splits, stock capitalizations, reorganizations, recapitalizations and the like), for any 20 trading days within a
30-trading
day period ending three trading days before the Company sends notice of redemption to warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.
Private Placement Warrants
The Private Placement Warrants have terms and provisions that are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Common Stock issuable upon the exercise of the Private Placement Warrants did not become transferable, assignable or salable until September 27, 2021, subject to certain limited exceptions. Additionally, the Private Placement Warrants are exercisable for cash or on a cashless basis, at the holder’s option, and are non-redeemable
so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants are redeemable by the Company and exercisable by the holders on the same basis as the Public Warrants.
NOTE 12. SHARE-BASED COMPENSATION
Upon Closing of the Business Combination, the Board approved the Cipher Mining Inc. 2021 Incentive Award Plan (the “Incentive Award Plan”). The Incentive Award Plan provides for the grant of stock options, including incentive stock options and nonqualified stock options, stock appreciation rights, RSUs and other stock or cash-based awards to employees, consultants and directors. Upon vesting of an award, we may either issue new shares or reissue treasury shares.
Initially, up to 19,869,312 shares of Common Stock are available for issuance under awards granted pursuant to the Incentive Award Plan. In addition, the number of shares of Common Stock available for issuance under the Incentive Equity Plan will be increased on January 1 of each calendar year beginning in 2022 and ending in 2031 by an amount equal to the lesser of (a) three percent (3%) of the total number of shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares determined by the Board.

CIPHER MINING INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On November 10, 2021, the Board approved grants of RSUs under the Incentive Award Plan to the Company’s Chief Executive Officer (“CEO”), to the Company’s Chief Financial Officer (“CFO”), as well as to several other executives, consultants and directors, which grants were effective November 17, 2021. The RSUs awarded to the directors and a grant of 5,676,946 RSUs made to the CEO were fully vested upon grant on November 17, 2021. Additionally, the CEO received an additional grant of 7,096,183 RSUs, 2,838,473 of which are Service-Based RSUs and 4,257,710 of which are Performance-Based RSUs. The Board approved additional grants of RSUs for several new employees on December 7, 2021. The CFO, other executives, employees and consultants received Service-Based RSUs. The material terms of the RSU grants are described below. There were no awards granted during the period from January 7, 2021 (inception) through January 31, 2021. As of December 31, 2021, 3,062,798 shares of Common Stock were available for issuance under the Incentive Award Plan.
During the eleven months ended December 31, 2021, the Company recognized total share-based compensation for the following categories of awards:

Service-Based RSUs	$62,094,704
Performance-Based RSUs	1,670,769

Total share-based compensation expense	$63,765,473

Service-Based RSUs
A summary of the Company’s unvested Service-Based RSU activity for the eleven months ended December 31, 2021 is shown below:

	Number of Shares	Weighted Average Grant Date Fair Value
Unvested at February 1, 2021	—	$—
Granted	12,548,804	8.09
Vested	(5,750,566)	8.15

Unvested at December 31, 2021	6,798,238	$8.04

There was approximately $39.4 million of unrecognized compensation expense related to unvested Service-Based RSUs, which is expected to be recognized over a weighted-average vesting period of approximately 1.6 years.
If not fully-vested upon grant, Service-Based RSUs awarded generally vest in equal installments on the first four anniversaries of the vesting commencement date as determined by the Board, which will generally coincide with the timing when the employee or consultant began to provide services to the Company, and which may precede the grant date. Vesting is subject to the award recipient’s continuous service on the applicable vesting date; provided, that if the award recipient’s employment is terminated by the Company without “cause”, by award recipient for “good reason” (if applicable, as such term or similar term may be defined in any employment, consulting or similar service agreement between award recipient and the Company) or due to award recipient’s death or permanent disability, all unvested Service-Based RSUs will vest in full. In addition, in the event of a change in control, any unvested Service-Based RSUs will vest subject to the award recipient’s continuous service to the Company through such change in control. In addition, if the $10 billion market capitalization milestone (described further below) is achieved and the CEO remains in continuous service through such achievement, any then-unvested Service-Based RSUs awarded to the CEO will also vest.

CIPHER MINING INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Performance-Based RSUs
A summary of the Company’s unvested Performance-Based RSU activity for the eleven months ended December 31, 2021 is shown below:

	Number of Shares	Weighted Average Grant Date Fair Value
Unvested at February 1, 2021	—	$—
Granted	4,257,710	7.76

Unvested at December 31, 2021	4,257,710	$7.76

There was approximately $31.4 million of unrecognized compensation expense related to unvested Performance-Based RSUs, which is expected to be recognized over a weighted-average derived service period of approximately 2.4 years.
One-third
of the Performance-Based RSUs will vest upon the Company achieving a market capitalization equal to or exceeding $5 billion, $7.5 billion and $10 billion, in each case over a
30-day
lookback period and subject to the CEO’s continuous service through the end of the applicable
30-day
period. In the event of a change in control and CEO’s continuous service through such change in control, the per share price (plus the per share value of any other consideration) received by the Company’s stockholders in such change in control will be used to determine whether any of the market capitalization milestones are achieved (without regard to the
30-day
lookback period). Any Performance-Based RSUs
that
do not vest prior to the CEO’s termination of service or, if earlier, in connection with a change in control will be forfeited for no consideration.
NOTE 13. INCOME TAXES
No provision for federal income taxes has been recorded for the eleven months ended December 31, 2021 or for the period from
January 7, 2021 (inception) through January 31, 2021. Current income taxes are based upon the current period’s income taxable for federal and state tax reporting purposes. Deferred income taxes (benefits) are provided for certain income and expenses, which are recognized in different periods for tax and financial reporting purposes. Deferred tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the period in which the differences are expected to affect taxable income, and net operating loss (“NOL”) carryforwards.
A reconciliation of the expected tax computed at the U.S. statutory federal income tax rate to the total benefit for income taxes is shown below:

	Eleven Months Ended December 31, 2021	For the period January 7, 2021 (inception) through January 31, 2021
Income tax benefit at federal statutory rate	21.0%	21.0%
State taxes, net of federal benefit	1.0%	5.1%
162m limitations	(13.4)%	0.0%
Stock compensation	(3.3)%	0.0%
Change in valuation allowance	(5.3)%	(26.1)%

Income tax provision (benefit)	0.0%	0.0%

CIPHER MINING INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Significant components of the Company’s deferred tax assets and liabilities were as follows:

	December 31, 2021	January 31, 2021
Deferred tax assets:
Net operating loss carryforwards	$6,711,946	$434
Share-based compensation	1,457,280	—
Accruals and other temporary differences	67,294	836

Gross deferred tax assets	8,236,520	1,270
Property and equipment, net	(574)	(361)
Valuation allowance	(8,235,946)	(909)

Net deferred tax assets	$—	$—

As required by ASC 740, management of the Company has evaluated the evidence bearing upon the realizability of its deferred tax assets. Based on the weight of available evidence, both positive and negative, management has determined that it is more likely than not that the Company will not realize the benefits of these assets. Accordingly, the Company recorded a valuation allowance of $8.2 million at December 31, 2021. The valuation allowance increased by $8.2 million during the eleven months ended December 31, 2021, primarily as a result of the increase in NOL carryforwards generated in the current period.
As of December 31, 2021, the Company had Federal and State NOL carryforwards of approximately $29.8 million and $8.8 million, respectively. The Federal NOL carryforwards do not expire, but the State NOL carryforwards expire if not utilized prior to 2041.
Utilization of the U.S. federal and state NOL carryforwards may be subject to a substantial annual limitation under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, and corresponding provisions of state law, due to ownership changes that have occurred previously or that could occur in the future. These ownership changes may limit the amount of NOL carryforwards that can be utilized annually to offset future taxable income and tax liabilities, respectively. The Company has not completed a study to assess whether a change of ownership has occurred, or whether there have been multiple ownership changes since its formation, due to the significant cost and complexity associated with such a study. Any limitation may result in expiration of a portion of the NOL carryforwards before utilization. Further, until a study is completed by the Company and any limitation is known, no amounts are being presented as an uncertain tax position.
NOTE 14. NET LOSS PER SHARE
Basic net loss per share is computed by dividing net loss allocable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted net loss per common share adjusts net loss and net loss per common share for the effect of all potentially dilutive shares of the Company’s Common Stock. Basic net loss per common share is the same as dilutive net loss per common share for the eleven months ended December 31, 2021 and for the period from January 7, 2021 (inception) through January 31, 2021, as the inclusion of all potential common shares would have been antidilutive. Potential common shares consist of public and private warrants to purchase Common Stock (using the treasury stock method) that were sold by GWAC in its initial public offering or concurrent with its initial public offering, respectively, and assumed by the Company as of the Effective Date of the Business Combination, as well as unvested RSUs and PSUs.

CIPHER MINING INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents the securities that are excluded from the computation of diluted net loss per common share as of December 31, 2021, because including them would have been antidilutive. There were no potentially dilutive securities as of January 31, 2021.

December 31, 2021
Public Warrants	8,500,000
Private Placement Warrants	114,000
Unvested RSUs	11,055,948

19,669,948

NOTE 15. SUBSEQUENT EVENTS
In addition to the subsequent events noted above in Note 9, the following items also occurred subsequent to December 31, 2021:
On January 1, 2022, 1,554,064 of the Company’s outstanding Service-Based RSUs awarded to employees and consultants vested and 659,231 of those shares were repurchased by the Company for tax withholdings owed by the employees. The repurchased shares were recognized in treasury stock on the consolidated balance sheet following the repurchase.
In January 2022 and February 2022, the Company made payments totaling approximately $22.3 million to Bitmain and $18.5 million to SuperAcme for miners, as well as payments totaling approximately $18.0 million to Bitfury USA Inc. for other mining-related equipment. These payments were related to purchase commitments disclosed above in Note 6 and increased the Company’s deposits on equipment on the consolidated balance sheet subsequent to year end.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.
The following is an estimate of the expenses that Cipher Mining Inc. (the “Registrant”) may incur in connection with the issuance and distribution of the securities being registered hereby (all of which are to be paid by the Registrant).

SEC registration fee	$17,248.03
Legal fees and expenses	*
Accounting fees and expenses	*
Financial printing and miscellaneous expenses	*
Total	*

*
Except for the SEC registration fee, estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this Registration Statement on Form
S-1.
To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities under the registration statement.

Item 14.	Indemnification of Directors and Officers.
Section 145 of the DGCL, authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
As permitted by the DGCL, the Certificate of Incorporation contains provisions that eliminate the personal liability of directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following (i) any breach of a director’s duty of loyalty to Cipher or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (regarding unlawful dividends and stock purchases); or (iv) any transaction from which the director derived an improper personal benefit. As permitted by the DGCL, the Bylaws provide that: (i) Cipher is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions; (ii) Cipher may indemnify its other employees and agents as set forth in the DGCL; (iii) Cipher is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and (iv) the rights conferred in the Bylaws are not exclusive.
Cipher has entered into indemnification agreements with each director and executive officer to provide these individuals additional contractual assurances regarding the scope of the indemnification set forth in the Certificate of Incorporation and Bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of Cipher for which indemnification is sought. The indemnification provisions in the Certificate of Incorporation, Bylaws, and the indemnification agreements entered into or to be entered into between Cipher and each of its directors and executive officers may be sufficiently broad to permit indemnification of Cipher’s directors and executive officers for liabilities arising under the Securities Act. Cipher currently carries liability insurance for its directors and officers.
Cipher has directors’ and officers’ liability insurance for securities matters.

Item 15.	Recent Sales of Unregistered Securities.
Since January 1, 2019, the Registrant has issued and sold the following unregistered securities:

•
In July 2020, the Registrant issued 4,312,500 shares of common stock (the “Founder Shares”) to
I-B
Good Works LLC (“Sponsor”) and the Registrant’s officers and directors for an aggregate purchase price of $25,000. Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. In August 2020, certain of the Registrant’s initial stockholders forfeited 1,355,000 Founder Shares and the Anchor Investors purchased 1,355,000 Founder Shares for an aggregate purchase price of approximately $7,855, or approximately $0.006 per share. In October 2020, Sponsor forfeited an aggregate of 562,500 founder shares for no consideration, and GW Sponsor 2, LLC, purchased from the Registrant 562,500 shares for a purchase price of $163,125. In connection with the cancellation of the remainder of the over-allotment option from the Registrant’s initial public offering, the Registrant cancelled an aggregate of 62,500 shares of common stock issued to Sponsor.

•
On October 22, 2020, the Registrant consummated the private placement of 228,000 units at a price of $10.00 per unit, generating total proceeds of $2,280,000. Each unit consisted of one share of GWAC common stock and one-half
of one warrant to purchase one share of GWAC common stock. Transaction costs amounted to $870,120 consisting of $450,000 in underwriting discounts and commissions and $420,120 for other costs and expenses. Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

•
On August 27, 2021, the Registrant issued an aggregate of 32,235,000 shares of common stock to certain investors concurrently with the closing of the Registrant’s Business Combination at $10.00 per share for an aggregate purchase price of $322,350,000. The shares of common stock were not registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Each of the investors represented that it was a “qualified institutional buyer” as defined Rule 144A under the Securities Act or an institutional “accredited investor” within the mean of Rule 501(a) under the Securities Act and that it was not acquiring such shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, and appropriate legends were affixed to the certificates representing such shares (or reflected in restricted book entry with the Registrant’s transfer agent).

•
On August 27, 2021, the Registrant issued an aggregate of 6,000,000 shares of common stock to Bitfury Holding B.V., a subsidiary of Bitfury Top HoldCo B.V., concurrently with the closing of the Registrant’s Business Combination at $10.00 per share for an aggregate purchase price of $60,000,000. The shares of common stock were not registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The investor represented that it was a “qualified institutional buyer” as defined Rule 144A under the Securities Act or an institutional “accredited investor” within the mean of Rule 501(a) under the Securities Act and that it was not acquiring such shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, and appropriate legends were affixed to the certificates representing such shares (or reflected in restricted book entry with the Registrant’s transfer agent).

Item 16.	Exhibits and Financial Statement Schedules.
The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

		Incorporated by Reference
Exhibit Number	Description	Form	Exhibit		Filing Date

2.1*	Agreement and Plan of Merger, dated as of March 4, 2021, by and among Good Works Acquisition Corp., Currency Merger Sub, Inc. and Cipher Mining Technologies Inc.	8-K	2.1		3/5/2021

3.1	Second Amended and Restated Certificate of Incorporation of Cipher Mining Inc.	8-K	3.1		8/31/2021

3.2	Amended and Restated Bylaws of Cipher Mining Inc.	8-K	3.2		8/31/2021

4.1	Specimen Warrant Certificate of Good Works Acquisition Corp.	8-K	4.1		10/28/2021

4.2	Warrant Agreement, dated as of October 19, 2020, by and between Continental Stock Transfer & Trust Company and Good Works Acquisition Corp.	8-K	4.1		10/28/2021

4.3	Description of Capital Stock	10-K	4.3		3/4/2022

5.1	Opinion of Latham & Watkins LLP as to the validity of the securities being registered	S-1	5.1		1/21/2022

10.1	Master Services and Supply Agreement, by and among Bitfury Top HoldCo B.V. and Cipher Mining Technologies Inc. dated August 26, 2021	8-K	10.1		8/31/2021

10.2	Amended and Restated Registration Rights Agreement among Good Works Acquisition Corp., Good Works Acquisition Corp.’ directors, Bitfury Top HoldCo and others, dated August 26, 2021	8-K	10.2		8/31/2021

10.3	Company Lock-Up Agreement by and among Bitfury Top HoldCo B.V. and Good Works Acquisition Corp.	8-K	10.3		8/31/2021

10.4	Sponsor Lock-Up Agreement by and among I-B Goodworks LLC and Good Works Acquisition Corp.	8-K	10.4		8/31/2021

10.5	Form of Indemnification and Advancement Agreement for Cipher Mining Inc.	S-4/A	10.16		6/14/2021

10.6	Form of Indemnification and Advancement Agreement for Cipher Mining Technologies Inc.	S-4/A	10.17		6/14/2021

10.7	Amended and Restated Bitfury Subscription Agreement	8-K	10.7		8/31/2021

10.8+	Cipher Mining Incentive Award Plan	8-K	10.8		8/31/2021

10.8(a)+	Form of Cipher Mining Inc. Restricted Stock Grant Notice and Restricted Stock Agreement under Incentive Award Plan	8-K	10.8	(a)	8/31/2021

10.8(b)+	Form of Cipher Mining Inc. Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under Incentive Award Plan	8-K	10.8	(b)	8/31/2021

10.8(c)+	Form of Cipher Mining Inc. Stock Option Grant Notice and Stock Option Agreement under Incentive Award Plan	8-K	10.8	(c)	8/31/2021

10.9	Form of PIPE Subscription Agreement by and between Good Works Acquisition Corp. and the undersigned subscriber party thereto	8-K	10.1		3/5/2021

		Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Filing Date

10.10++	Power Purchase Agreement, dated June 23, 2021, by and between Luminant ET Services Company LLC and Cipher Mining Technologies Inc.	S-4/A	10.22	7/09/2021

10.11	First Amendment to the Power Purchase Agreement, dated July 9, 2021, by and between Luminant ET Services Company LLC and Cipher Mining Technologies Inc.	S-4/A	10.23	7/09/2021

10.12++	Lease Agreement, dated June 29, 2021, by and between an affiliate of Luminant and Cipher Mining Technologies Inc.	S-4/A	10.24	7/09/2021

10.13++	First Amendment to the Lease Agreement, dated July 9, 2021, by and between an affiliate of Luminant and Cipher Mining Technologies Inc.	S-4/A	10.25	7/09/2021

10.14++	Purchase and Sale Agreement, dated June 28, 2021, by and between Vistra Operations Company LLC and Cipher Mining Technologies Inc.	S-4/A	10.26	7/09/2021

10.15	First Amendment to the Purchase and Sale Agreement, dated July 9, 2021, by and between Vistra Operations Company LLC and Cipher Mining Technologies Inc.	S-4/A	10.27	7/09/2021

10.16++	Hosting Agreement dated April 1, 2021, as amended and restated in its entirety on May 12, 2021, by and between Cipher Mining Technologies Inc. and 500 N 4th Street LLC	S-4/A	10.20	5/14/2021

10.17++	Framework Agreement, dated June 10, 2021, by and between WindHQ LLC and Cipher Mining Technologies Inc.	S-4/A	10.24	6/14/2021

10.18	Fee Side Letter to the Master Services and Supply Agreement by and among Bitfury Top Holdco B.V. and Cipher Mining Technologies Inc.	S-4/A	10.25	6/14/2021

10.19++	Non-Fixed Price Sales and Purchase Agreement, dated August 20, 2021	8-K	10.1	9/2/2021

10.20++	Supplemental Agreement to Non-Fixed Price Sales and Purchase Agreement, dated August 30, 2021	8-K	10.2	9/2/2021

10.21++	Framework Agreement on Supply of Blockchain Servers, dated September 2, 2021	8-K/A	10.1	9/10/2021

10.22+	Employment Agreement, dated as of May 11, 2021, by and between Tyler Page and Cipher Mining Technologies Inc.	S-4	10.23	5/14/2021

10.23+	Employment Agreement, dated as of May 11, 2021, by and between Edward Farrell and Cipher Mining Technologies Inc.	S-4	10.24	5/14/2021

10.24+	Employment Agreement, dated as of May 11, 2021, by and between William Iwaschuk and Cipher Mining Technologies Inc.	S-4	10.25	5/14/2021

10.25	Employment Agreement, dated as of May 11, 2021, by and between Patrick Kelly and Cipher Mining Technologies Inc.	S-4	10.26	5/14/2021

10.26	Purchase Order No. 21-041, dated December 29, 2021	8-K	10.1	1/4/2022

10.27+	Non-Employee Director Compensation Policy	S-1	10.35	1/21/2022

10.28	Form of LLC Agreement	10-K	10.34	3/4/2022

		Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Filing Date

10.29	Second Amendment to the Power Purchase Agreement, dated February 28, 2022, by and between Luminant ET Services Company LLC and Cipher Mining Technologies Inc.	10-K	10.35	3/4/2022

10.30	Pre-Order Purchase Order No. CFR-001, dated October 11, 2021	8-K	10.1	10/13/2021

10.31	Waiver Agreement, dated as of April 8, 2022, by and between Cipher Mining Inc., Cipher Mining Technologies Inc. with respect to certain sections and Bitfury Top HoldCo	8-K	99.1	4/12/2022

10.32	Board Observer Agreement, dated as of April 8, 2022, by and between Cipher Mining Inc., Bitfury Holding and Bitfury Top HoldCo	8-K	99.2	4/12/2022

21.1	List of Subsidiaries of Cipher Mining Inc.	10-K	21.1	3/4/2022

23.1	Consent of Marcum LLP, Independent Registered Public Accounting Firm for Cipher Mining Inc.

23.2	Consent of Latham & Watkins LLP (included as part of Exhibit 5.1)	S-1	23.3	1/21/2022

24.1	Power of Attorney (included on signature page of this registration statement)	S-1	24.1	1/21/2022

101.INS	Inline XBRL Instance Document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). Cipher agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.
+	Indicates a management contract or compensatory plan.
++
Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both
(i) non-material
and (ii) would be competitively harmful if publicly disclosed.

Item 17.	Undertakings.
The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form
S-1
and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)
that, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)
that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(d)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement on Form
S-1
to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the April 21, 2022.

CIPHER MINING INC.

By:	/s/ Tyler Page
Name: Tyler Page
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tyler Page Tyler Page	Director, Chief Executive Officer (Principal Executive Officer)	April 21, 2022

/s/ Edward Farrell Edward Farrell	Chief Financial Officer (Principal Accounting and Financial Officer)	April 21, 2022

* Caitlin Long	Director	April 21, 2022

* Holly Morrow Evans	Director	April 21, 2022

* Robert Dykes	Director	April 21, 2022

* James Newsome	Director	April 21, 2022

* Cary Grossman	Director	April 21, 2022

* Wesley Williams	Director	April 21, 2022

*	Pursuant to power of attorney

By:	/s/ Edward Farrell
Edward Farrell
As Attorney-in-Fact